   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1998



                                                      REGISTRATION NO.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        DEAN WITTER SPECTRUM SELECT L.P.


          (Exact name of registrant as specified in charter document)

       DELAWARE                     6793                     13-3619290
(State of Organization  (Primary Standard Industrial      (I.R.S. Employer
      of Issuer)         Classification Code Number)   Identification Number)

                            ------------------------

                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark J. Hawley
                         DEMETER MANAGEMENT CORPORATION
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                Edwin L. Lyon, Esq.                                Michael T. Gregg, Esq.
           Cadwalader, Wickersham & Taft                          Dean Witter Reynolds Inc.
          1333 New Hampshire Avenue, N.W.                    Two World Trade Center, 65th Floor
              Washington, D.C. 20036                              New York, New York 10048
                  (202) 862-2200                                       (212) 392-5530

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



    Pursuant to rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-47829 previously filed by Registrant. This Registration Statement, which relates to 628,087.192 Units of Limited Partnership Interest of Dean Witter Spectrum Select L.P., as of October 31, 1998, constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-47829.



                        CALCULATION OF REGISTRATION FEE



                                                                                PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED        BE REGISTERED(1)      PER UNIT(2)           PRICE(2)             FEE(2)
Units of Limited Partnership Interest   5,000,000 Units          $23.52           $117,600,000         $32,692.80



(1) Approximately 628,087.192 Units of Limited Partnership Interest registered by the Registrant under Registration 333-47829 referred to above and not previously sold are carried forward in this Registration Statement pursuant to Rule 429. The applicable registration fees in connection with such unsold amounts of Units of Limited Partnership Interest were previously paid under the foregoing Registration Statement. Accordingly, the total amount of Units of Limited Partnership Interest registered under this Registration Statement as so consolidated as of the date of this filing is 5,628,087.192.



(2) Offering price and registration fee based upon the approximate Net Asset Value per Unit of the Partnership on November 30, 1998, in accordance with Rule 457(d).


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        DEAN WITTER SPECTRUM SELECT L.P.
                             CROSS REFERENCE SHEET


ITEM NO.                     REGISTRATION ITEM                                     LOCATION IN PROSPECTUS
---------  ------------------------------------------------------  ------------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus.......................  Facing Page; Front Cover Pages.
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus...........................................  Inside Front Cover Page; Table of Contents.
       3.  Summary Information, Risk Factors, and Ratio of
            Earnings to Fixed Charges............................  Summary of the Prospectus; Risk Factors; Description
                                                                    of Charges; Investment Programs, Use of Proceeds and
                                                                    Trading Policies; The General Partner; The Commodity
                                                                    Brokers.
       4.  Use of Proceeds.......................................  Investment Programs, Use of Proceeds and Trading
                                                                    Policies.
       5.  Determination of Offering Price.......................  Plan of Distribution.
       6.  Dilution..............................................  Not Applicable.
       7.  Selling Security Holders..............................  Not Applicable.
       8.  Plan of Distribution..................................  Plan of Distribution.
       9.  Description of Securities to be Registered............  The Limited Partnership Agreements.
      10.  Interests of Named Experts and Counsel................  Not Applicable.
      11.  Information with Respect to the Registrant
            (a) Description of Business..........................  Summary of the Prospectus; Risk Factors; Investment
                                                                    Programs, Use of Proceeds and Trading Policies; The
                                                                    Trading Advisors; The Futures, Options and Forwards
                                                                    Markets; The Limited Partnership Agreements.
           (b) Description of Property...........................  Not Applicable.
           (c) Legal Proceedings.................................  Certain Litigation; The Trading Advisors.
           (d) Market Price of and Dividends on the
               Registrant's Common Equity and Related Stockholder
               Matters...........................................  Risk Factors.
           (e) Financial Statements..............................  Independent Auditors' Reports.
           (f) Selected Financial Data...........................  Selected Financial Data.
           (g) Supplementary Financial Information...............  Selected Financial Data.
           (h) Management's Discussion and Analysis
               of Financial Condition and Results of
               Operations........................................  Management's Discussion and Analysis of Financial
                                                                    Condition and Results of Operations.
           (i) Changes in and Disagreements with    Accountants
            on Accounting and Financial Disclosure...............  Not Applicable.
           (j) Directors and Executive Officers..................  The General Partner.
           (k) Executive Compensation............................  Summary of the Prospectus; Conflicts of Interest;
                                                                    Fiduciary Responsibility; Description of Charges;
                                                                    Risk Factors; The Trading Advisors; The General
                                                                    Partner; The Commodity Brokers.
           (l) Security Ownership of Certain Beneficial
               Owners and Management.............................  Capitalization; The General Partner; Independent
                                                                    Auditors' Reports.
           (m) Certain Relationships and Related
               Transactions......................................  Summary of the Prospectus; Conflicts of Interest;
                                                                    Fiduciary Responsibility; Description of Charges;
                                                                    Risk Factors; The Trading Advisors; The General
                                                                    Partner; The Commodity Brokers.
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities.......................  Fiduciary Responsibility.

                             EXPLANATORY STATEMENT


    The Prospectus contained in this Registration Statement relates not only to approximately 628,087.192 Units of Limited Partnership Interest of Dean Witter Spectrum Select L.P. remaining unsold as of October 31, 1998 from Registration Statement No. 333-47829) and 5,000,000 Units of Limited Partnership Interest covered by this Registration Statement, but to (i) approximately 4,964,558.115 Units of Limited Partnership Interest of Dean Witter Spectrum Technical L.P., remaining unsold as of October 31, 1998 from Registration Statement Nos. 33-80146, 333-00494, 333-3222, and 333-47831 and 10,000,000 Units of Limited
Partnership Interest covered by a new Registration Statement on Form S-1 filed simultaneously herewith; and (ii) approximately 4,441,885.622 and 4,584,348.313 Units of Limited Partnership Interest of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P., respectively, remaining unsold as of October 31, 1998 from Registration Statement Nos. 33-80146, 333-00494 and 333-3222.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                          DEAN WITTER SPECTRUM SERIES



             TOTAL UNITS OF LIMITED PARTNERSHIP INTERESTS OFFERED:
              5,628,087 UNITS OF DEAN WITTER SPECTRUM SELECT L.P.
            14,964,558 UNITS OF DEAN WITTER SPECTRUM TECHNICAL L.P.
             4,441,886 UNITS OF DEAN WITTER SPECTRUM STRATEGIC L.P.
          4,584,348 UNITS OF DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.



                                THE PARTNERSHIPS



Each Partnership trades futures, options and forwards contracts pursuant to trading programs employed by the Trading Advisor(s) for each Partnership.



                                 PURCHASE PRICE



You may purchase Units as of the last day of each month. The price you pay will equal 100% of the Net Asset Value per Unit on the date of purchase. Following are the offering prices per Unit for each Partnership at October 31, 1998:



Spectrum Select.....................................  $   24.54
Spectrum Technical..................................  $   16.21
Spectrum Strategic..................................  $   12.21
Spectrum Global Balanced............................  $   15.39



                 REQUIRED MINIMUM INVESTMENT FOR MOST INVESTORS



    - $5,000 for first time investors    - $2,000 for IRA investors   - $500 for
existing investors



Before you invest you will be required to make certain representations and warranties that you meet applicable State minimum financial suitability standards. You are encouraged to discuss your investment with your financial, legal, and tax advisor before you invest.



                                   THE RISKS



THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THIS PROSPECTUS BEFORE YOU DECIDE TO INVEST. SEE "RISK FACTORS" BEGINNING ON PAGE 7.



- The performance of each Partnership has been volatile and the Net Asset Value per Unit for each Partnership may fluctuate significantly.



- There is no secondary market for Units and you may not redeem your Units until you have been an investor for at least six months.



- If you redeem any of your Units within twenty-four months after they are purchased, you may have to pay a redemption charge.



- In order for each Partnership to cover its expenses, each Partnership must earn annual net Trading Profits (after taking into account estimated interest income based on current rates of 4.25%) of the following percentages of average annual Net Assets:



                                                                     WITHOUT A              WITH A 2%
                                                                 REDEMPTION CHARGE      REDEMPTION CHARGE
                                                               ---------------------  ---------------------
Spectrum Select..............................................             6.89%                  8.92%
Spectrum Technical...........................................             7.90%                  9.93%
Spectrum Strategic...........................................             7.86%                  9.91%
Spectrum Global Balanced.....................................             1.62%                  3.64%



    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



    THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.



                           MORGAN STANLEY DEAN WITTER
                           DEAN WITTER REYNOLDS INC.
                              January   -  , 1999

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT



    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.



    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE
  -  AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS
TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE   -  .



    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK
FACTORS OF THIS INVESTMENT BEGINNING AT PAGE   -  .



    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.



                                      (i)

                               TABLE OF CONTENTS



                                                                                                                         PAGE
                                                                                                                       ---------
Summary..............................................................................................................          1
Risk Factors.........................................................................................................          7
  Risks Relating to Futures Interests Trading and the Futures Interests Markets......................................          7
    The Partnerships' Futures Interests Trading is Speculative and Volatile..........................................          7
    The Partnerships' Futures Interests Trading Is Highly Leveraged..................................................          7
    The Partnerships' Futures Interests Trading May Be Illiquid......................................................          7
    The Partnerships' Forward Trading is Not Protected by Exchange or Clearinghouse Guarantees or Government
     Regulation......................................................................................................          7
    The Partnerships' Trading on Foreign Exchanges Presents Greater Risks than Trading on Domestic Exchanges.........          8
    Options Trading Can Be More Volatile than Futures Trading........................................................          8
    The Partnerships Are Subject to Speculative Position Limits......................................................          8
    The Partnerships Could Lose Assets and Have Their Trading Disrupted If the Commodity Brokers or Others Become
     Bankrupt........................................................................................................          8
  Risks Relating to the Partnerships and the Offering of Units.......................................................          8
    You Should Not Rely on the Past Performance of a Partnership in Deciding to Purchase Units.......................          8
    Substantial Charges to Each Partnership..........................................................................          8
    Restricted Investment Liquidity in the Units.....................................................................          8
    Conflicts of Interest in Each Partnership's Structure............................................................          9
    Potential Inability to Trade or Report Results Because of Year 2000 Problems.....................................          9
  Risks Relating to the Trading Advisors.............................................................................          9
    Reliance on the Trading Advisors to Trade Successfully...........................................................          9
    Market Factors May Adversely Influence the Trading Programs......................................................          9
    Possible Consequences of Using Multiple Trading Advisors for Spectrum Select, Spectrum Technical and Spectrum
     Strategic.......................................................................................................         10
    Spectrum Global Balanced Lacks the Diversity of a Multi-Advisor Fund.............................................         10
    Increasing Assets Managed by a Trading Advisor May Adversely Affect Performance..................................         10
    Limited Term of Management Agreements May Limit Access to a Trading Advisor......................................         10
    Adverse Consequences of Unequal Apportionment of a Partnership's Assets Among Trading Advisors...................         10
    Euro Conversion Will Limit a Trading Advisor's Ability to Trade Certain Individual Currencies and Could Result in
     Trading Losses..................................................................................................         10
  Taxation Risks.....................................................................................................         10
    Partner's Tax Liability Could Exceed Distributions...............................................................         10
    The Partnerships' Tax Returns Could Be Audited...................................................................         10
Conflicts of Interests...............................................................................................         11
Fiduciary Responsibility and Liability...............................................................................         13
Description of Charges...............................................................................................         15
Investment Programs, Use of Proceeds and Trading Policies............................................................         20
The Spectrum Series..................................................................................................         25
Selected Financial Data..............................................................................................         29
Management's Discussion and Analysis of Financial Condition and Results of Operations................................         31
  Dean Witter Spectrum Select L.P....................................................................................         49
  Dean Witter Spectrum Technical L.P.................................................................................         56
  Dean Witter Spectrum Strategic L.P.................................................................................         68
  Dean Witter Spectrum Global Balanced L.P...........................................................................         76
Capitalization.......................................................................................................         46
The General Partner..................................................................................................         47
The Trading Advisors.................................................................................................         49
Exchange Privilege...................................................................................................         79
Redemptions..........................................................................................................         80
The Commodity Brokers................................................................................................         81
Certain Litigation...................................................................................................         82
The Futures, Options and Forwards Markets............................................................................         82
The Limited Partnership Agreements...................................................................................         86


                                      (ii)

                                                                                                                         PAGE
                                                                                                                       ---------
Plan of Distribution.................................................................................................         90
Subscription Procedure...............................................................................................         92
Purchases by Employee Benefit Plans--ERISA Considerations............................................................         94
Material Federal Income Tax Considerations...........................................................................         95
State and Local Income Tax Aspects...................................................................................        101
Potential Advantages.................................................................................................        101
Legal Matters........................................................................................................        109
Experts..............................................................................................................        110
Additional Information...............................................................................................        110
Glossary.............................................................................................................        110
Financial Statements.................................................................................................        F-1
Exhibit A--Form of Amended and Restated Limited Partnership Agreement................................................        A-1
  Annex--Request for Redemption......................................................................................       A-22
Exhibit B--Specimen Form of Subscription and Exchange Agreement and Power of Attorney................................        B-1


                                     (iii)

                                    SUMMARY
              THE DATE OF THIS PROSPECTUS IS JANUARY   -  , 1999.



    Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and its exhibits carefully before you decide to invest.



                        THE DEAN WITTER SPECTRUM SERIES



    The Dean Witter Spectrum Series consists of four continuously offered limited partnerships. Spectrum Select was organized in the State of Delaware on March 21, 1991. Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced were each organized in the State of Delaware on April 29, 1994. The Spectrum Series offers you the choice of investing in managed futures funds with different investment objectives and Trading Advisors employing varying trading programs. Each Partnership engages in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "futures interests"). The offices of each Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.



DEAN WITTER SPECTRUM SELECT L.P.



    Spectrum Select seeks as its investment objective to generate substantial appreciation of its assets over time through speculative trading of a diverse mix of futures interests, including currencies, financial futures, energies, metals and agricultural commodities, by Trading Advisors employing a variety of trading programs. The Trading Advisors for Spectrum Select are EMC Capital Management, Inc., Rabar Market Research, Inc., and Sunrise Capital Management, Inc. Following is a summary of certain statistical information as of October 31, 1998.



Performance Information:                              Break-Even Information:
  Inception to date return (since 8/1/91)     145.4%    Percentage of estimated annual net
  Compound annualized return                   13.2%    trading profits (after interest income)
                                                        needed to cover expenses                     6.89%
Net Assets Allocated to:                         25%    Percentage of estimated annual net
  EMC                                            44%    trading profits (after interest income)
  Rabar                                          31%    needed to cover expenses and the 2%
  Sunrise                                               redemption charge if Units are redeemed
                                                        within twelve months after they are
                                                        purchased                                    8.92%



DEAN WITTER SPECTRUM TECHNICAL L.P.



    Spectrum Technical seeks as its investment objective to achieve capital appreciation and portfolio diversification through Trading Advisors who employ various proprietary long-term trend-following trading programs. The Trading Advisors for Spectrum Technical are Campbell & Company, Inc., Chesapeake Capital Corporation, and John W. Henry & Company, Inc. Following is a summary of certain statistical information as of October 31, 1998.



Performance Information:                              Break-Even Information:
  Inception to date return (since              62.1%    Percentage of estimated annual net
  11/2/94)                                     12.8%    trading profits (after interest income)
  Compound annualized return                            needed to cover expenses                     7.90%
Net Assets Allocated to:                         30%    Percentage of estimated annual net
  Campbell                                       23%    trading profits (after interest income)
  Chesapeake                                     47%    needed to cover expenses and the 2%
  JWH-Registered Trademark-                             redemption charge if Units are redeemed
                                                        within twelve months after they are
                                                        purchased                                    9.93%

DEAN WITTER SPECTRUM STRATEGIC L.P.



    Spectrum Strategic seeks as its investment objective to generate capital appreciation and portfolio diversification by allocating its assets to Trading Advisors whose trading approaches are primarily discretionary in nature, and employ both fundamental methods, such as evaluating supply and demand levels as well as other economic and political indicators, and technical analysis in their trading programs. The Trading Advisors for Spectrum Strategic are Blenheim Investments, Inc., Stonebrook Capital Management, Inc. and Willowbridge Associates Inc. Following is a summary of certain statistical information as of October 31, 1998.



Performance Information:                              Break-Even Information:
  Inception to date return (since              22.1%    Percentage of estimated annual net
  11/2/94)                                      5.1%    trading profits (after interest income)
  Compound annualized return                            needed to cover expenses                     7.86%
Net Assets Allocated to:                         30%    Percentage of estimated annual net
  Blenheim                                        7%    trading profits (after interest income)
  Stonebrook                                     63%    needed to cover expenses and the 2%
  Willowbridge                                          redemption charge if Units are redeemed
                                                        within twelve months after they are
                                                        purchased                                    9.91%



DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.



    Spectrum Global Balanced seeks as its investment objective to achieve capital appreciation through a single Trading Advisor, whose trading approach utilizes primarily technical analysis with an emphasis on a balanced portfolio of world equity, fixed income and currency markets. The Trading Advisor for Spectrum Global Balanced is RXR, Inc. Following is a summary of certain statistical information as of October 31, 1998.



Performance Information:                              Break-Even Information:
  Inception to date return (since              53.9%    Percentage of estimated annual net
  11/2/94)                                     11.4%    trading profits (after interest income)
  Compound annualized return                            needed to cover expenses                     1.62%
Net Assets Allocated to RXR:                    100%    Percentage of estimated annual net
                                                        trading profits (after interest income)
                                                        needed to cover expenses and the 2%
                                                        redemption charge if Units are redeemed
                                                        within twelve months after they are
                                                        purchased                                    3.64%



                            INVESTMENT REQUIREMENTS



    If you are a new investor in the Spectrum Series Partnerships, you must invest at least $5,000, unless you are investing through an IRA, in which case your minimum investment is $2,000. You may allocate your investment among any one or more of the Partnerships in the Spectrum Series, but you must invest at least $1,000 in a Partnership. Once you become an investor in any Partnership you may increase that investment with an additional contribution of at least $500.



    If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner and commodity pool operator, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Spectrum Series Partnerships. See
"Subscription Procedure" on page   -  for a more detailed discussion of this
investment option.



    Unless otherwise specified in the Subscription Agreement under "State Suitability Requirements," you must have either: (a) a net worth of at least $75,000 (exclusive of home, furnishings, and automobiles), or (b) a net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and an annual income of at least $30,000. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable State minimum financial suitability standard set forth in the Subscription Agreement (which may also require a greater minimum investment). See "Exhibit B."



                               EXCHANGE PRIVILEGE



    As an investor in the Spectrum Series, you may redeem Units in any Partnership and use the proceeds to purchase Units in one or more other Spectrum Series Partnerships at a price equal to 100% of the Net Asset Value per Unit. For a more detailed discussion of this privilege, see "Exchange Privilege" on
page   -  .



                              THE GENERAL PARTNER



    The general partner and commodity pool operator of each Partnership is Demeter Management Corporation. The General Partner is or has been the general partner and commodity pool operator of 33 commodity pools and currently operates 21 other commodity pools in addition to those in the Spectrum Series. As of November 30, 1998, the General Partner managed $1.4 billion of client assets. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, Telephone (212) 392-5453.



                             THE COMMODITY BROKERS



    Dean Witter Reynolds Inc. is the non-clearing commodity broker for each Partnership. Carr Futures, Inc. is the clearing commodity broker for each Partnership's futures interests trades and the counterparty on each Partnership's foreign currency forward contracts (together, the "Commodity Brokers").

                              ORGANIZATIONAL CHART



    Following is an organizational chart showing the relationships among the various parties involved with this offering. As you will see, with the exception of Carr Futures, Inc. and the Trading Advisors, all parties are affiliates of Morgan Stanley Dean Witter & Co.



                          DEAN WITTER SPECTRUM SERIES
                              ORGANIZATIONAL CHART
                              FOR EACH PARTNERSHIP


                                [CHART]

------------------------


* Demeter Management Corporation presently serves as general partner for 21 other commodity pools and DWR and Carr Futures, Inc. act as the non-clearing commodity broker and clearing commodity broker, respectively, for all but one of such pools. DWR has also served as selling agent for all but one of such pools. All such pools are managed and traded independently of the Partnerships.

                                  MAJOR RISKS



    - You could lose all or substantially all of your investment in the Partnerships.



    - The performance of each Partnership has been volatile and the Net Asset Value per Unit of each Partnership may fluctuate significantly.



    - Past performance is not necessarily indicative of future results.



    - There is no secondary market for Units, and you may not redeem your Units until you have been an investor for at least six months.



    - If you redeem any of your Units within twenty-four months after they are purchased, you may have to pay a redemption charge.



    - The Partnerships are subject to substantial charges. In order to cover its expenses, each Partnership must earn annual net Trading Profits (after taking into account estimated interest income based on current rates of 4.25%) of the following percentages of average annual Net Assets:



                                                                        WITHOUT A              WITH A 2%
                                                                    REDEMPTION CHARGE      REDEMPTION CHARGE
                                                                  ---------------------  ---------------------
Spectrum Select                                                              6.89%                  8.92%
Spectrum Technical                                                           7.90%                  9.93%
Spectrum Strategic                                                           7.86%                  9.91%
Spectrum Global Balanced                                                     1.62%                  3.64%



    See "Risk Factors" on page   -  for a more complete discussion.



                          MAJOR CONFLICTS OF INTEREST



    - Because the General Partner and DWR are affiliates, no independent party negotiated the futures brokerage fees or other terms of the operation of the Partnerships or the sale of Units.



    - Because the employees of DWR receive a portion of the futures brokerage fees paid by the Partnerships, they have a conflict of interest in advising you in the purchase or redemption of Units.



    See "Conflicts of Interest" on page   -  for a more complete discussion.



                       FEES INCURRED BY THE PARTNERSHIPS



    Each Partnership pays the following fees each month. The management fee payable to each Trading Advisor and the brokerage fee payable to DWR are each based on a percentage of Net Assets and will be paid regardless of a Partnership's performance. The Partnerships pay each Trading Advisor an incentive fee if Trading Profits are earned on the Net Assets managed by the Trading Advisor. You should understand that, except in the case of Spectrum Global Balanced, which has only one Trading Advisor, a Trading Advisor may receive an incentive fee in a given month even though the Partnership as a whole is not profitable.



                                                 SPECTRUM          SPECTRUM           SPECTRUM         SPECTRUM GLOBAL
FEES                                              SELECT          TECHNICAL           STRATEGIC           BALANCED
---------------------------------------------  -------------  ------------------  -----------------  -------------------
Management Fee (annual rate)                             3%                   4%           3% or 4%*           1.25%
Monthly Incentive Fee                                   15%           15% or 19%**               15%             15%
Brokerage Fee (annual rate)                           7.25%                7.25%              7.25%            4.60%


------------------------


* Blenheim and Willowbridge each receives a monthly management fee at a 4% annual rate. Stonebrook receives a monthly management fee at a 3% annual rate.



** Campbell and JWH each receives a monthly incentive fee equal to 15% of any Trading Profits. Chesapeake receives a monthly incentive fee equal to 19% of any Trading Profits.

    Neither you nor the Partnerships will pay any selling commissions, organizational or continuing offering expenses in connection with the offering of Units by the Partnerships. DWR has paid all costs incurred in connection with the organization of the Partnerships and the initial offering of Units and has paid and will continue to pay all of the costs incurred in connection with the continuing offering of Units.



    See "Description of Charges" on page   -  for a more complete discussion.



                       REDEMPTION CHARGES INCURRED BY YOU



    You may be subject to a redemption charge of 2% of the Net Asset Value of the Units redeemed if you redeem within the first twelve months after the Units were purchased, and 1% if you redeem Units within the thirteenth to twenty-fourth month after the Units were purchased. Units are not subject to a redemption charge after you have owned them for more than twenty-four months.
See "Redemptions" on page   -  for a more complete discussion.



                                  REDEMPTIONS



    Once you have been a Limited Partner for more than six months, you may redeem any part of your investment at any month-end, regardless of the date of any subsequent purchase of Units. However, you may have to pay a redemption charge if your Units were purchased within twenty-four months of the date of redemption. If you are redeeming Units acquired with the proceeds from the redemption of units in another partnership for which Demeter served as the general partner and commodity pool operator, you may not be subject to a redemption charge on all or part of your investment. See "Redemptions" on page
  -  for a more detailed discussion.



                               TAX CONSIDERATIONS



    You will be allocated your distributive share of the taxable income or loss recognized by a Partnership during the period of the Partnership's taxable year that its Units were owned by you, whether or not you receive any distributions from that Partnership.



    The trading activities of each Partnership, in general, generate capital gains and loss and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at the 39.6% ordinary income rate, while 60% of such gains are taxed as long-term capital gain at a 20% maximum rate for individuals. We expect that each Partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your Units.



    You may deduct losses on Units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a Partnership's interest income even though you have lost money on your Units. See "Material Federal
Income Tax Considerations" on page   -  and "State and Local Income Tax Aspects"
on page   -  .

                                  RISK FACTORS



    This section includes all of the principal risks that you will face with an investment in the Partnerships.



RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS



    THE PARTNERSHIPS' FUTURES INTERESTS TRADING IS SPECULATIVE AND
VOLATILE. The rapid fluctuations in the market prices of futures interests makes an investment in the Partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a Trading Advisor incorrectly predicts the direction of the price in a futures interest, large losses may occur.



    THE PARTNERSHIPS' FUTURES INTERESTS TRADING IS HIGHLY LEVERAGED. The Trading Advisor(s) for each Partnership use substantial leverage when trading futures interests, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.



    The leverage employed by the Partnerships in their trading can vary substantially from month to month. As an example of the leverage employed by the Partnerships, set forth below is the average of the underlying value of each
Partnership's positions for the period   -  to   -  as compared to the average
Net Assets of the Partnership during that period.



Spectrum Select               - times Net Assets

Spectrum Technical            - times Net Assets

Spectrum Strategic            - times Net Assets

Spectrum Global Balanced      - times Net Assets



    THE PARTNERSHIPS' FUTURES INTERESTS TRADING MAY BE ILLIQUID. It is not always possible to execute a buy or sell order at the desired price, or to close out an open position, due to market conditions. Daily price fluctuation limits are established by most U.S. futures exchanges and approved by the Commodity Futures Trading Commission. When the market price of a futures contract reaches its daily price fluctuation limit, the Partnerships cannot execute trades at prices outside that limit. The Partnerships could therefore have to maintain a losing position for several days (or longer) and could lose considerably more than the initial margin put up to establish the position. The Partnerships also could experience difficult or impossible execution in thinly traded or illiquid markets, or when an exchange or the CFTC suspends or restricts trading in a futures interest for various reasons.



    THE PARTNERSHIPS' FORWARD TRADING IS NOT PROTECTED BY EXCHANGE OR CLEARINGHOUSE GUARANTEES OR GOVERNMENT REGULATION. Each Partnership will trade currency forward contracts. Unlike futures contracts, the performance of forward contracts is not guaranteed by any exchange or clearinghouse. Because there is no exchange or clearinghouse guarantee, a Partnership may incur substantial losses if the banks and dealers acting as principals on such forward transactions are unable to perform. Because the Partnerships are trading forward contracts only with CFI, they are subject to the creditworthiness of CFI on its forward contract trades. Also, while U.S. futures contract trading is regulated by the CFTC, no U.S. governmental agency regulates the forward markets.

    The percentage of the Partnerships' positions which are forward contracts can vary substantially from month to month. Set forth below is the average percentage of each Partnership's positions which were forward contracts for the
period   -  to   -  , based upon the underlying value of such positions during that period.



Spectrum Select               -%

Spectrum Technical            -%

Spectrum Strategic            -%

Spectrum Global Balanced      -%



    THE PARTNERSHIPS' TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS THAN TRADING ON DOMESTIC EXCHANGES. Each Partnership trades on exchanges located outside the United States where CFTC regulations do not apply. On some foreign exchanges, the clearinghouses and exchanges are not responsible for the performance of a transaction, which means that the Partnerships are at risk of the creditworthiness of the exchange member executing the trade for the Partnership. Trading on foreign exchanges also presents the added risks of lack of regulation, exchange controls, expropriation, excessive taxation, or government disruptions. Furthermore, a Partnership could incur losses when determining the value of its foreign exchange positions in United States dollars because of fluctuations in exchange rates.



    The percentage of the Partnerships' positions which are traded on foreign exchanges can vary significantly from month to month. Set forth below is the average percentage of each Partnership's positions which were traded on foreign
exchanges for the period   -  to   -  , based upon the underlying value of such
positions during the period.



Spectrum Select               -%

Spectrum Technical            -%

Spectrum Strategic            -%

Spectrum Global Balanced      -%



    OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each Partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat different. Successful options trading requires a trader to assess accurately near-term market volatility, because that volatility is directly reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have so great an effect on the price of a futures contract.



    THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and United States futures exchanges have established speculative position limits (referred to as "position limits") on the maximum futures interests that may be held or controlled by any one person or group. Therefore, a Trading Advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a Partnership.



    THE PARTNERSHIPS COULD LOSE ASSETS AND HAVE THEIR TRADING DISRUPTED IF THE COMMODITY BROKERS OR OTHERS BECOME BANKRUPT. The Partnerships are at risk of the possible insolvency or bankruptcy of the Commodity Brokers, an exchange, or a clearinghouse. The Partnerships' assets could be lost or impounded and trading suspended in an insolvency of any of these entities during lengthy bankruptcy proceedings.



RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS



    YOU SHOULD NOT RELY ON THE PAST PERFORMANCE OF A PARTNERSHIP IN DECIDING TO PURCHASE UNITS. Since the future performance of a Partnership is unpredictable, each Partnership's past performance is not necessarily indicative of future results.



    SUBSTANTIAL CHARGES TO EACH PARTNERSHIP. Each Partnership pays DWR a monthly brokerage fee at an annual rate of 7.25% of the Partnership's Net Assets, except Spectrum Global Balanced, which pays a monthly fee at an annual rate of 4.60%. Each Partnership also pays its Trading Advisor(s) a monthly management fee as follows: Spectrum Select pays each of its Trading Advisors an annual rate of 3%;

Spectrum Technical pays each of its Trading Advisors an annual rate of 4%; Spectrum Strategic pays each of Blenheim and Willowbridge an annual rate of 4%, and Stonebrook an annual rate of 3%; and Spectrum Global Balanced pays RXR an annual rate of 1.25%. A Partnership must pay the monthly brokerage fees and management fees regardless of the Partnership's performance.



    In addition, each Partnership pays each of its Trading Advisors a monthly incentive fee of 15% of Trading Profits, except Spectrum Technical, which pays Chesapeake an incentive fee of 19%. Except in the case of Spectrum Global Balanced, a Partnership may pay a Trading Advisor an incentive fee even though the Partnership as a whole was not profitable.



    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. There is no secondary market for Units and you may not redeem your Units until you have been an investor for at least six months. After you have been an investor for six months, you may redeem Units only at month-end, and you may pay a redemption charge if you redeem Units during the first twenty-four months after the Units were purchased. Your right to receive payment on a redemption is dependent upon (a) the Partnership having sufficient assets to pay its liabilities on the redemption date, and (b) the General Partner receiving your request for redemption in the form annexed to the Limited Partnership Agreement at least five business days before the redemption date.



    CONFLICTS OF INTEREST IN EACH PARTNERSHIP'S STRUCTURE.



    - Because the General Partner and DWR are affiliates, no independent party negotiated the futures brokerage fees or other terms of the operation of the Partnerships or the sale of Units.



    - Because the employees of DWR receive a portion of the futures brokerage fees paid by the Partnerships, they have a conflict of interest in advising you in the purchase or redemption of Units.



    - The Trading Advisors, Commodity Brokers, and the General Partner may trade futures interests for their own accounts, and thereby compete with a Partnership for positions.



    - The other commodity pools managed by the General Partner and the Trading Advisors also compete with the Partnerships for futures interests positions.



    POTENTIAL INABILITY TO TRADE OR REPORT RESULTS BECAUSE OF YEAR 2000 PROBLEMS. Commodity pools, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. Many computer systems in use today cannot recognize the computer code for the year 2000, but revert to 1900 or some other date. This is commonly known as the "Year 2000 Problem." The Partnerships could be adversely affected if computer systems used by them or any third party with whom they have a material relationship do not properly process and calculate data concerning dates on or after January 1, 2000. Such a failure could adversely affect the handling or determination of futures trades and prices and other services.



    MSDW began its planning for the Year 2000 Problem in 1995, and currently has several hundred employees working on the matter. It has developed its own Year 2000 compliance plan to deal with the problem and had the plan approved by the company's executive management, Board of Directors and Information Technology Department. The General Partner is coordinating with MSDW to address the Year 2000 Problem with respect to the General Partner's computer systems. This includes hardware and software upgrades, systems consulting and computer maintenance.



    Beyond the challenge facing internal computer systems, the systems failure of any of the third parties with whom the Partnerships have a material relationship--the futures exchanges and clearing organizations through which they trade, CFI and their respective Trading Advisors--could result in a material financial risk to the Partnerships. All United States futures exchanges are subject to monitoring by the CFTC for their Year 2000 preparedness and the major foreign futures exchanges are also expected to be subject to market-wide testing of their Year 2000 compliance during 1999. The General Partner intends to monitor the progress of CFI and each Trading Advisor throughout 1999 in their Year 2000 compliance and, where applicable, to test its external interface with CFI and the Trading Advisors.



    A worst case scenario would be one in which trading of contracts on behalf of the Partnerships becomes impossible as a result of the Year 2000 Problem encountered by any third parties. MSDW has begun developing various "contingency plans" in the event that the systems of such third parties fail. The

General Partner intends to consult closely with MSDW in implementing those plans. Despite the best efforts of both the General Partner and MSDW, however, it is possible that these steps will not be sufficient to avoid any adverse impact to the Partnerships.



RISKS RELATING TO THE TRADING ADVISORS



    RELIANCE ON THE TRADING ADVISORS TO TRADE SUCCESSFULLY. The Trading Advisors are responsible for making all futures interests trading decisions for the Partnerships. The General Partner cannot assure you that the trading programs employed by the Trading Advisors will be successful.



    MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Often, the most unprofitable market conditions for the Partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, the Trading Advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends, whereas in fact no trends sufficient to generate profits develop.



    POSSIBLE CONSEQUENCES OF USING MULTIPLE TRADING ADVISORS FOR SPECTRUM SELECT, SPECTRUM TECHNICAL AND SPECTRUM STRATEGIC. Each Trading Advisor will make trading decisions independent of the other Trading Advisors. Thus, it is possible that a Partnership with more than one Trading Advisor could hold opposite positions in the same or similar futures interests, thereby offsetting any potential for profit from these positions.



    SPECTRUM GLOBAL BALANCED LACKS THE DIVERSITY OF A MULTI-ADVISOR
FUND. Spectrum Global Balanced is managed by a single Trading Advisor. Therefore, that Partnership lacks the benefit of Trading Advisor diversification employed by the other Spectrum Series Partnerships.



    INCREASING ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The rates of return achieved by trading advisors often diminish as the equity under their management increases. You should know that the Trading Advisors have not agreed to limit the amount of additional equity that they will manage.



    LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. When the Management Agreement with a Trading Advisor expires, the General Partner may not be able to enter into arrangements with that Trading Advisor or another Trading Advisor on terms substantially similar to the Management Agreements described in this Prospectus. Currently most of the Management Agreements have one-year terms, which renew annually unless terminated by the General Partner or the Trading Advisor.



    ADVERSE CONSEQUENCES OF UNEQUAL APPORTIONMENT OF A PARTNERSHIP'S ASSETS AMONG TRADING ADVISORS. The General Partner may allocate a Partnership's assets among its Trading Advisors, or the trading systems of a Trading Advisor, in different proportions. Unequal apportionment of a Partnership's assets among its Trading Advisors or their programs could result in the performance of a Trading Advisor having a greater or lesser influence, as the case may be, in the performance of the Partnership as a whole.



    EURO CONVERSION WILL LIMIT A TRADING ADVISOR'S ABILITY TO TRADE CERTAIN INDIVIDUAL CURRENCIES AND COULD RESULT IN TRADING LOSSES. On January 1, 1999, eleven countries in the European Union intend to establish fixed conversion rates on their existing sovereign currencies and convert to a common single currency (the "euro"). During a three-year transition period, the existing sovereign currencies will continue to exist but only as a fixed denomination of the euro. Conversion to the euro will prevent each Trading Advisor from trading in certain currencies and thereby limit its ability to take advantage of potential market opportunities that might otherwise have existed had separate currencies been available to trade. This could adversely affect the performance results of the Partnerships.



TAXATION RISKS



    PARTNER'S TAX LIABILITY COULD EXCEED DISTRIBUTIONS. If a Partnership has profit for a taxable year, the profit may be taxable to the Partners, whether or not the profit is actually distributed. Accordingly, your federal income taxes may exceed the amount of your distribution, if any, for a taxable year.



    THE PARTNERSHIPS' TAX RETURNS COULD BE AUDITED. The Internal Revenue Service could audit a Partnership's tax returns. If an audit results in an adjustment to a Partnership's tax returns, you could be required to file an amended tax return.

                             CONFLICTS OF INTEREST


RELATIONSHIP OF THE GENERAL PARTNER TO DWR AS COMMODITY BROKER AND SELLING AGENT



    The General Partner and DWR are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"). In its capacity as the non-clearing Commodity Broker for each Partnership, DWR receives brokerage fees for futures interests transactions effected for the Partnerships. Because the General Partner is an affiliate of DWR, the flat-rate brokerage fees charged to each Partnership have not been negotiated at arm's-length. Moreover, the General Partner has a conflict of interest between its responsibilities to limit and reduce the brokerage fees paid by the Partnerships and otherwise manage the Partnerships for the benefit of investors, and its interest in obtaining favorable brokerage fees for DWR and retaining DWR as the non-clearing Commodity Broker for the Partnerships. In addition, certain of the officers and directors of the General Partner (who are also employees of and are compensated by DWR) may individually receive from DWR compensation and bonuses based on various factors, including brokerage fees generated by the Partnerships. Most customers of DWR who maintain commodity trading accounts with over $1,000,000 pay commissions at negotiated rates that are substantially less than the rate paid by each Partnership.



    The General Partner selected each Trading Advisor and will participate in the selection of any new Trading Advisors for the Partnerships. However, because the selection of Trading Advisors who engage in a high volume of trades will increase the costs to DWR, without an offsetting increase in revenue, the General Partner has an incentive to select Trading Advisors who engage in fewer trades.



    While each Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreements and other arrangements between each Partnership and the Commodity Brokers are fair, reasonable and competitive, and represent the best price and services available, considering the following factors. DWR paid or must pay the expenses of organizing the Partnerships, offering the Units, and the Partnerships' ordinary administrative expenses. Further, the General Partner provides ongoing services to the Partnerships, including administering the redemption and Exchanges of Units, and the General Partner has financial obligations as the general partner of the Partnerships.



    The General Partner is required under the Limited Partnership Agreement to review the brokerage arrangements annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each Partnership and the services provided, and the costs, expenses, and risk borne, by DWR and the General Partner.



    A significant portion of the brokerage fees paid to DWR by each Partnership is paid by DWR to its employees for providing continuing assistance to Limited Partners. Such DWR employees have a conflict of interest when providing advice to you by reason of their receipt of a portion of the brokerage fees paid to DWR by the Partnerships.



    DWR and the General Partner may, from time to time, have conflicting demands in respect of their obligations to the Partnerships and other commodity pools and accounts. Certain pools may generate larger brokerage commissions, resulting in increased payments to DWR employees.



    Because the Partnerships, DWR, and the General Partner are represented by a single counsel, there is an absence of arm's-length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.


ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE
  COMMODITY BROKERS


    While the General Partner does not trade futures interests for its own account, certain officers, directors and employees of the General Partner, the Commodity Brokers, and the Trading Advisors and their affiliates, principals, officers, directors and employees, may trade futures interests for their own proprietary accounts. The records of such trading will not be available to investors. In addition, CFI is a large futures commission merchant, handling substantial customer business in physical commodities and futures interests, and is a clearing member of all of the major commodity exchanges in the United States. Thus, CFI may effect transactions for the account of a Partnership in which the other parties to such transactions are employees or affiliates of the General Partner, a Trading Advisor or CFI, or customers or correspondents of CFI. Such persons might also compete with a Partnership in bidding on purchases or sales of futures interests without knowing that such Partnership is also bidding. It is possible that transactions for such other persons might be effected when similar trades for one or more Partnerships are not executed or are executed at less favorable prices.



    Except as provided in the Limited Partnership Agreements or in this Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnerships. No commodity broker for the Partnerships may pay, directly or indirectly, rebates or "give ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements.


MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING ADVISORS


    Each Management Agreement allows the Trading Advisor to manage futures interests accounts in addition to the Partnership's account. Some Trading Advisors may also operate more than one trading program in their management of accounts, some of which programs may not be used in trading for the Partnerships. Such other trading programs may experience significantly different performance results than the programs used in trading for the Partnerships. Each Trading Advisor is required to aggregate futures interests positions in other accounts managed by it with futures interests positions in the applicable Partnership's account for speculative position limit purposes. This aggregation of positions could require a Trading Advisor to liquidate or modify positions for all of its accounts, and such liquidation or modification may adversely affect the Partnership it advises. A Trading Advisor may have a conflict of interest in rendering advice because its compensation for managing some other accounts may exceed its compensation for managing the Partnership's account, and therefore may provide an incentive to favor such other accounts. Moreover, if a Trading Advisor makes trading decisions for other accounts and a Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of the accounts of the Trading Advisors and their principals and accounts managed by them will not be made available to Limited Partners, each Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is treated fairly. Each Management Agreement also provides that the Trading Advisor will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.


CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS


    Each Partnership has opened a separate trading account with each of the Commodity Brokers for each of its Trading Advisors pursuant to its Customer Agreements with the Commodity Brokers. Under the Customer Agreements, all funds, futures interests and securities positions and credits carried for the Partnership are held as security for such Partnership's obligations to the Commodity Brokers; the margins required to initiate or maintain open positions will be as established by the Commodity Brokers from time to time; and the Commodity Brokers may close out positions, purchase futures interests, or cancel orders at any time they deem necessary for their protection, without the consent of the Partnership.



    Each Commodity Broker or the General Partner, or the investors in each Partnership by majority vote, may terminate the brokerage relationship and close the Partnership's futures interests account at a Commodity Broker upon 60 days' prior written notice and under certain other circumstances.


OTHER COMMODITY POOLS


    The General Partner is or has been the general partner for 29 other commodity pools. DWR is the non-clearing commodity broker for 28 of such pools and several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pool may be said to be in competition with the Partnerships in that any one or more of such pools might compete with the Partnerships for the execution of trades.

                     FIDUCIARY RESPONSIBILITY AND LIABILITY



    An investor should be aware that the General Partner has a fiduciary duty under the Limited Partnership Agreement and the Partnership Act to exercise good faith and fairness in all dealings affecting the Partnerships. The Limited Partnership Agreements prohibit an investor from limiting, by any means, the fiduciary duty owed by the General Partner. In the event that an investor believes that the General Partner has violated its responsibilities, the investor may seek legal relief under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws. The Trading Advisors for each Partnership also have a fiduciary duty to that Partnership.



    The Limited Partnership Agreements, the Customer Agreements, and the Selling Agreement provide that the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, and their affiliates shall not be liable to the Partnerships or the Limited Partners for any act or omission by or on behalf of the Partnership which the General Partner, the Commodity Brokers, DWR (as selling agent), or any Additional Seller, as applicable, determines in good faith to be in the best interests of the Partnership, unless the act or omission constituted misconduct or negligence.



    Under the Limited Partnership Agreements, the Customer Agreements, and the Selling Agreement, each Partnership has agreed to indemnify and defend the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, and their affiliates, against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the Partnership, including claims by a Limited Partner. These indemnities apply where the General Partner, the Commodity Brokers, DWR (as selling agent), or Additional Seller, as applicable, has determined, in good faith, that the act or omission was in the best interests of the Partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a Partnership would reduce the Net Assets of such Partnership. The Partnerships do not carry liability insurance covering such potential losses or indemnification exposure.



    No indemnification of the General Partner, the Commodity Brokers, DWR (as selling agent), any Additional Seller, or their affiliates by a Partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the Partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of a Partnership or the General Partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as DWR and CFI) and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.



    Each Management Agreement provides that the Trading Advisor and its affiliates shall not be liable to the Partnership or the General Partner or their partners, officers, shareholders, directors or controlling persons. However, the Trading Advisor is liable for acts or omissions of these persons if the act or omission constitutes a breach of the Management Agreement or a representation, warranty or covenant in the Management Agreement, misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership. Each Partnership has agreed to indemnify and defend its Trading Advisors and their affiliates against any loss, claim, damage, liability, cost and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of such an indemnified party), relating to the trading activities of the Partnership if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the Management Agreement or a representation, warranty or covenant of the Trading Advisor in such agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the Partnership.



    Each Partnership has agreed to indemnify its Trading Advisors and their affiliates against any loss, claim, damage, liability, cost and expense, occurring under the Securities Act of 1933, the Securities

Exchange Act of 1934, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of Units. Indemnification will be made for liabilities resulting from a breach by the Partnership or the General Partner of any representation, warranty or agreement in the Management Agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the Registration Statement, Prospectus or related selling material, so long as the statement or omission does not relate to the Trading Advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the Trading Advisor, and does not result from a breach by the Trading Advisor of any representation, warranty or agreement relating to the offering.



    The foregoing involves a rapidly developing and changing area of the law and investors who have questions concerning the duties of the Partnerships, the General Partner, the Commodity Brokers, DWR, any Additional Seller or the Trading Advisors should consult with their counsel.

                             DESCRIPTION OF CHARGES

CHARGES TO EACH PARTNERSHIP


    Each Partnership is subject to substantial charges, all of which are described in detail below.



                                SPECTRUM SELECT



              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
Trading Advisors..................  Monthly Management Fee.               1/12 of 3% of the Net Assets allocated to each
                                                                          Trading Advisor.

                                    Monthly Incentive Fee.                15% of the Trading Profits experienced with
                                                                          respect to each Trading Advisor's allocated Net
                                                                          Assets.

DWR...............................  Monthly Brokerage Fee.                7.25% of Net Assets.

                                    Financial benefit to DWR from         The aggregate of (i) the flat-rate brokerage fee
                                    interest earned on the Partner-       payable by the Partnership, as described above,
                                    ship's assets in excess of the in-    and (ii) net excess interest and compensating
                                    terest paid to the Partnership and    balance benefits to DWR (after crediting the
                                    from compensating balance treatment   Partnership with interest) will not exceed 14%
                                    in connection with its designation    annually of the Partnership's average month-end
                                    of a bank or banks in which the       Net Assets during a calendar year.
                                    Partnership's assets are deposited.


                               SPECTRUM TECHNICAL


              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
Trading Advisors..................  Monthly Management Fee.               1/12 of 4% of the Net Assets allocated to each
                                                                          Trading Advisor.

                                    Monthly Incentive Fee.                15% of the Trading Profits experienced with
                                                                          respect to the Net Assets allocated to each of
                                                                          Campbell and JWH, and 19% to Chesapeake.

DWR...............................  Monthly Brokerage Fee.                1/12 of 7.25% of Net Assets.

                                    Financial benefit to DWR from         The aggregate of (i) the flat-rate brokerage fee
                                    interest earned on the Partner-       payable by the Partnership, as described above,
                                    ship's assets in excess of the in-    and (ii) net excess interest and compensating
                                    terest paid to the Partnership and    balance benefits to DWR (after crediting the
                                    from compensating balance treatment   Partnership with interest) will not exceed 14%
                                    in connection with its designation    annually of the Partnership's average month-end
                                    of a bank or banks in which the       Net Assets during a calendar year.
                                    Partnership's assets are deposited.

                               SPECTRUM STRATEGIC



              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
Trading Advisors..................  Monthly Management Fee.               1/12 of 4% of the Net Assets allocated to each of
                                                                          Blenheim and Willowbridge, and 1/12 of 3% to
                                                                          Stonebrook.

                                    Monthly Incentive Fee.                15% of the Trading Profits experienced with
                                                                          respect to each Trading Advisor's allocated Net
                                                                          Assets.

DWR...............................  Monthly Brokerage Fee.                1/12 of 7.25% of Net Assets.

                                    Financial benefit to DWR from         The aggregate of (i) the flat-rate brokerage fee
                                    interest earned on the Partner-       payable by the Partnership, as described above,
                                    ship's assets in excess of the in-    and (ii) net excess interest and compensating
                                    terest paid to the Partnership and    balance benefits to DWR (after crediting the
                                    from compensating balance treatment   Partnership with interest) will not exceed 14%
                                    in connection with its designation    annually of the Partnership's average month-end
                                    of a bank or banks in which the       Net Assets during a calendar year.
                                    Partnership's assets are deposited.


                            SPECTRUM GLOBAL BALANCED


              ENTITY                        FORM OF COMPENSATION                        AMOUNT OF COMPENSATION
----------------------------------  ------------------------------------  --------------------------------------------------
Trading Advisor...................  Monthly Management Fee.               1/12 of 1.25% of Net Assets.

                                    Monthly Incentive Fee.                15% of the Trading Profits experienced with
                                                                          respect to Net Assets.

DWR...............................  Monthly Brokerage Fee.                1/12 of 4.60% of Net Assets.

                                    Financial benefit to DWR from         The aggregate of (i) the flat-rate brokerage fee
                                    interest earned on the Partner-       payable by the Partnership, as described above,
                                    ship's assets in excess of the in-    and (ii) net excess interest and compensating
                                    terest paid to the Partnership and    balance benefits to DWR (after crediting the
                                    from compensating balance treatment   Partnership with interest) will not exceed 14%
                                    in connection with its designation    annually of the Partnership's average month-end
                                    of a bank or banks in which the       Net Assets during a calendar year.
                                    Partnership's assets are deposited.



    TRADING ADVISORS



    Each Partnership must pay each of its Trading Advisors a monthly management fee, whether or not the assets of the Partnership as a whole or the assets allocated to such Trading Advisor are profitable. In addition, each Partnership will pay each of its Trading Advisors an incentive fee if Trading Profits are earned on the Net Assets allocated to such Trading Advisor.



    MONTHLY MANAGEMENT FEE. Spectrum Select pays each of its Trading Advisors a monthly management fee equal to 1/12 of 3% (a 3% annual rate) of such Partnership's Net Assets allocated to such Trading Advisor as of the first day of each month. Each of Spectrum Technical and Spectrum Strategic pays each of its Trading Advisors a monthly management fee equal to 1/12 of 4% (a 4% annual rate), except Spectrum Strategic pays Stonebrook 1/12 of 3% (a 3% annual rate), of such Partnership's Net Assets allocated to such Trading Advisor as of the first day of each month. Spectrum Global Balanced pays its Trading Advisor a monthly management fee equal to 1/12 of 1.25% (a 1.25% annual rate) of its Net Assets as of the first day of each month.



    For example, if the Net Assets of Spectrum Strategic equaled $60,000,000 as of the first day of each month during the fiscal year, the Trading Advisors would receive an aggregate monthly management fee for the year of $2,400,000
( 1/12 of 4% of $60,000,000 per month, or $200,000, times 12). The management fee payable to the Trading Advisors in the foregoing example would be divided among them based on the portion of the $20,000,000 in Net Assets allocated to each such Trading Advisor at the beginning of each month.


    For the nine months ended September 30, 1998, Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced paid aggregate management fees of $3,715,645, $5,955,922, $1,675,367, and $290,828, respectively.



    INCENTIVE FEE. Each Partnership pays a monthly incentive fee equal to 15% (19% in the case of Chesapeake for Spectrum Technical) of Trading Profits experienced with respect to each Trading Advisor's allocated Net Assets as of the end of each calendar month. "Trading Profits" means the net futures interests trading profits (realized and unrealized) earned on the Trading Advisor's allocated Net Assets, decreased by monthly management fees and brokerage fees which are chargeable to the Trading Advisor's allocated Net Assets, with such Trading Profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor. Extraordinary expenses of the Partnership, if any, are not deducted in determining Trading Profits. No incentive fee is paid on interest earned by any Partnership.



    If an incentive fee is paid to a Trading Advisor on account of Trading Profits and the Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent incentive period, the Trading Advisor will retain any incentive fees previously paid. However, no subsequent incentive fees will be paid to the Trading Advisor until the Trading Advisor has again earned Trading Profits. However, if a Trading Advisor's allocated Net Assets are reduced or increased because of redemptions, additions or reallocations that occur at the end of or subsequent to an incentive period in which the Trading Advisor experiences a futures interests trading loss with respect to its allocated Net Assets, the trading loss which must be recovered will be adjusted pro rata.



    Thus, for example, if a Trading Advisor for Spectrum Strategic earned Trading Profits of $1,000,000 for the period ended January 31, 1999, the Trading Advisor will receive an incentive fee of $150,000 for that period. If, however, the Trading Advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended February 28, 1999, no incentive fee will be paid to the Trading Advisor for that period. If the Trading Advisor is to earn an incentive fee for the following period ending March 31, 1999, the Trading Advisor will have to earn Trading Profits exceeding $250,000 for that period, since the incentive fee is payable based upon Trading Profits measured from the last period for which an incentive fee was paid (I.E., January 31), and not from the immediately preceding period. For the period ended March 31, 1999, Trading Profits would be equal to the amount of profits in excess of $250,000. The Trading Advisor would receive an incentive fee for such period equal to 15% of such Trading Profits. (The foregoing example assumes no redemptions or reallocations or additional purchases of Units during the periods in question, which would require adjustments as described above.)



    For the nine months ended September 30, 1998, Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced paid aggregate incentive fees of $1,828,624, $2,653,466, $178,428, and $152,442, respectively.



    COMMODITY BROKERS



    BROKERAGE FEES. Commodity brokerage fees for futures interests trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interests and the subsequent offsetting sale (or purchase). However, pursuant to the Customer Agreements with the Commodity Brokers, the Partnerships pay a monthly flat-rate fee based on their Net Assets. Spectrum Select, Spectrum Technical, and Spectrum Strategic each pays DWR a monthly flat-rate fee of 1/12 of 7.25% of such Partnership's Net Assets as of the first day of each month (a 7.25% annual rate), and Spectrum Global Balanced pays DWR a monthly flat-rate fee of 1/12 of 4.60% of such Partnership's Net Assets as of the first day of each month (a 4.60% annual rate). DWR receives such brokerage fees, irrespective of the number of trades executed on a Partnership's behalf.

    For example, if the Net Assets of Spectrum Strategic equaled $60,000,000 as of the first day of each month during the fiscal year, DWR would receive an aggregate monthly brokerage fee for the year of $4,350,000 ( 1/12 of 7.25% of $60,000,000 per month, or $362,500, times 12).



    From the flat-rate brokerage fees received from the Partnerships, DWR pays or reimburses the Partnerships for all fees and costs of CFI for executing trades by the Partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, and fees for execution of forward contract transactions. DWR also pays, from the flat-rate brokerage fee received from each Partnership, the ordinary administrative and continuing offering expenses of the Partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to Limited Partners and regulatory bodies. Continuing offering expenses include the cost of legal, accounting and auditing fees, printing costs, solicitation and marketing costs and other related fees and expenses.



    While each Partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the Trading Advisors' historical trading, that such flat-rate brokerage fees would translate into roundturn commissions ranging from approximately $35-45 for Spectrum Select, $40-50 for Spectrum Technical, $30-40 for Spectrum Strategic, and $45-55 for Spectrum Global Balanced. No representation or warranty is made as to the accuracy of the foregoing estimates, as they are totally dependent on the number of transactions effected by the Trading Advisors for the respective Partnerships.



    For the nine months ended September 30, 1998, Spectrum Select paid aggregate brokerage fees and commissions, transaction fees and costs, and ordinary administrative expenses, and Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced paid brokerage fees, of $8,457,087, $11,107,075, $3,169,563, and $1,105,224, respectively. Prior to June 1, 1998, Spectrum Select paid DWR roundturn brokerage commissions and separately for transaction fees and costs and ordinary administrative expenses.



    FINANCIAL BENEFITS. DWR benefits from the interest crediting arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited. See "Investment Programs, Use of Proceeds and Trading Policies."



    EXPENSE LIMITATIONS



    No increase in any of the management, incentive or brokerage fees payable by a Partnership may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each investor in that Partnership at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice describes the redemption and voting rights of investors; and (iii) investors redeeming Units at the first Redemption Date following such notice will not be subject to any redemption charges. In addition, each Partnership's fees and expenses are subject to limits imposed under guidelines applied by certain state securities regulators, as set forth in Section 7(e) of the Limited Partnership Agreement, including the limitation that the aggregate of (i) the brokerage fees payable by the Partnership to any commodity broker for the Partnership, and (ii) the net excess interest and compensating balance benefits to any commodity broker for the Partnership (after crediting the Partnership with interest) shall not exceed 14% annually of the Partnership's average month-end Net Assets during such calendar year. The General Partner will pay any fees and expenses in excess of any such limits.


REDEMPTION CHARGES TO LIMITED PARTNERS


    Investors may redeem all or part of their Units after six months at any month-end, regardless of when such Units were purchased.



    Subject to certain exceptions, Units redeemed on or prior to the last day of the twelfth month after they were purchased are subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after they were purchased are subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month after they were purchased are not subject to a redemption charge. These redemption charges are paid to DWR. For a more detailed discussion, including exceptions to such charges, see "Redemptions."

    For example, an aggregate redemption equal to $60,000,000 from Spectrum Strategic by investors subject to the full 2% redemption charge, after the sixth month and prior to the last day of the twelfth month after the Units were purchased, would require the redeeming investors to pay DWR an aggregate redemption charge equal to $1,200,000 (2% of $60,000,000).


BREAK EVEN ANALYSIS


    Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced must earn estimated net trading profits (after taking into account estimated interest income based upon current rates of 4.25%) of 6.89%, 7.90%, 7.86%, and 1.62%, respectively, of their average annual Net Assets in order to offset Partnership expenses, and 8.92%, 9.93%, 9.91%, and 3.64%, respectively, to offset Partnership expenses and the 2% redemption charge if Units are redeemed during the first year after they are purchased. This assumes that each Trading Advisor's gross profits equal expenses, such that no incentive fees are earned by the Trading Advisor.



    Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced must earn estimated net trading profits of $2.19, $1.61, $1.21, and $0.56 per Unit, respectively, in order for an investor to recoup its initial investment upon redemption of a Unit after one year, after payment by the Partnership of its expenses and payment of the 2% redemption charge (as calculated below).



                                                                                 SPECTRUM     SPECTRUM     SPECTRUM     SPECTRUM
                                                                                  SELECT      TECHNICAL    STRATEGIC     GLOBAL
                                                                                -----------  -----------  -----------   BALANCED
                                                                                     $            $            $       -----------
                                                                                                                            $
Selling Price per Unit(1).....................................................       24.54        16.21        12.21        15.39
Management Fee(2).............................................................         .74          .65          .49          .19
Brokerage Fee(3)..............................................................        1.78         1.18          .89          .71
Less Interest Income(4).......................................................       (0.83)        (.55)        (.42)        (.65)
Redemption Fee(5).............................................................         .50          .33          .25          .31
Incentive Fee(6)..............................................................      --           --           --           --
Amount of Trading Income Required for a Limited Partner to Recoup its
  Investment at the End of One Year...........................................        2.19         1.61         1.21          .56
Percentage of Selling Price per Unit..........................................        8.92%        9.93%        9.91%        3.64%


---------

NOTES


(1) Units are offered for sale at Monthly Closings held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit at the close of business as of the date of the Closing. The selling price per Unit was based on the Net Asset Value per Unit as of October 31, 1998.



(2) Spectrum Select pays a monthly management fee of 1/12 of 3% (a 3% annual rate) of the Net Assets allocated to each Trading Advisor on the first day of each month. Spectrum Technical and Spectrum Strategic each pays a monthly management fee of 1/12 of 4% (a 4% annual rate), except Spectrum Strategic pays Stonebrook 1/12 of 3% (a 3% annual rate), of the Net Assets allocated to each Trading Advisor on the first day of each month; and Spectrum Global Balanced pays a monthly management fee of 1/12 of 1.25% (a 1.25% annual rate) of the Partnership's Net Assets on the first day of each month.



(3) The monthly flat-rate brokerage fee paid to DWR is 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of the month with respect to Spectrum Select, Spectrum Technical, and Spectrum Strategic, and 1/12 of 4.60% (a 4.60% annual rate) of Net Assets as of the first day of the month with respect to Spectrum Global Balanced.



(4) DWR credits each Partnership at month-end with interest income as if 80%, in the case of Spectrum Select, Spectrum Technical, and Spectrum Strategic, and 100%, in the case of Spectrum Global Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury bills. Such rate was estimated based upon current rates of approximately 4.25%.


(5) Units redeemed at the end of one year from the date of purchase are subject to a 2% redemption charge.


(6) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each Trading Advisor's trading profits equal expenses.

           INVESTMENT PROGRAMS, USE OF PROCEEDS AND TRADING POLICIES



    Each Partnership was formed to engage primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "futures interests"). The entire proceeds of the Continuing Offering received by each Partnership from the sale of its Units and the continuing capital contributions of the General Partner to each Partnership will be deposited in separate commodity trading accounts established by DWR and CFI for each of the Trading Advisors. All of the funds in a Partnership's trading accounts will be used to engage in futures interests trading pursuant to instructions provided by the Trading Advisors.



    The Partnerships' assets held by DWR and CFI will be segregated or secured in accordance with the CEAct and CFTC regulations. The Partnerships' trading on various United States futures exchanges is subject to CFTC regulation and the rules of the exchanges. The Partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges. The Partnerships may each trade up to 75 different types of futures interests, on both domestic and foreign markets, and may trade additional futures interests as determined by the Trading Advisors.



    Each Partnership's margin commitments with respect to its U.S. commodity futures positions have ranged, and are anticipated to range, between 10% and 40% of Net Assets (between 25% and 35% in the case of Spectrum Select), although in certain circumstances, a Partnership's margin levels could deviate substantially from that range in the future. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged."



    The Partnerships trade on the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges:



    - Deutsche Terminborse/Eurex



    - Hong Kong Futures Exchange Ltd



    - International Petroleum Exchange of London



    - Italian Derivatives Market



    - London International Financial Fixtures Exchange Ltd.



    - London Metals Exchange



    - London Securities and Derivatives Exchange



    - Marche a Terme International de France



    - MEFF Renta Variable



    - Montreal Exchange



    - New Zealand Futures and Options Exchange



    - Singapore International Monetary Exchange



    - Swiss Options and Financial Futures Exchange AG



    - Sydney Futures Exchange



    - Tokyo Grain Exchange



    - Tokyo International Futures Exchange


    - Tokyo Stock Exchange



    - Winnipeg Commodity Exchange



    In connection with foreign futures and options contracts, the Partnerships' assets may be deposited by CFI in accounts with non-United States banks and foreign brokers which are segregated on the books of such banks or brokers for the benefit of CFI customers. All such non-United States banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. Such non-United States banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.



    The Trading Advisors for each Partnership are currently allocated the net proceeds received by such Partnership at each of its Monthly Closings, in the following proportions:



SPECTRUM SELECT                                                %
------------------------------------------------------------  ---
  EMC Capital Management, Inc...............................  33 1/3
  Rabar Market Research, Inc................................  33 1/3
  Sunrise Capital Management, Inc...........................  33 1/3

SPECTRUM TECHNICAL                                             %
------------------------------------------------------------  ---
  Campbell & Company, Inc...................................  33 1/3
  Chesapeake Capital Corporation............................  33 1/3
  John W. Henry & Company, Inc.
    Original Investment Program.............................  16 2/3
    Financials and Metals Portfolio.........................  16 2/3



SPECTRUM STRATEGIC
  Blenheim Investments, Inc.................................  33 1/3
  Stonebrook Capital Management, Inc........................  33 1/3
  Willowbridge Associates Inc...............................  33 1/3



SPECTRUM GLOBAL BALANCED
------------------------------------------------------------
  RXR, Inc..................................................  100




    In the future, the proceeds from each Monthly Closing may be allocated in different proportions.



INTEREST CREDITS



    DWR credits each Partnership at month-end with interest income as if 80%, in the case of each of Spectrum Select, Spectrum Technical, and Spectrum Strategic, and 100%, in the case of Spectrum Global Balanced, of such Partnership's average daily Net Assets for the month (including the Partnership's assets held by CFI) were invested at a prevailing rate for U.S. Treasury bills. All of such funds will be available for margin for the Partnerships' trading. For purposes of such interest payments, Net Assets do not include monies due a Partnership on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers, and other persons. The Partnerships' funds will either be invested together with other customer segregated and secured funds or will be held in non-interest-bearing bank accounts. In either case, the Partnerships will be credited with interest at the rate earned by DWR on its U.S. Treasury bill investments with customer segregated funds (as if 80% of their respective assets were invested in U.S. Treasury bills in the case of Spectrum Select, Spectrum Technical and Spectrum Strategic, and 100% of the case of Spectrum Global Balanced). DWR will retain any interest earned in excess of the interest paid by DWR to the Partnerships. To the extent that the assets of the Partnerships are held in non-interest-bearing bank accounts, DWR or its affiliates will benefit from compensating balance treatment in connection with DWR's designation of a bank or banks in which the Partnerships' assets are deposited, I.E., DWR or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. While it is anticipated that such compensating balance benefits will exceed the interest required to be credited to each Partnership, it is estimated that they should not exceed 4% of each Partnership's annual average Net Assets after such credits. To the extent that any excess interest and compensating balance benefits to DWR or its affiliates exceed the interest DWR is obligated to credit to the Partnerships, they will not be shared with the Partnerships.


    The assets of the Partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

DIFFERENCES AMONG THE SPECTRUM SERIES


    The Spectrum Series was organized by the General Partner to meet certain needs of investors in managed futures funds. The Spectrum Series is a series of related managed futures funds that offer an investor a choice of managed futures funds with different investment objectives, trading approaches, Trading Advisors and trading policies and the opportunity to shift investments among such funds. The Spectrum Series presently consists of four Delaware limited partnerships organized pursuant to the form of Limited Partnership Agreement attached hereto as Exhibit A. Demeter Management Corporation is General Partner and commodity pool operator of each Partnership.



    The selection of Trading Advisors for each Partnership was based on a review of each Trading Advisor's trading programs, experience and trading performance record in view of the investment objectives and trading policies of the Partnership. By reviewing this information, the General Partner was able, among other things, to categorize each Trading Advisor based on its trading approach. The General Partner also reviewed trading performance records to determine the level of volatility in performance experienced by each Trading Advisor in the past. These factors are obtained from past trading performance, which the General Partner believes has some value in evaluating the potential trading success of a Trading Advisor, although future performance may be completely different. THE GENERAL PARTNER IS NOT PREDICTING OR GUARANTEEING ANY LEVEL OF PERFORMANCE OR RISK BY ANY PARTNERSHIP. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



    Each Partnership conducts its business separately and independently of the other Partnerships.



SPECTRUM SELECT



    Spectrum Select seeks as its investment objective to generate substantial appreciation of its assets over time through speculative trading of a diverse mix of futures interests, including currencies, financial futures, energies, metals and agricultural commodities, by Trading Advisors employing a variety of trading programs.



    The Trading Advisors for Spectrum Select are EMC Capital Management, Inc., Rabar Market Research, Inc., and Sunrise Capital Management, Inc..



    EMC (CURRENT ALLOCATION: APPROXIMATELY 25%)--The assets of Spectrum Select allocated to EMC are traded pursuant to The Classic Program (a form of which has been traded since January 1985). The Classic Program utilizes a strategy that is developed from an analysis of patterns of actual monthly, weekly, and daily price movements and is not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events.



    RABAR (CURRENT ALLOCATION: APPROXIMATELY 44%)--The assets of Spectrum Select allocated to Rabar are traded pursuant to Rabar's internally developed trading strategy (which has been traded since January 1985), which analyzes patterns of monthly, weekly, and daily price movements, and of such indicators as volume and open interest.



    SUNRISE (CURRENT ALLOCATION: APPROXIMATELY 31%)--The assets of Spectrum Select allocated to Sunrise are traded pursuant to its CIMCO portfolio (which has been traded since October 1990), which is derived from Sunrise's diversified portfolio and trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes and Eurodollars), precious and industrial metals (including gold, silver and copper) and crude oil are also traded in this program.



    A FULL DESCRIPTION OF EACH TRADING ADVISOR, ITS PRINCIPALS AND TRADING PROGRAMS SELECTED FOR SPECTRUM SELECT IS INCLUDED IN "THE TRADING
ADVISORS--SPECTRUM SELECT."



SPECTRUM TECHNICAL



    Spectrum Technical seeks as its investment objective to achieve capital appreciation by allocating its assets to Trading Advisors whose trading approaches utilize various proprietary technical long-term trend-following systems.



    The Trading Advisors for Spectrum Technical are Campbell & Company, Inc., Chesapeake Capital Corporation, and John W. Henry & Company, Inc.



    CAMPBELL (CURRENT ALLOCATION: APPROXIMATELY 30%)--The assets of Spectrum Technical allocated to Campbell are traded pursuant to its Financial, Metal & Energy Large Portfolio (which has been traded since April 1983), which utilizes computerized technical trend-following systems to profit from major and sustained futures price trends.



    CHESAPEAKE (CURRENT ALLOCATION: APPROXIMATELY 23%)--Prior to June 1, 1998, the assets of Spectrum Technical allocated to Chesapeake were traded pursuant to its Diversified Program and its Financials and Metals Program. The assets of Spectrum Technical allocated to Chesapeake are now traded pursuant to its Diversified 2XL Program. The Diversified 2XL Program (which has been traded since April 1994), applies a trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices at twice the leverage of the Diversified Program. Chesapeake may trade these futures interests on any U.S. or foreign exchanges.



    JWH-REGISTERED TRADEMARK- (CURRENT ALLOCATION: APPROXIMATELY 47%)--The assets of Spectrum Technical allocated to JWH are traded pursuant to its Original Investment Program (which has been traded since October 1982) and its Financial and Metals Portfolio (which has been traded since October 1984). The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial markets. The program always maintains a position--long or short-- in every market traded. Historically, it has had a low statistical correlation to the S&P 500. The Financial and Metals Portfolio seeks to identify and capitalize on intermediate and long-term price movements in global financial and precious metals markets. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. Historically, the program has had a low statistical correlation to the S&P 500.



    A FULL DESCRIPTION OF EACH TRADING ADVISOR, ITS PRINCIPALS AND TRADING PROGRAMS SELECTED FOR SPECTRUM TECHNICAL IS INCLUDED IN "THE TRADING ADVISORS--SPECTRUM TECHNICAL."


SPECTRUM STRATEGIC


    Spectrum Strategic seeks as its investment objective to achieve capital appreciation by allocating its assets to Trading Advisors whose trading approaches are primarily discretionary in nature, and employ both fundamental methodologies, such as evaluating supply and demand levels as well as other economic and political indicators, and technical analysis in their trading strategies.



    The Trading Advisors for Spectrum Strategic are Blenheim Investments, Inc., Stonebrook Capital Management, Inc. and Willowbridge Associates Inc.



    BLENHEIM (CURRENT ALLOCATION: APPROXIMATELY 30%)--The assets of Spectrum Strategic allocated to Blenheim are traded pursuant to Blenheim's trading program (which has been traded since July 1988), which relies primarily on its experience in trading, and utilizes fundamental, geopolitical and technical factors in its analysis and evaluation of the futures markets.



    STONEBROOK (CURRENT ALLOCATION: APPROXIMATELY 7%)--The assets of Spectrum Strategic allocated to Stonebrook are traded pursuant to Stonebrook's trading program (which has been traded since 1993), which focuses on trading fixed-income, foreign currency and stock index markets worldwide.



    WILLOWBRIDGE (CURRENT ALLOCATION: APPROXIMATELY 63%)--The assets of Spectrum Strategic allocated to Willowbridge are traded pursuant to Willowbridge's Select Investment Program, whereby Spectrum Strategic allocates assets to Willowbridge's XLIM trading approach (which has been traded since February
1988). XLIM is traded on a discretionary basis by Mr. Philip Yang (Willowbridge's Director and President), with trading decisions based primarily on Mr. Yang's analysis of technical factors, fundamentals, and market action. XLIM trades are selected from a wide variety of futures contracts, forwards, spot, and options on United States and international markets, including, but not limited to, financial instruments, currencies, precious and base metals, and agricultural commodities.



    A FULL DESCRIPTION OF EACH TRADING ADVISOR, ITS PRINCIPALS AND TRADING PROGRAMS SELECTED FOR SPECTRUM STRATEGIC IS INCLUDED IN "THE TRADING ADVISORS--SPECTRUM STRATEGIC."


SPECTRUM GLOBAL BALANCED


    Spectrum Global Balanced seeks as its investment objective to achieve capital appreciation by allocating its assets to a Trading Advisor whose trading approach utilizes primarily technical analysis with an emphasis on a balanced portfolio of world equity, fixed income and currency markets.



    The Trading Advisor for Spectrum Global Balanced is RXR, Inc.



    RXR (CURRENT ALLOCATION 100%)--RXR utilizes both U.S. and non-US stock indices and bond futures in applying its trading approach, thereby providing a global perspective to the Spectrum Global Balanced portfolio.

    A FULL DESCRIPTION OF RXR, ITS PRINCIPALS AND TRADING PROGRAM IS INCLUDED IN "THE TRADING ADVISORS-- SPECTRUM GLOBAL BALANCED."


TRADING POLICIES


    Each Partnership requires its Trading Advisors to manage the funds allocated to them in accordance with the following trading policies. [Note: Bracketed language is not applicable to Spectrum Global Balanced; italicized language is applicable only to Spectrum Global Balanced; and Trading Policy 8 is applicable only to Spectrum Select.]


        1. The Trading Advisors will trade only in those futures interests contracts that have been approved by the General Partner. [The Partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Partnership's Net Assets.] In addition, the Partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indices)) at any one time.

        2. [The Partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66- 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.]

        3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

        4. The Trading Advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. THE PARTNERSHIP MAY, WITH THE GENERAL PARTNER'S PRIOR APPROVAL, PURCHASE "CASH" STOCKS AND BONDS, OR OPTIONS ON STOCK OR BOND INDICES, ON A TEMPORARY BASIS UNDER UNUSUAL CIRCUMSTANCES IN WHICH IT IS NOT PRACTICABLE OR ECONOMICALLY FEASIBLE TO ESTABLISH THE PARTNERSHIP'S STOCK INDEX OR BOND PORTFOLIOS IN THE FUTURES MARKETS, AND MAY ACQUIRE "CASH" INSTRUMENTS IN ITS SHORT-TERM INTEREST RATE FUTURES COMPONENT.

        5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interests due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Partnership's open trade equity (I.E., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

        6. The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any "affiliate" thereof (as defined in Section 14(c) of the Limited Partnership Agreement), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

        7. The Partnership will not permit "churning" of the Partnership's assets.

        8. The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.


    Material changes to the Trading Policies described above may be made only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding.



                              THE SPECTRUM SERIES



    Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced were each formed as limited partnerships on April 29, 1994 and commenced trading operations on November 2, 1994. Spectrum Select is a limited partnership originally formed on March 21, 1991 as Dean Witter Select Futures Fund L.P. Select Futures Fund was a closed-end fund that commenced trading operations on September 2, 1991 and subsequently re-opened for new investment in October 1993 and March 1997. Commencing with the May 31, 1998 Monthly Closing, Spectrum Select was added as the fourth Partnership in the Spectrum Series. In conjunction with Spectrum Select's addition to the Spectrum Series, it was renamed Dean Witter Spectrum Select L.P. in April 1998, and each of its Units was converted into 100 Units. The Unit conversion was made in an effort to value the Units in a manner that was consistent with the three other Partnerships in the Spectrum Series.



    Each Partnership's Net Asset Value per Unit is calculated independently of the other Partnerships. Each Partnership's performance depends solely on the combined performance of its Trading Advisors, except Spectrum Global Balanced, which relies on the performance of a single Trading Advisor.



    Units in each Spectrum Series Partnership are continuously offered for sale at Monthly Closings held as of the last day of each month. The purchase price per Unit is equal to 100% of the Net Asset Value of a Unit as of the date of the Monthly Closing at which the General Partner accepts a subscriber's subscription. Following is a summary of certain information relating to the sale of Units in each Partnership since its commencement of operations through October 31, 1998:



                                            SPECTRUM               SPECTRUM              SPECTRUM             SPECTRUM
                                             SELECT                TECHNICAL             STRATEGIC         GLOBAL BALANCED
                                      ---------------------  ---------------------  -------------------  -------------------
Units Sold..........................         15,485,879.908*        18,035,441.885        8,058,114.378        3,415,651.687
Units Unsold........................            628,087.192          4,964,558.115        4,441,885.622        4,584,348.313
Proceeds received...................  $     219,109,290      $     230,589,733      $    84,824,238      $    44,436,045
General Partner Contributions.......  $       1,720,000      $       1,981,984      $       657,000      $       348,234
Number of Limited Partners..........             10,800                 20,598                9,499                4,784


---------


* The number of Units sold has been adjusted to reflect the 100-for-1 Unit conversion that took place on April 30, 1998, when Spectrum Select became part of the Spectrum Series.



PERFORMANCE RECORDS



    A summary of performance information for each Partnership from its commencement of trading through October 31, 1998 is set forth in Tables I, II, III, and IV below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles.


                              -------------------


    Investors are cautioned that the information set forth in each capsule performance summary is not indicative of, and has no bearing on, any trading results which may be attained by the Partnerships in the future, since past results are not a guarantee of future results. There can be no assurance that any Partnership will make any profits at all or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.

                                                                         TABLE I



                         PERFORMANCE OF SPECTRUM SELECT



Type of Pool:  Publicly-Offered Pool



Inception of Trading:  August 1991



Aggregate Subscriptions:  $219,109,290



Current Capitalization:  $197,489,186



Current Net Asset Value Per Unit:  $24.54



Worst Monthly % Drawdown (Month/Year):  (13.72)% (January 1992)



Worst Month-End Peak-to-Valley: (26.78)% (15 months, June 1995-August 1996)



Cumulative Return Since Inception: 145.40%


                                                                 MONTHLY PERFORMANCE
                          --------------------------------------------------------------------------------------------------
MONTH                          1998          1997       1996       1995       1994       1993       1992          1991
------------------------  ---------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------------

                                 %             %          %          %          %          %          %             %
January                          0.87          3.93      (0.38)     (8.13)    (11.67)      0.31     (13.72)
February                         2.16          4.75     (12.11)      9.61      (6.79)     14.84      (6.09)
March                            0.23          0.31      (0.22)     20.58      12.57      (0.59)     (3.91)
April                           (6.72)        (5.46)      4.07       9.06      (0.95)     10.35      (1.86)
May                              1.79         (1.18)     (3.65)     11.08       6.84       1.95      (1.42)
June                             0.93          0.16       1.37      (1.70)     10.30       0.21       7.19
July                            (0.97)         9.74      (1.44)    (10.61)     (4.91)     13.90      10.72
August                          19.19         (6.22)     (0.46)     (4.81)     (6.95)     (0.95)      6.69         (6.20)
September                        6.24          0.93       3.34      (7.76)      1.25      (4.13)     (5.24)         6.32
October                         (5.14)        (3.77)     13.30      (3.35)     (4.78)     (4.97)     (3.17)        (2.28)
November                                       0.62       6.76       1.37       5.68      (1.30)      1.39         (2.93)
December                                       3.35      (3.36)     11.19      (2.72)      8.14      (3.58)        38.67
Compound Annual/ Period
  Rate of Return                17.70          6.22       5.27      23.63      (5.13)     41.63     (14.45)        31.18
                            (10 months)                                                                        (5 months)



                                                                        TABLE II



                       PERFORMANCE OF SPECTRUM TECHNICAL



Type of Pool: Publicly-Offered Fund
Inception of Trading: November 1994
Aggregate Subscriptions: $230,589,733
Current Capitalization: $249,649,648
Current Net Asset Value per Unit: $16.21
Worst Monthly % Drawdown (Month/Year): (6.39)% (February 1996)
Worst Month-End Peak-to-Valley Drawdown: (8.27)% (3 months, March 1997-May 1997) Cumulative Return Since Inception: 62.10%


                                                   MONTHLY PERFORMANCE
                           --------------------------------------------------------------------
MONTH                          1998          1997          1996          1995          1994
-------------------------  ------------  ------------  ------------  ------------  ------------

                                %             %             %             %             %
January                        (1.16)         3.67          4.78         (1.84)
February                        0.41          1.13         (6.39)         5.10
March                           1.31         (1.82)         1.24         10.21
April                          (4.62)        (2.93)         4.82          3.60
May                             3.28         (3.75)        (3.84)         0.69
June                           (1.10)         0.69          3.21         (1.12)
July                           (0.98)         9.33         (4.80)        (2.44)
August                         10.29         (5.97)        (0.35)        (0.63)
September                       4.35          1.85          5.50         (3.33)
October                        (0.73)         0.36          9.92         (0.09)
November                                      1.01          8.34          0.93         (0.90)
December                                      4.57         (3.88)         6.09         (1.31)
Compound Annual/Period
  Rate of Return               10.80          7.49         18.35         17.59         (2.20)
                           (10 months)                                              (2 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       TABLE III


                       PERFORMANCE OF SPECTRUM STRATEGIC


Type of Pool: Publicly-Offered Fund
Inception of Trading: November 1994
Aggregate Subscriptions: $84,824,238
Current Capitalization: $71,464,429
Current Net Asset Value per Unit: $12.21
Worst Monthly % Drawdown (Month/Year): (11.06)% (April 1998)
Worst Month-End Peak-to-Valley Drawdown: (32.11)% (16 months, April 1997-July
1998)
Cumulative Return Since Inception: 22.10%


                                                              MONTHLY PERFORMANCE
                                 ------------------------------------------------------------------------------
MONTH                                 1998            1997            1996            1995            1994
-------------------------------  --------------  --------------  --------------  --------------  --------------
                                       %               %               %               %               %
January                                5.32           (0.66)           3.71           (3.50)
February                              (3.37)          10.09          (10.29)           1.45
March                                  0.37            6.77           (0.97)           7.86
April                                (11.06)          (6.90)           6.08            0.00
May                                   (7.40)           0.78           (3.05)          (0.66)
June                                  (0.89)          (1.63)          (2.86)          (6.38)
July                                  (5.26)           7.65           (4.91)          (0.81)
August                                11.82           (4.93)           1.14            4.00
September                             19.03           (6.03)           5.11           (0.39)
October                                8.44           (6.24)           2.92            0.30
November                                              (2.22)           3.49            2.76            0.10
December                                               5.62           (2.65)           6.24            0.00
Compound Annual/Period
  Rate of Return                      14.01            0.37           (3.53)          10.49            0.10

                                  (10 months)                                                      (2 months)



                                                                        TABLE IV


                    PERFORMANCE OF SPECTRUM GLOBAL BALANCED


Type of Pool: Publicly-Offered Fund
Inception of Trading: November 1994
Aggregate Subscriptions: $44,436,045
Current Capitalization: $42,080,402
Current Net Asset Value per Unit: $15.39
Worst Monthly % Drawdown (Month/Year): (7.92)% (February 1996)
Worst Month-End Peak-to-Valley Drawdown: (10.64)% (4 months, February 1996-May
1996)
Cumulative Return Since Inception: 53.90%


                                                                 MONTHLY PERFORMANCE
                                    ------------------------------------------------------------------------------
MONTH                                    1998            1997            1996            1995            1994
----------------------------------  --------------  --------------  --------------  --------------  --------------
                                          %               %               %               %               %
January                                   2.25            3.35            0.41            1.32
February                                  1.49            3.16           (7.92)           4.62
March                                     2.24           (2.50)          (1.08)           2.88
April                                    (1.78)          (1.65)           1.27            2.15
May                                      (0.35)           1.68           (3.13)           4.38
June                                      0.00            3.64            0.46            0.79
July                                     (1.19)          11.89            0.83           (1.39)
August                                    2.55           (5.92)          (0.82)          (1.41)
September                                 5.11            3.26            2.30            1.61
October                                   1.18           (1.69)           3.77            0.26
November                                                 (0.37)           4.76            2.72           (0.50)
December                                                  3.07           (3.88)           2.99           (1.21)
Compound Annual/Period
  Rate of Return                         11.93           18.23           (3.65)          22.79           (1.70)

                                     (10 months)                                                      (2 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    FOOTNOTES TO TABLES I, II, III, AND IV.

    "DRAWDOWN" MEANS DECLINE IN NET ASSET VALUE PER UNIT. "WORST MONTH-END PEAK-TO-VALLEY DRAWDOWN" AS USED HEREIN IS EQUIVALENT TO THE "DRAWDOWN" EXPERIENCED BY A PARTNERSHIP, DETERMINED IN ACCORDANCE WITH CFTC RULE 4.10 AND REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM ANY MONTH-END NET ASSET VALUE PER UNIT WHICH OCCURS WITHOUT SUCH MONTH-END NET ASSET VALUE PER UNIT BEING EQUALED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. IN DOLLAR TERMS, FOR EXAMPLE, IF THE NET ASSET VALUE PER UNIT OF A PARTNERSHIP DECLINED BY $1 IN EACH OF JANUARY AND FEBRUARY, INCREASED BY $1 IN MARCH AND DECLINED AGAIN BY $2 IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THAT "DRAWDOWN" TO BE STILL CONTINUING AND TO BE $3 IN AMOUNT, WHEREAS IF THE NET ASSET VALUE OF A UNIT HAD INCREASED BY $2 IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT THE $2 LEVEL. SUCH "DRAWDOWNS" ARE MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUES ONLY, AND DO NOT REFLECT INTRA-MONTH FIGURES.

    "MONTHLY RATE OF RETURN" IS THE PERCENTAGE CHANGE IN NET ASSET VALUE PER UNIT FROM ONE MONTH TO ANOTHER.

    "COMPOUND ANNUAL (PERIOD) RATE OF RETURN" IS CALCULATED BY MULTIPLYING ON A COMPOUND BASIS EACH OF THE MONTHLY RATES OF RETURN AND NOT BY ADDING OR AVERAGING SUCH MONTHLY RATES OF RETURN. FOR PERIODS OF LESS THAN ONE YEAR, THE RESULTS ARE YEAR-TO-DATE.


ADDITIONAL PARTNERSHIPS



    In the future, additional partnerships may be added to the Spectrum Series and units of limited partnership interest of such partnerships may be offered pursuant to an updated version of, or supplement to, this Prospectus. Such partnerships will generally have different Trading Advisors and may have substantially different trading approaches or fee structures. An investor should carefully review such updated version of or supplement to this Prospectus describing any such partnership before making the decision to purchase units of any such partnership.



AVAILABILITY OF EXCHANGE ACT REPORTS



    The Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file, or will file, reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices described above at prescribed rates. Reports, proxy and information statements, and other information regarding the Partnerships are available at the SEC 's Web site http:// www.sec.gov.



    The Partnerships have filed with the SEC, in Washington, D.C., Registration Statements on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in such Registration Statements, certain items of which are omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnerships and the Units offered hereby, reference is made to the Registration Statements and the exhibits thereto.

                            SELECTED FINANCIAL DATA


    The following is the results of operations of: (a) Spectrum Select for the nine months ended September 30, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996, 1995, 1994 and 1993 and (b) Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced for the nine months ended September 30, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995, and for the period from November 2, 1994 (commencement of operations) to December 31, 1994. Per Unit results for Spectrum Select have been adjusted to reflect the 100-for-1 Unit conversion which occurred on April 30, 1998. For the complete financial statements for all the Partnerships, see page F-1 of this Prospectus. For performance information with respect to each Partnership, see "The Spectrum Series-- Performance Records."


                                                        SPECTRUM SELECT
-------------------------------------------------------------------------------------------------------------------------------

                                             FOR THE NINE MONTHS ENDED
                                                   SEPTEMBER 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                             --------------------------  ------------------------------------------------------

                                                 1998          1997          1997          1996          1995          1994
                                             ------------  ------------  ------------  ------------  ------------  ------------
                                                  $             $             $             $             $             $
                                             (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                     25,414,460    17,548,841    15,940,851    26,876,393    65,987,157    19,134,352
  Net change in unrealized                     22,586,491      (628,624)    3,149,167   (10,950,217)   (4,657,344)   (7,758,820)
                                             ------------  ------------  ------------  ------------  ------------  ------------
    Total Trading Results                      48,000,951    16,920,217    19,090,018    15,926,176    61,329,813    11,375,532
Interest income (DWR)                           5,105,202     5,592,135     7,405,511     6,120,347     7,969,749     6,044,870
                                             ------------  ------------  ------------  ------------  ------------  ------------
    Total Revenues                             53,106,153    22,512,352    26,495,529    22,046,523    69,299,562    17,420,402
                                             ------------  ------------  ------------  ------------  ------------  ------------
EXPENSES
Brokerage fees (DWR)                            7,767,759     7,535,328     9,777,851    10,641,478    14,173,695    15,551,182
Management fees                                 3,715,645     3,988,231     5,239,533     4,583,197     5,626,908     5,452,353
Transaction fees and costs                        625,328       926,221     1,370,439     1,104,011     1,589,795     1,652,264
Administrative expenses                            64,000        83,000       114,000       128,000       148,000       126,000
Incentive fees                                  1,828,624        49,989        49,989       175,796     8,707,049     4,441,510
                                             ------------  ------------  ------------  ------------  ------------  ------------
      Total Expenses                           14,001,356    12,582,769    16,551,812    16,632,482    30,245,447    27,223,309
                                             ------------  ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS)                              39,104,797     9,929,583     9,943,717     5,414,041    39,054,115    (9,802,907)
                                             ------------  ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                               38,436,723     9,768,879     9,781,168     5,283,411    38,580,172    (9,695,068)
General Partner                                   668,074       160,704       162,549       130,630       473,943      (107,839)
NET INCOME (LOSS) PER UNIT:
Limited Partners                                     5.02          1.21         12.21          9.82         35.61         (8.15)
General Partner                                      5.02          1.21         12.21          9.82         35.61         (8.15)
TOTAL ASSETS AT END OF PERIOD                 208,966,583   174,523,788   169,541,807   167,588,012   179,342,999   171,613,080
TOTAL NET ASSETS AT END OF PERIOD             204,396,888   171,762,965   166,773,321   163,786,285   176,446,260   168,189,328
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                    25.87         20.83         20.85         19.62         18.64         15.08
General Partner                                     25.87         20.83         20.85         19.62         18.64         15.08


-------------------------------------------

                                                 1993
                                             ------------
                                                  $

REVENUES
Trading Profit (Loss):
  Realized                                     12,348,813
  Net change in unrealized                     28,172,416
                                             ------------
    Total Trading Results                      40,521,229
Interest income (DWR)                           2,410,096
                                             ------------
    Total Revenues                             42,931,325
                                             ------------
EXPENSES
Brokerage fees (DWR)                            8,893,981
Management fees                                 3,165,432
Transaction fees and costs                        918,652
Administrative expenses                           141,000
Incentive fees                                  3,420,048
                                             ------------
      Total Expenses                           16,539,113
                                             ------------
NET INCOME (LOSS)                              26,392,212
                                             ------------
                                             ------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                               26,080,515
General Partner                                   311,697
NET INCOME (LOSS) PER UNIT:
Limited Partners                                    46.71
General Partner                                     46.71
TOTAL ASSETS AT END OF PERIOD                 202,681,945
TOTAL NET ASSETS AT END OF PERIOD             199,215,616
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                    15.90
General Partner                                     15.90


                                                        SPECTRUM TECHNICAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                FOR THE NINE MONTHS ENDED
                                                      SEPTEMBER 30,                      FOR THE YEARS ENDED DECEMBER 31,
                                            ----------------------------------  ---------------------------------------------------
                                                  1998              1997              1997              1996             1995
                                            ----------------  ----------------  ----------------  ----------------  ---------------
                                                   $                 $                 $                 $                 $
                                              (UNAUDITED)       (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                        13,007,107         5,346,080        13,777,460        26,334,748        4,446,595
  Net change in unrealized                        26,421,207         4,725,888         9,762,823        (1,552,659)       3,362,093
                                            ----------------  ----------------  ----------------  ----------------  ---------------
    Total Trading Results                         39,428,314        10,071,968        23,540,283        24,782,089        7,808,688
Interest income (DWR)                              6,008,143         4,219,684         5,987,304         3,242,977        1,430,845
                                            ----------------  ----------------  ----------------  ----------------  ---------------
    Total Revenues                                45,436,457        14,291,652        29,527,587        28,025,066        9,239,533
                                            ----------------  ----------------  ----------------  ----------------  ---------------
EXPENSES
Brokerage fees (DWR)                              11,107,075         8,396,911        11,617,770         6,997,531        3,003,934
Management fees                                    5,955,922         4,148,649         5,832,758         3,273,649        1,373,227
Incentive fees                                     2,653,466           230,786           369,975         1,852,569          600,504
                                            ----------------  ----------------  ----------------  ----------------  ---------------
    Total Expenses                                19,716,463        12,776,346        17,820,503        12,123,749        4,977,665
                                            ----------------  ----------------  ----------------  ----------------  ---------------
NET INCOME (LOSS)                                 25,719,994         1,515,306        11,707,084        15,901,317        4,261,868
                                            ----------------  ----------------  ----------------  ----------------  ---------------
                                            ----------------  ----------------  ----------------  ----------------  ---------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                  25,458,926         1,500,589        11,589,197        15,737,852        4,226,249
General Partner                                      261,068            14,717           117,887           163,465           35,619

NET INCOME (LOSS) PER UNIT:
Limited Partners                                        1.70               .19              1.02              2.11             1.72
General Partner                                         1.70               .19              1.02              2.11             1.72

TOTAL ASSETS AT THE END OF PERIOD                251,043,295       167,073,561       184,769,817       114,822,056       60,075,842
TOTAL NET ASSETS AT END OF PERIOD                246,498,391       164,410,683       181,950,507       112,985,629       59,326,379
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                       16.33             13.80             14.63             13.61            11.50
General Partner                                        16.33             13.80             14.63             13.61            11.50


------------------------------------------
                                            FOR THE PERIOD FROM
                                             NOVEMBER 2, 1994
                                             (COMMENCEMENT OF
                                              OPERATIONS) TO
                                             DECEMBER 31, 1994
                                            -------------------
                                                     $

REVENUES
Trading Profit (Loss):
  Realized                                           (786,137)
  Net change in unrealized                            724,455
                                            -------------------
    Total Trading Results                             (61,682)
Interest income (DWR)                                  67,617
                                            -------------------
    Total Revenues                                      5,935
                                            -------------------
EXPENSES
Brokerage fees (DWR)                                  149,907
Management fees                                        68,529
Incentive fees                                         19,678
                                            -------------------
    Total Expenses                                    238,114
                                            -------------------
NET INCOME (LOSS)                                    (232,179)
                                            -------------------
                                            -------------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                     (229,460)
General Partner                                        (2,719)
NET INCOME (LOSS) PER UNIT:
Limited Partners                                         (.22)
General Partner                                          (.22)
TOTAL ASSETS AT THE END OF PERIOD                  15,084,678
TOTAL NET ASSETS AT END OF PERIOD                  14,931,054
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                         9.78
General Partner                                          9.78

                               SPECTRUM STRATEGIC


                                      FOR THE NINE MONTHS ENDED
                                            SEPTEMBER 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                   --------------------------------  -------------------------------------------------
                                        1998             1997             1997             1996             1995
                                   ---------------  ---------------  ---------------  ---------------  ---------------
                                          $                $                $                $                $
                                     (UNAUDITED)      (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                               2,125,953        3,748,975        1,297,824        4,980,402        3,408,036
  Net change in unrealized               4,475,848          717,205        2,387,258       (1,679,048)       1,451,792
                                   ---------------  ---------------  ---------------  ---------------  ---------------
    Total Trading Results                6,601,801        4,466,180        3,685,082        3,301,354        4,859,828
Interest income (DWR)                    1,732,273        1,678,432        2,304,248        1,604,026          887,226
                                   ---------------  ---------------  ---------------  ---------------  ---------------
    Total Revenues                       8,334,074        6,144,612        5,989,330        4,905,380        5,747,054
                                   ---------------  ---------------  ---------------  ---------------  ---------------
EXPENSES
Brokerage fees (DWR)                     3,169,563        3,305,511        4,414,327        3,398,205        1,802,579
Management fees                          1,675,367        1,633,015        2,212,788        1,587,213          824,036
Incentive fees                             178,428          427,095          427,094          726,825          437,310
                                   ---------------  ---------------  ---------------  ---------------  ---------------
    Total Expenses                       5,023,358        5,365,621        7,054,209        5,712,243        3,063,925
                                   ---------------  ---------------  ---------------  ---------------  ---------------
NET INCOME (LOSS)                        3,310,716          778,991       (1,064,879)        (806,863)       2,683,129
                                   ---------------  ---------------  ---------------  ---------------  ---------------
                                   ---------------  ---------------  ---------------  ---------------  ---------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                         3,271,967          770,488       (1,054,657)        (799,980)       2,659,882
General Partner                             38,749            8,503          (10,222)          (6,883)          23,247

NET INCOME (LOSS) PER UNIT:
Limited Partners                               .55              .39             0.04             (.39)            1.05
General Partner                                .55              .39             0.04             (.39)            1.05

TOTAL ASSETS AT END OF PERIOD           67,242,994       61,052,199       61,010,043       47,089,676       33,049,282
TOTAL NET ASSETS AT END OF PERIOD       65,479,623       59,955,298       59,095,581       45,118,877       32,462,932
NET ASSET VALUE PER UNIT AT END
  OF PERIOD
Limited Partners                             11.26            11.06            10.71            10.67            11.06
General Partner                              11.26            11.06            10.71            10.67            11.06

                                   FOR THE PERIOD FROM
                                    NOVEMBER 2, 1994
                                    (COMMENCEMENT OF
                                     OPERATIONS) TO
                                    DECEMBER 31, 1994
                                   -------------------
                                            $

REVENUES
Trading Profit (Loss):
  Realized                                  (221,731)
  Net change in unrealized                   367,611
                                   -------------------
    Total Trading Results                    145,880
Interest income (DWR)                         55,127
                                   -------------------
    Total Revenues                           201,007
                                   -------------------
EXPENSES
Brokerage fees (DWR)                         121,039
Management fees                               55,333
Incentive fees                                18,841
                                   -------------------
    Total Expenses                           195,213
                                   -------------------
NET INCOME (LOSS)                              5,794
                                   -------------------
                                   -------------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                               5,704
General Partner                                   90
NET INCOME (LOSS) PER UNIT:
Limited Partners                                 .01
General Partner                                  .01
TOTAL ASSETS AT END OF PERIOD             12,042,772
TOTAL NET ASSETS AT END OF PERIOD         11,918,929
NET ASSET VALUE PER UNIT AT END
  OF PERIOD
Limited Partners                               10.01
General Partner                                10.01


                                              SPECTRUM GLOBAL BALANCED
---------------------------------------------------------------------------------------------------------------------
                                    FOR THE NINE MONTHS ENDED
                                          SEPTEMBER 30,                     FOR THE YEARS ENDED DECEMBER 31,
                                ----------------------------------  -------------------------------------------------
                                      1998              1997             1997             1996             1995
                                ----------------  ----------------  ---------------  ---------------  ---------------
                                       $                 $                 $                $                $
                                  (UNAUDITED)       (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                             1,376,863         3,416,023        3,683,460          177,564        1,508,581
  Net change in unrealized             2,422,095           441,805          464,966         (175,835)         373,624
                                ----------------  ----------------  ---------------  ---------------  ---------------
    Total Trading Results              3,798,958         3,857,828        4,148,426            1,729        1,882,205
Interest income (DWR)                  1,168,924           815,238        1,145,033          891,897          447,608
                                ----------------  ----------------  ---------------  ---------------  ---------------
    Total Revenues                     4,967,882         4,673,066        5,293,459          893,626        2,329,813
                                ----------------  ----------------  ---------------  ---------------  ---------------
EXPENSES
Brokerage fees (DWR)                   1,105,224           826,798        1,124,531        1,030,310          503,995
Management fee                           290,828           193,209          269,162          221,282          104,999
Incentive fees                           152,442           300,250          300,250               --          161,155
                                ----------------  ----------------  ---------------  ---------------  ---------------
    Total Expenses                     1,548,494         1,320,257        1,693,943        1,251,592          770,149
                                ----------------  ----------------  ---------------  ---------------  ---------------
NET INCOME (LOSS)                      3,419,388         3,352,809        3,599,516         (357,966)       1,559,664
                                ----------------  ----------------  ---------------  ---------------  ---------------
                                ----------------  ----------------  ---------------  ---------------  ---------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                       3,382,644         3,317,393        3,561,537         (354,537)       1,536,421
General Partner                           36,744            35,416           37,979           (3,429)          23,243

NET INCOME (LOSS) PER UNIT:
Limited Partners                            1.46              1.99             2.12             (.44)            2.24
General Partner                             1.46              1.99             2.12             (.44)            2.24

TOTAL ASSETS AT END OF PERIOD         41,039,826        24,394,315       25,923,024       19,620,770       14,923,682
TOTAL NET ASSETS AT END OF
  PERIOD                              40,459,538        24,103,421       25,683,236       18,706,255       14,754,500
NET ASSET VALUE PER UNIT AT
  END OF PERIOD
Limited Partners                           15.21             13.62            13.75            11.63            12.07
General Partner                            15.21             13.62            13.75            11.63            12.07


------------------------------
                                FOR THE PERIOD FROM
                                 NOVEMBER 2, 1994
                                 (COMMENCEMENT OF
                                  OPERATIONS) TO
                                 DECEMBER 31, 1994
                                -------------------
                                         $

REVENUES
Trading Profit (Loss):
  Realized                               (61,916)
  Net change in unrealized                18,804
                                -------------------
    Total Trading Results                (43,112)
Interest income (DWR)                     25,896
                                -------------------
    Total Revenues                       (17,216)
                                -------------------
EXPENSES
Brokerage fees (DWR)                      29,040
Management fee                             6,050
Incentive fees                                --
                                -------------------
    Total Expenses                        35,090
                                -------------------
NET INCOME (LOSS)                        (52,306)
                                -------------------
                                -------------------
NET INCOME (LOSS) ALLOCATION:
Limited Partners                         (50,640)
General Partner                           (1,666)
NET INCOME (LOSS) PER UNIT:
Limited Partners                            (.17)
General Partner                             (.17)
TOTAL ASSETS AT END OF PERIOD          3,817,871
TOTAL NET ASSETS AT END OF
  PERIOD                               3,797,845
NET ASSET VALUE PER UNIT AT
  END OF PERIOD
Limited Partners                            9.83
General Partner                             9.83

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


DEAN WITTER SPECTRUM SELECT L.P.


    LIQUIDITY

    Assets of the Partnership are deposited with DWR and CFI in separate futures interests trading accounts established for each Trading Advisor and are used by the Partnership as margin to engage in trading. Such assets are held in either non-interest bearing bank accounts or in securities approved by the CFTC for investment of customer funds. See "Investment Program, Use of Proceeds and Trading Policies." The Partnership's assets held by DWR and CFI may be used as margin solely for the Partnership's trading. Since the Partnership's sole purpose is to trade in futures interests, it is expected that the Partnership will continue to own such liquid assets for margin purposes.


    The Partnership's investment in futures interests may, from time to time, be illiquid. See "Risk Factors--Risks Relating to Futures Interests and the Futures Interests Markets--Futures Interests Trading May be Illiquid." Most United States futures exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit. If the price for a particular futures interest has increased or decreased by an amount equal to the daily limit, positions in such futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures interests prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Partnership from promptly liquidating its futures interests and result in restrictions on redemptions.


    There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent the Partnership from trading in potentially profitable markets or prevent the Partnership from promptly liquidating unfavorable positions in such markets and subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.


    Since commencement of trading by the Partnership, there has never been a time when illiquidity has affected a material portion of its assets.


    CAPITAL RESOURCES


    The Partnership does not have, or expect to have, any capital assets. Redemptions, Exchanges and sales of additional Units in the future will affect the amount of funds available for investments in futures interests in subsequent periods. As redemptions are at the discretion of investors, it is not possible to estimate the amount and therefore the impact of future redemptions.


    RESULTS OF OPERATIONS


    GENERAL. Because of the nature of the Partnership's business, its results depend on its Trading Advisors and the ability of each Trading Advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1995, 1996, and 1997, and the nine months ended September 30, 1998, and a general discussion of its trading activities in certain markets during each period. All per Unit amounts have been restated to reflect the 100-for-1 Unit conversion effective as of April 30, 1998. It is important to note, however, that the Trading Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisors or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of its Trading Advisors' trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "The Spectrum Series-- Performance Records" and "Selected Financial Data" above and the Partnership's financial statements herein.



    1995 RESULTS. Spectrum Select recorded strong gains for the year, primarily due to the Partnership's participation in global interest rate futures, as both U.S. and international interest rate futures witnessed sustained upward price trends during several periods of the year. Such gains, coupled with gains in currency markets during the first half of the year, constituted a majority of the profits for the year. These gains were partially offset by losses in metals, energies, soft commodities and agricultural markets. Such losses were primarily due to trendless pricing patterns and short-term price volatility. Energy markets proved profitable in December, however, as prices increased dramatically.



    For the year ended December 31, 1995, Spectrum Select's total trading revenues, including interest income, were $69,299,562. Total expenses for the year were $30,245,447, resulting in a net gain of $39,054,115. The value of an individual Unit in Spectrum Select increased from $15.08 at December 31, 1994 to $18.64 at December 31, 1995.



    1996 RESULTS. Spectrum Select recorded net profits for the year, due primarily to trading in global financial futures as prices trended higher during the period of September through November. Additional gains recorded in the currency markets, primarily from long British pound positions during the fourth quarter, contributed to offset losses recorded from trend reversals and choppy price movement earlier in the year. Spectrum Select's exposure to domestic commodities partially hindered performance in 1996, as agricultural and soft commodities failed to provide sustained price trends during much of the year.



    For the year ended December 31, 1996, Spectrum Select's total trading revenues, including interest income, were $22,046,523. Total expenses for the year were $16,632,482, resulting in a net gain of $5,414,041. The value of an individual Unit in Spectrum Select increased from $18.64 at December 31, 1995 to $19.62 at December 31, 1996.



    1997 RESULTS. Spectrum Select recorded net profits during 1997 primarily as a result of a strengthening in the value of the U.S. dollar versus the Japanese yen and most major world currencies throughout the year. Additional gains were recorded from long global interest rate futures positions as U.S., Australian and European interest rate futures trended higher in July. A portion of these gains was offset by losses experienced from sharp trend reversals and short-term volatile price movement in global bond futures during April and August. Overall, the Partnership's ability to capture profits in the currency and financial futures complexes more than offset smaller losses incurred from trendless pricing patterns and choppy price movement experienced in trading most traditional commodities.



    For the year ended December 31, 1997, Spectrum Select's total trading revenues, including interest income, were $26,495,529. Total expenses for the year were $16,551,812, resulting in a net gain of $9,943,717. The value of an individual Unit in Spectrum Select increased from $19.62 at December 31, 1996 to $20.85 at December 31, 1997.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Select recorded a gain in Net Asset Value per Unit. The most significant gains were recorded in the financial futures markets from long European and U.S. interest rate futures positions, particularly the German and French bond markets, as prices soared during the third quarter amid a global flight-to-quality. Such gains contributed significantly to earlier gains experienced in the same markets during the first quarter. Smaller gains were recorded from short positions in the global stock index futures, particularly the German, U.S. and French stock markets, as equity prices around the world moved significantly lower during August. Additional gains were experienced in the energy markets, as short crude oil futures positions benefited from spiraling prices throughout January, February, June, July and August. The agricultural markets contributed smaller gains from short positions in soybean meal futures during the first quarter. A portion of the Partnership's overall gains was offset by losses in the metals markets resulting from choppy price movement in silver and gold futures during the first quarter. Additional losses from short positions were incurred in September, as precious metals prices moved sharply higher. Similarly, trading in copper futures resulted in losses due to trendless pricing patterns during a majority of the first half of the year and unprofitable short positions during a rally in July. In the currency markets, transactions involving the British pound resulted in losses, as its value moved without consistent direction during a majority of the first nine months of the year. Additional currency losses resulted from trading in the Swiss franc during July and August and the Japanese yen during September. The soft commodities markets recorded smaller losses from cotton futures trading, due to weather related volatility in cotton prices during August, offsetting first quarter gains from short sugar futures positions.



    For the nine months ended September 30, 1998, Spectrum Select's total trading revenues, including interest income, were $53,106,153. Total expenses for the nine months were $14,001,356, resulting in a net gain of $39,104,797. The value of an individual Unit in Spectrum Select increased from $20.85 at December 31, 1997 to $25.87 at September 30, 1998.

    From inception of trading in August 1991 through October 1998, the Net Asset Value per Unit of Spectrum Select has increased by 145.4% (a compound annualized return of 13.2%).



    To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Partnership's Statements of Operations and Statements of Financial Condition.



    INTEREST INCOME AND EXPENSES



    Interest income to Spectrum Select is derived from 80% of its assets earning interest at a prevailing rate paid on U.S. Treasury bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income was greater in the first nine months of 1998 when compared to the first nine months of 1997 due to the increased size of its asset base.



    Spectrum Select is charged a flat-rate brokerage fee at an annual rate of 7.25% of Net Assets, which fee also covers transaction fees and costs and administrative expenses. Prior to June 1, 1998, the Partnership was charged "roundturn" brokerage commissions at a rate of 80% of DWR's published non-member rates for speculative accounts, which was equal to approximately $75, and separately paid its transaction fees and costs and administrative expenses. Brokerage fees, excluding transaction fees and costs and administrative expenses through May 1998, increased in the first nine months of 1998 when compared to the first nine months of 1997 because of the increasing asset size of the Partnership.



    Spectrum Select is charged management fees at an annual rate of 3% of Net Assets. These fees were less in the first nine months of 1998 when compared to the first nine months of 1997 because of a decrease in the average Net Assets during the period.



    Incentive fees are paid monthly at a rate of 15%. Prior to June 1, 1998, Spectrum Select was charged quarterly incentive fees at a rate of 17 1/2% of each Trading Advisor's net profits. Incentive fees increased in the first nine months of 1998 when compared to the first nine months of 1997 because of the Trading Advisors' increased profitability.



    See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.



    FINANCIAL INSTRUMENTS



    GENERAL. The Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The Partnership may trade futures, options, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. In entering into these contracts there exists a risk to the Partnership (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions held by the Partnership at the same time, and if the Trading Advisors were unable to offset futures interests positions of the Partnership, the Partnership could lose all of its assets and investors would realize a 100% loss. In addition to the Trading Advisors' internal controls, each Trading Advisor must be in compliance with the Trading Policies of the Partnership. Such Trading Policies include standards for liquidity and leverage with which the Partnership must comply. The Trading Advisors and the General Partner monitor the Partnership's trading activities to ensure compliance with the Trading Policies. See "Investment Programs, Use of Proceeds and Trading Policies-- Trading Policies." The General Partner may (under the terms of each Management Agreement) require a Trading Advisor to modify positions of the Partnership if the General Partner believes they violate the Partnership's Trading Policies.



    In addition to market risk, in entering into futures, options and forward contracts there is a credit risk to the Partnership that the counterparty on a contract will not be able to meet its obligations to the Partnership. The ultimate counterparty of the Partnership for futures contracts traded in the U.S. and most foreign exchanges on which the Partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, and, as such, should significantly reduce this credit risk. For example, a clearinghouse may cover a default by (i) drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or (ii) assessing its members. In cases where the Partnership trades on a foreign exchange where the clearinghouse is not funded or guaranteed by the membership or where the exchange is a "principals' market" in which performance is the responsibility of the exchange member and not the exchange or a clearinghouse, or when the Partnership enters into off-exchange contracts with a counterparty, the sole recourse of the Partnership will be the clearinghouse, the exchange member or the off-exchange contract counterparty, as the case may be. For a list of the foreign exchanges on which the Partnership trades, see
"Investment Programs, Use of Proceeds and Trading Policies" on page     . For an
additional discussion of the credit risks relating to trading on foreign exchanges, see "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interest Markets--Special Risks Associated with Trading on Foreign
Exchanges" on page     .



    There can be no assurance that a clearinghouse, exchange or other exchange member will meet its obligations to the Partnership, and the General Partner, MSDW and DWR will not indemnify the Partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange, clearinghouse or other exchange member defaulting on trades effected for the broker's customers. Any such obligation on the part of a broker appears even less clear where the default occurs in a non-US jurisdiction.



    The General Partner deals with these credit risks of the Partnership in several ways. First, it monitors the Partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The Commodity Brokers inform the Partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The General Partner, however, has installed a system which permits it to monitor the Partnership's potential margin liability, exchange by exchange. The General Partner is then able to monitor the Partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the Partnership's margin liability thereon.



    Second, as discussed earlier, the Partnership's trading policies limit the amount of its Net Assets that can be committed at any given time to futures contracts and require, in addition, a certain minimum amount of diversification in the Partnership's trading, usually over several different products. One of the aims of such trading policies has been to reduce the credit exposure of the Partnership to a single exchange and, historically, the Partnership's exposure has typically amounted to only a small percentage of its total Net Assets. On those relatively few occasions where the Partnership's credit exposure may climb above that level, the General Partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate.



    Third, the General Partner has secured, with respect to CFI acting as the clearing broker for the Partnership, a guarantee by Credit Agricole Indosuez, CFI's parent, of the payment of the "net liquidating value" of the transactions (futures, options and forward contracts) in the Partnership's account. As of December 31, 1997, Credit Agricole Indosuez' total equity was $6.28 billion, and its senior unsecured debt is currently rated Aa2 by Moody's.



    With respect to forward contract trading, the Partnership trades with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. At the date of the Prospectus, the Partnership deals only with CFI as its counterparty on forward contracts. The guarantee by CFI's parent, discussed above, covers these forward contracts.

    1998 DATA. At September 30, 1998, open futures, options and forward contracts were:



                                                                        CONTRACT OR
                                                                          NOTIONAL
                                                                           AMOUNT
                                                                       --------------
                                                                             $
                                                                        (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
  Financial Futures:
    Commitments to Purchase..........................................    910,349,000
    Commitments to Sell..............................................     17,635,000
  Commodity Futures:
    Commitments to Purchase..........................................     37,369,000
    Commitments to Sell..............................................     28,694,000
  Foreign Futures:
    Commitments to Purchase..........................................  2,394,200,000
    Commitments to Sell..............................................    124,350,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase............................................    105,273,000
  Commitments to Sell................................................     33,766,000



    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.



    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled, at September 30, 1998, $32,213,652.



    Of the $32,213,652 net unrealized gain on open contracts at September 30, 1998, $30,652,051 related to exchange-traded futures contracts and $1,561,601 related to off-exchange-traded forward currency contracts.



    Exchange-traded futures contracts held by the Partnership at September 30, 1998 mature through September 1999. Off-exchange-traded forward currency contracts held by the Partnership at September 30, 1998 mature through December 1998.



    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.



    The Partnership also has credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnership's assets. Exchange-traded futures contracts and futures styled options are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by it with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts. These funds, in the aggregate, totalled $203,290,540 at September 30, 1998 in the case of Spectrum Select. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).

    For the nine months ended September 30, 1998, the average fair value of financial instruments held for trading purposes was as follows:


                                                                                             ASSETS            LIABILITIES
                                                                                      ---------------------  ----------------
                                                                                                $                   $

                                                                                           (UNAUDITED)         (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
Financial Futures...................................................................            463,575,000       218,285,000
Options on Financial Futures........................................................              2,032,000                --
Commodity Futures...................................................................             23,713,000        78,242,000
Options on Commodity Futures........................................................                 65,000                --
Foreign Futures.....................................................................          1,213,201,000       464,465,000

OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS......................................            149,349,000       149,619,000



    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.



DEAN WITTER SPECTRUM TECHNICAL L.P.


    LIQUIDITY


    See the discussion under "--Dean Witter Spectrum Select L.P.--Liquidity" on
page     , which discussion is equally applicable to Spectrum Technical.


    CAPITAL RESOURCES


    See the discussion under "--Dean Witter Spectrum Select L.P.--Capital
Resources" on page     , which discussion is equally applicable to Spectrum
Technical.


    RESULTS OF OPERATIONS


    GENERAL. Due to the nature of the Partnership's business, its results depend on its Trading Advisors and the ability of each Trading Advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1995, 1996, and 1997, and the nine months ended September 30, 1998, and a general discussion of its trading activities in certain markets during each period. It is important to note, however, that the Trading Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisors or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of its Trading Advisors' trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "The Spectrum Series-- Performance Records" and "Selected Financial Data" above and the Partnership's financial statements herein.



    1995 RESULTS. Spectrum Technical experienced a profitable year in 1995, due primarily to the Partnership's participation in global interest rate and financial futures, and world currencies. The sustained price trends experienced in these complexes provided a substantial opportunity to profit. The majority of gains resulted from a strengthening in financial futures prices, as the Partnership profited from long stock index and bond futures positions. These gains offset losses experienced throughout the second and third quarters in metals, energies, soft commodities and agricultural markets. Such losses occurred as prices in traditional futures markets moved in relatively trendless price patterns. Energy and traditional commodity markets proved profitable in December, however, as prices increased.



    For the year ended December 31, 1995, Spectrum Technical's total trading revenues, including interest income, were $9,239,533. Total expenses for the year were $4,977,665, resulting in a net gain of $4,261,868. The value of an individual Unit in Spectrum Technical increased from $9.78 at December 31, 1994 to $11.50 at December 31, 1995.



    1996 RESULTS. Spectrum Technical recorded significant profits during 1996 due primarily to the Partnership's participation in global interest rate futures and currencies during September, October and November. Gains were experienced during the last quarter from long positions in global interest rate futures and short positions in foreign currencies. The majority of the first three quarters was characterized by profitable periods followed by losing periods resulting from sharp trend reversals. The fourth quarter gains easily offset any losses experienced during such periods of trendless pricing patterns and choppy price movements earlier in the year.



    For the year ended December 31, 1996, Spectrum Technical's total trading revenues, including interest income, were $28,025,066. Total expenses for the year were $12,123,749, resulting in a net gain of $15,901,317. The value of an Individual Unit in Spectrum Technical increased from $11.50 at December 31, 1995 to $13.61 at December 31, 1996.



    1997 RESULTS. Spectrum Technical experienced a profitable year in 1997, as long positions in global interest rate futures resulted in gains during the second half of the year. Additional profits from trading in foreign currencies also contributed to the overall gains experienced for the year, primarily due to a strengthening in the value of the U.S. dollar relative to the German mark during January and February and of the U.S. dollar relative to the Japanese yen and Australian dollar during the final quarter. These gains were partially offset by losses from the trading of most tangible commodities, resulting from trendless pricing patterns and choppy price movements, with the exception of a profitable downward trend in gold prices.



    For the year ended December 31, 1997, Spectrum Technical's total trading revenues, including interest income, were $29,527,587. Total expenses for the year were $17,820,503, resulting in a net gain of $11,707,084. The value of an individual Unit in Spectrum Technical increased from $13.61 at December 31, 1996 to $14.63 at December 31, 1997.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Technical recorded a gain in Net Asset Value per Unit. The most significant gains were recorded in the financial futures markets from long German bond positions, as prices trended higher throughout the first nine months of the year, particularly during the third quarter. Other long European and U.S. interest rate futures positions contributed additional gains during the third quarter, as economic and political instability persisted worldwide. The agricultural markets provided gains from short corn futures positions, as grain prices moved lower during a majority of the third quarter due to supply increases. The energy markets recorded year-to-date gains from short crude oil futures positions, as oil prices declined during January and early February due to a reduction of tensions in the Middle East. A portion of the Partnership's overall gains was offset by losses in the metals markets from long gold futures positions, as gold prices moved lower throughout the second quarter. Additional losses in metals resulted from short silver futures positions during September, as precious metals prices pushed higher due to the weak U.S. dollar, and long copper futures positions during May, as industrial copper prices moved lower. The currency markets experienced losses primarily from transactions involving the British pound, as its value moved without consistent direction during the first half of the year. These losses continued during the third quarter, as short British pound positions proved unfavorable against the weakening U.S. dollar.



    For the nine months ended September 30, 1998, Spectrum Technical's total trading revenues, including interest income, were $45,436,457. Total expenses for the nine months were $19,716,463, resulting in a net gain of $25,719,994. The value of an individual Unit in Spectrum Technical increased from $14.63 at December 31, 1997 to $16.33 at September 30, 1998.



    From inception of trading in November 1994 through October 1998, the Net Asset Value per Unit of Spectrum Technical has increased by 62.1% (a compound annualized return of 12.8%).



    To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Partnership's Statements of Operations and Statements of Financial Condition.


    INTEREST INCOME AND EXPENSES


    Interest income to Spectrum Technical is derived from 80% of its assets earning interest at a prevailing rate paid on U.S. Treasury bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income for the Partnership was greater in the first nine months of 1998 when compared to the first nine months of 1997 due to the increased size of its asset base.

    Effective June 1, 1998, Spectrum Technical's brokerage fees are charged at an annual rate of 7.25% of Net Assets. Prior to August 1, 1997, brokerage fees were charged at an annual rate of 8.25% of Net Assets. From August 1, 1997 through May 31, 1998, brokerage fees were charged at an annual rate of 7.65% of Net Assets. Brokerage fees increased in the first nine months of 1998 when compared to the first nine months of 1997 because of the increasing asset size of the Partnership.



    Spectrum Technical is charged management fees at an annual rate of 4% of Net Assets. These fees were greater in the first nine months of 1998 when compared to the first nine months of 1997 because of the increasing asset size of the Partnership.



    Incentive fees are paid monthly at a rate of 15% of each Trading Advisor's net profits (except, effective June 1, 1998, Chesapeake began charging a 19% monthly incentive fee on its net profits). Incentive fees were greater in the first nine months of 1998 when compared to the first nine months of 1997 as a result of the Trading Advisors' increased profitability from the previous year.


    See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.

    FINANCIAL INSTRUMENTS


    GENERAL.  See discussion under "--Dean Witter Spectrum Select
L.P.--Financial Instruments-- General" on page     , which discussion is equally
applicable to Spectrum Technical.



    1998 DATA. At September 30, 1998, open futures, options and forward contracts were:



                                                                                          CONTRACT OR
                                                                                        NOTIONAL AMOUNT
                                                                                       ------------------
                                                                                               $
                                                                                          (UNAUDITED)
                                                                                       ------------------
EXCHANGE-TRADED CONTRACTS:
  Financial Futures:
    Commitments to Purchase..........................................................         821,969,000
    Commitments to Sell..............................................................          22,290,000
  Commodity Futures:
    Commitments to Purchase..........................................................          25,939,000
    Commitments to Sell..............................................................          82,475,000
  Foreign Futures:
    Commitments to Purchase..........................................................       1,557,388,000
    Commitments to Sell..............................................................         120,514,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase............................................................         516,287,000
  Commitments to Sell................................................................         248,607,000


    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.


    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled, at September 30, 1998, $38,717,919.



    Of the $38,717,919 net unrealized gain on open contracts at September 30, 1998, $35,215,556 related to exchange-traded futures and options contracts and $3,502,363 related to off-exchange-traded forward currency contracts.



    Exchange-traded futures contracts held by the Partnership at September 30, 1998 mature through September 1999. Off-exchange-traded forward currency contracts held by the Partnership at September 30, 1998 mature through December 1998.

    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.



    The Partnership also has credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnership's assets. Exchange-traded futures contracts and futures styled options are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by it with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts. These funds, in the aggregate, totalled $241,609,627 at September 30, 1998 in the case of Spectrum Technical. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).



    For the nine months ended September 30, 1998, the average fair value of financial instruments held for trading purposes was as follows:



                                                                                 ASSETS       LIABILITIES
                                                                             --------------  --------------
                                                                                   $               $
                                                                              (UNAUDITED)     (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
    Financial Futures......................................................     354,177,000     125,801,000
    Commodity Futures......................................................      21,708,000      93,258,000
    Foreign Futures........................................................     662,496,000     360,427,000

  OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS...........................     397,309,000     454,483,000


    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.


DEAN WITTER SPECTRUM STRATEGIC L.P.



    LIQUIDITY



    See the discussion under "--Dean Witter Spectrum Select L.P.--Liquidity" on
page     , which discussion is equally applicable to Spectrum Strategic.



    CAPITAL RESOURCES



    See the discussion under "--Dean Witter Spectrum Select L.P.--Capital
Resources" on page     , which discussion is equally applicable to Spectrum
Strategic.



    RESULTS OF OPERATIONS



    GENERAL. Due to the nature of the Partnership's business, its results depend on its Trading Advisors and the ability of each Trading Advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1995, 1996, and 1997, and the nine months ended September 30, 1998 and a general discussion of its trading activities in certain markets during each period. It is important to note, however, that the Trading Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisors or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of its Trading Advisors' trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "The Spectrum Series-- Performance Records" and "Selected Financial Data" above and the Partnership's financial statements herein.

    1995 RESULTS. Spectrum Strategic posted positive performance for 1995, primarily as a result of profits in the first and fourth quarters. The Partnership profited from sustained price movement in the international stock index and bond futures markets, and in the currency markets. The majority of these gains were recorded from long positions in global interest rate and financial futures. Such gains more than offset losses experienced primarily during the second and third quarters due to volatile price movements in certain currency, metals and soft commodities futures markets. Energy and agricultural markets proved profitable in December, however, as prices increased.



    For the year ended December 31, 1995, Spectrum Strategic's total trading revenues, including interest income, were $5,747,054. Total expenses for the year were $3,063,925, resulting in a net gain of $2,683,129. The value of an individual Unit in Spectrum Strategic increased from $10.01 at December 31, 1994 to $11.06 at December 31, 1995.



    1996 RESULTS. Spectrum Strategic posted negative performance for 1996, due primarily to losses resulting from sharp trend reversals in financial futures and currency markets during February. During the latter half of the year, increased volatility in energies and domestic commodities resulted in additional losses to the Partnership. A majority of the losses experienced earlier in the year, however, were offset by gains during the last three quarters, particularly in April from long positions in the agricultural markets and in September from long positions in global interest rate futures and short positions in foreign currencies.



    For the year ended December 31, 1996, Spectrum Strategic's total trading revenues, including interest income, were $4,905,380. Total expenses for the year were $5,712,243, resulting in a net loss of $806,863. The value of an individual Unit in Spectrum Strategic decreased from $11.06 at December 31, 1995 to $10.67 at December 31, 1996.



    1997 RESULTS. Spectrum Strategic posted a small net gain in 1997, as profits were recorded by the Partnership's discretionary managers during the first quarter primarily from commodities trading and during the year's final months from a strengthening in the value of the U.S. dollar. A majority of these gains were offset by losses experienced during the second quarter, as the volatility in global stock index and bond futures that began in March did not develop in line with the discretionary managers' points of view. In much of the second half of the year, small losses were also recorded from a significant pattern of short-term volatility underlying many future markets.



    For the year ended December 31, 1997, Spectrum Strategic's total trading revenues, including interest income, were $5,989,330. Total expenses for the year were $7,054,209, resulting in a net loss of $1,064,879. The value of an individual Unit in Spectrum Strategic increased from $10.67 at December 31, 1996 to $10.71 at December 31, 1997.



    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Strategic recorded a gain in Net Asset Value per Unit. The most significant gains were recorded from long German bond futures positions, as prices moved higher during a majority of the first half of the year and pushed sharply higher during the third quarter. Likewise, long positions in other European and U.S. interest rate futures contributed additional gains in the financial futures sector as investors flocked to such "safe haven" investments amid continued economic and political instability during August and September. A portion of the Partnership's overall gains was offset by losses incurred in the soft commodities markets. Long sugar futures positions resulted in losses, as sugar prices moved lower throughout the first quarter. Trading in the Japanese yen also resulted in year to date losses, particularly from short positions held during early April as the value of the yen spiked suddenly higher versus the U.S. dollar amid new optimism regarding the Japanese economic stimulus package. In the metals markets, smaller losses were experienced from long silver futures positions, as silver prices declined sharply during May. In the agricultural markets, long grain positions held during the third quarter incurred losses, as prices declined on news of increasing supplies amid decreasing demand, returning previously recorded gains in this sector.



    For the nine months ended September 30, 1998, Spectrum Strategic's total trading revenues, including interest income, were $8,334,074. Total expenses for the nine months were $5,023,358, resulting in a net gain of $3,310,716. The value of an individual Unit in Spectrum Strategic increased from $10.71 at December 31, 1997 to $11.26 at September 30, 1998.

    From inception of trading in November 1994 through October 1998, the Net Asset Value per Unit of Spectrum Strategic has increased by 22.1% (a compound annualized return of 5.1%).



    To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Partnership's Statements of Operations and Statements of Financial Condition.



    INTEREST INCOME AND EXPENSES



    Interest income to Spectrum Strategic is derived from 80% of its assets earning interest at a prevailing rate paid on U.S. Treasury bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income was greater in the first nine months of 1998 when compared to the first nine months of 1997 due to the increased size of its asset base.



    Effective June 1, 1998, brokerage fees are charged at an annual rate of 7.25% of Net Assets. Prior to August 1, 1997, brokerage fees were charged at an annual rate of 8.25% of Net Assets. From August 1, 1997 through May 31, 1998, brokerage fees were charged at an annual rate of 7.65% of Net Assets. Brokerage fees decreased in the first nine months of 1998 when compared to the first nine months of 1997 because of the reductions in brokerage fees.



    Spectrum Strategic is charged management fees at an annual rate of 4% of Net Assets (except Stonebrook is compensated at an annual rate of 3% of Net Assets). These fees were greater in the first nine months of 1998 when compared to the first nine months of 1997 because of the increasing asset size of the Partnership.



    Incentive fees are paid monthly at a rate of 15% of each Trading Advisor's net profits. Incentive fees were less in the first nine months of 1998 when compared to the first nine months of 1997 as a result of the Trading Advisors' reduced profitability from the previous year.



    See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.



    FINANCIAL INSTRUMENTS



    GENERAL.  See discussion under "--Dean Witter Spectrum Select
L.P.--Financial Instruments-- General" on page   -  , which discussion is
equally applicable to Spectrum Strategic.



    1998 DATA. At September 30, 1998, open futures, options and forward contracts were:



                                                                                           CONTRACT OR
                                                                                         NOTIONAL AMOUNT
                                                                                        -----------------
                                                                                                $
                                                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
  Financial Futures:
    Commitments to Purchase...........................................................       522,161,000
    Commitments to Sell...............................................................        22,866,000
    Options Written...................................................................         1,131,000
  Commodity Futures:
    Commitments to Purchase...........................................................        68,536,000
    Commitments to Sell...............................................................        29,530,000
    Options Written...................................................................         1,600,000
  Foreign Futures:
    Commitments to Purchase...........................................................       258,783,000
    Commitments to Sell...............................................................        25,369,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase.............................................................         --
  Commitments to Sell.................................................................         1,350,000



    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled, at September 30, 1998, $7,003,461.



    Of the $7,003,461 net unrealized gain on open contracts at September 30, 1998, $7,006,094 related to exchange-traded futures and options contracts and $(2,633) related to off-exchange-traded forward currency contracts.



    Exchange-traded futures contracts held by the Partnership at September 30, 1998 mature through December 1999. Off-exchange-traded forward currency contracts held by the Partnership at September 30, 1998 mature through October 1998.



    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.



    The Partnership also has credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnership's assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by it with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts. These funds, in the aggregate, totalled $66,356,885 at September 30, 1998 in the case of Spectrum Strategic. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).



    For the nine months ended September 30, 1998, the average fair value of financial instruments held for trading purposes was as follows:



                                                                              ASSETS        LIABILITIES
                                                                         ----------------  --------------
                                                                                $                $
                                                                           (UNAUDITED)      (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
Financial Futures......................................................       136,904,000      50,858,000
Options on Financial Futures...........................................        46,604,000       1,525,000
Commodity Futures......................................................        45,908,000      16,688,000
Options on Commodity Futures...........................................         3,561,000       2,347,000
Foreign Futures........................................................       233,789,000      21,643,000
Options on Foreign Futures.............................................         1,410,000        --

OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS.........................            84,000         512,000



    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.



DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.


    LIQUIDITY


    See the discussion under "--Dean Witter Spectrum Select L.P.--Liquidity" on
page     , which discussion is equally applicable to Spectrum Global Balanced.

    CAPITAL RESOURCES


    See the discussion under "--Dean Witter Spectrum Select L.P.--Capital
Resources" on page     , which discussion is equally applicable to Spectrum
Global Balanced.


    RESULTS OF OPERATIONS


    GENERAL. Due to the nature of the Partnership's business, its results depend on its Trading Advisor and the ability of such Trading Advisor's trading programs to take advantage of price movements or other profit opportunities in the futures interests markets. The following presents a summary of the Partnership's operations for the years 1995, 1996, and 1997, and the nine months ended September 30, 1998, and a general discussion of its trading activities in certain markets during each period. It is important to note, however, that the Trading Advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the Trading Advisor or will be profitable in the future. Consequently, the results of operations of the Partnership are difficult to discuss other than in the context of its Trading Advisor's trading activities on behalf of the Partnership as a whole and how the Partnership has performed in the past. See "The Spectrum Series-- Performance Records" and "Selected Financial Data" above and the Partnership's financial statements herein.



    1995 RESULTS. Spectrum Global Balanced experienced a profitable year in 1995, as the stock and bond portions of the balanced portfolio were able to profit from increasing U.S. stock index and bond futures prices. Additional gains were recorded in the managed futures portion, as profits were recorded in the global interest rate futures and currency markets during the year. Traditional commodities experienced mixed results during the third and fourth quarters within the managed futures portfolio, although energy markets proved profitable in December as prices increased.



    For the year ended December 31, 1995, Spectrum Global Balanced's total trading revenues, including interest income, were $2,329,813. Total expenses for the year were $770,149, resulting in a net gain of $1,559,664. The value of an individual Unit in Spectrum Global Balanced increased from $9.83 at December 31, 1994 to $12.07 at December 31, 1995.



    1996 RESULTS. Spectrum Global Balanced experienced negative performance in 1996, primarily due to losses experienced in the managed futures portion of the balanced portfolio early in the year. Such losses resulted from sharp trend reversals in U.S. bond futures, interest rate futures, and currencies. In the second half of the year, the Partnership offset some of those losses by recording profits in the managed futures portion of the balanced portfolio. Such profits resulted from gains in long positions in U.S. bond futures, global bond futures, and stock index futures. Despite positive performance from U.S. stock index futures during a majority of the year, a relatively light exposure to this area relative to bond futures resulted in losses for the year.



    For the year ended December 31, 1996, Spectrum Global Balanced's total trading revenues, including interest income, were $893,626. Total expenses for the year were $1,251,592, resulting in a net loss of $357,966. The value of an individual Unit in Spectrum Global Balanced decreased from $12.07 at December 31, 1995 to $11.63 at December 31, 1996.



    1997 RESULTS. Spectrum Global Balanced had a successful year in 1997 due primarily to a strengthening in the value of the U.S. dollar relative to most foreign currencies during the first quarter, as well as during December. Additional gains were recorded from long positions in S&P 500 Index futures, as U.S. equity prices continued to trend higher throughout a majority of the year, and in Australian bond futures, as Australian bond prices trended higher during the second and third quarters. The fixed income component of Spectrum Global Balanced was also profitable, as U.S. Treasury note and Treasury bond futures prices finished the year higher despite trendless pricing patterns and choppy price movements throughout the first half of the year.



    For the year ended December 31, 1997, Spectrum Global Balanced's total trading revenues, including interest income, were $5,293,459. Total expenses for the year were $1,693,943, resulting in a net gain of $3,599,516. The value of an individual Unit in Spectrum Global Balanced increased from $11.63 at December 31, 1996 to $13.75 at December 31, 1997.

    RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998. During the first nine months of the year, Spectrum Global Balanced recorded a gain in Net Asset Value per Unit. The most significant gains were recorded during the third quarter in the global bond futures component of the balanced portfolio from long positions in U.S. interest rate futures, particularly five-year Treasury note futures. Additional gains in this sector were recorded from long European bond futures positions during a majority of the first quarter, as well as during August and September. The continuing worldwide economic and political instability created an extremely positive environment for bond prices during the third quarter, resulting in gains for the Partnership's long positions in such markets. The stock index futures component contributed smaller gains from long S&P 500 index futures positions, as domestic stock prices climbed to record highs during the first and second quarters. Overall, trading results in the managed futures component were mixed. Short corn and livestock futures positions produced smaller profits, as prices fell in these markets during late August. Gains were recorded during the first quarter from short crude oil futures positions, as oil prices declined due to a reduction of tensions in the Middle East. A portion of the Partnership's overall gains was offset by losses experienced in the soft commodities and metals markets. Long cotton futures positions resulted in losses, as cotton prices reversed lower during July on news of improved weather conditions. Short positions in base metals futures early in the third quarter proved unfavorable, as prices moved higher in July; long positions established in response to such movement merely resulted in additional losses, as base metals prices regained their downside momentum. Smaller year-to-date losses were experienced in the currency markets primarily from transactions involving the British pound, as its value moved without consistent direction relative to other currencies.



    For the nine months ended September 30, 1998, Spectrum Global Balanced's total trading revenues, including interest income, were $4,967,882. Total expenses for the nine months were $1,548,494, resulting in a net gain of $3,419,388. The value of an individual Unit in Spectrum Global Balanced increased from $13.75 at December 31, 1997 to $15.21 at September 30, 1998.



    From inception of trading in November 1994 through October 1998, the Net Asset Value per Unit of Spectrum Global Balanced has increased by 53.9% (a compound annualized return of 11.4%).



    To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Partnership's Statements of Operations and Statements of Financial Condition.


    INTEREST INCOME AND EXPENSES


    Interest income to the Partnership is derived from 100% of its assets earning interest at a prevailing rate paid on U.S. Treasury bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income for the Partnership was greater in the first nine months of 1998 when compared to the first nine months of 1997, due to the increased size of its asset base.



    Effective June 1, 1998, Spectrum Global Balanced's brokerage fees are charged at an annual rate of 4.60% of Net Assets. Prior to August 1, 1997, brokerage fees were charged at an annual rate of 5.50% of Net Assets. From August 1, 1997 through May 31, 1998, brokerage fees were charged at an annual rate of 4.90% of Net Assets. Brokerage fees increased in the first nine months of 1998 when compared to the first nine months of 1997, because of the increased asset size of the Partnership.



    Spectrum Global Balanced is charged management fees at an annual rate of 1.25% of Net Assets. These fees were greater in the first nine months of 1998 when compared to the first nine months of 1997, because of the increased asset size of the Partnership.



    Incentive fees are paid monthly at a rate of 15% of the Trading Advisor's net profits. Incentive fees were less in the first nine months of 1998 when compared to the first nine months of 1997, as a result of the Trading Advisor's reduced profitability from the previous year.


    See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.

    FINANCIAL INSTRUMENTS


    GENERAL.  See discussion under "--Dean Witter Spectrum Select
L.P.--Financial Instruments-- General" on page   -  , which discussion is
equally applicable to Spectrum Global Balanced.



    1998 DATA. At September 30, 1998, open futures, options and forward contracts were:


                                                                                           CONTRACT OR
                                                                                         NOTIONAL AMOUNT
                                                                                        -----------------
                                                                                                $

                                                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
  Financial Futures:
    Commitments to Purchase...........................................................        98,765,000
    Commitments to Sell...............................................................           922,000
  Commodity Futures:
    Commitments to Purchase...........................................................         2,662,000
    Commitments to Sell...............................................................         1,415,000
  Foreign Futures:
    Commitments to Purchase...........................................................       256,349,000
    Commitments to Sell...............................................................        11,625,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase.............................................................        11,356,000
  Commitments to Sell.................................................................         4,411,000


    A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.


    The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled, at September 30, 1998, $3,103,654.



    Of the $3,103,654 net unrealized gain on open contracts at September 30, 1998, $2,613,331 related to exchange-traded futures contracts and $490,323 related to off-exchange-traded forward currency contracts.



    Exchange-traded futures contracts held by the Partnership at September 30, 1998 mature through December 1998. Off-exchange-traded forward currency contracts held by the Partnership at September 30, 1998 mature through December 1998.



    The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnership's Statements of Financial Condition.



    The Partnership also has credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnership's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by it with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts. These funds, in the aggregate, totalled $39,251,132 at September 30, 1998 in the case of Spectrum Global Balanced. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).

    For the nine months ended September 30, 1998, the average fair value of financial instruments held for trading purposes was as follows:



                                                                                   ASSETS       LIABILITIES
                                                                                -------------  -------------
                                                                                      $              $
                                                                                 (UNAUDITED)    (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
  Financial Futures...........................................................     52,736,000     11,823,000
  Options on Financial Futures................................................             --      1,199,000
  Commodity Futures...........................................................      1,154,000      3,540,000
  Foreign Futures.............................................................     98,335,000     44,050,000
OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS................................     17,440,000     17,339,000



    Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.


                                 CAPITALIZATION


    The following table sets forth the capitalization of each Partnership as of October 31, 1998 and the pro forma capitalization of each Partnership adjusted to reflect (i) the proceeds (at the respective Net Asset Values of $24.54, $16.21, $12.21 and $15.39 per Unit as of October 31, 1998) to Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced from the sale during the next 12 months of the approximately 5,628,087.192, 14,964,558.115, 4,441,885.622 and 4,584,348.313 unsold and newly registered
Units, respectively, and (ii) the capital contribution required of the General Partner based on such capitalization of each Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.



                                                                           PRO FORMA
                                                                          ------------
                                                                          AMOUNT TO BE
                                                               AMOUNT     OUTSTANDING
                                                            OUTSTANDING        IF
                                                               AS OF       ADDITIONAL
                                                            OCTOBER 31,    UNITS ARE
                                                                1998          SOLD
                                                            ------------  ------------
                                                                 $             $
                                                            (UNAUDITED)
Spectrum Select
Limited Partnership Interest (1)..........................   194,223,126   332,336,386
General Partnership Interest (2)..........................     3,266,060     3,356,933

Spectrum Technical
Limited Partnership Interest (1)..........................   247,094,957   489,670,444
General Partnership Interest (2)..........................     2,554,691     4,946,166

Spectrum Strategic
Limited Partnership Interest (1)..........................    70,703,567   124,938,990
General Partnership Interest (2)..........................       760,862     1,262,010

Spectrum Global Balanced
Limited Partnership Interest (1)..........................    41,634,392   112,187,513
General Partnership Interest (2)..........................       446,010     1,133,207


---------


(1) Units are offered on a continuing basis at Monthly Closings for sale at a price based on the Net Asset Value of a Unit as of the close of business on the date of such Monthly Closing. The actual proceeds from such sales will depend upon the Net Asset Value per Unit at the time of sale.



(2) The General Partner has agreed to contribute an additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such additional contributions by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Under certain conditions and where modification will not adversely affect the interests of Limited Partners, the General Partner's minimum investment requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners.

                              THE GENERAL PARTNER


    The general partner and commodity pool operator of each Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the General Partner became registered with the CFTC as a CPO and is currently a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The General Partner is an affiliate of DWR in that both companies are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., which is a publicly-owned company. MSDW, DWR and the General Partner each may be deemed to be a "parent" and "promoter" of the Partnerships within the meaning of the federal securities laws.



    The General Partner is or has been the general partner and CPO for 29 other commodity pools, including four other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of October 31, 1998, the General Partner had in excess of $1.4 billion in aggregate net assets under management, making it one of the largest operators of managed futures funds in the United States. As of October 31, 1998, there were approximately 100,000 investors in the commodity pools managed by Demeter.



    Under each Partnership's Limited Partnership Agreement, the General Partner is required to maintain its net worth at an amount not less than 10% of the total contributions to each Partnership by all of its Partners (including the General Partner's contribution) and to any other limited partnership for which it acts as a general partner by all partners. In addition to its current capitalization and exclusive of its anticipated investment in the Partnerships, the General Partner will increase its net worth from time to time as may be required as additional Limited Partners are admitted to the Partnerships or otherwise. MSDW has contributed to the General Partner additional capital necessary to permit the General Partner to meet its net worth obligations as General Partner of each Partnership and intends to continue to do so. Under certain conditions and where modifications will not adversely affect the interests of Limited Partners, the General Partner's minimum net worth requirements may be modified by the General Partner at its option without notice to or the consent of the Limited Partners. See "Capitalization." The General Partner and its principals are not obligated to purchase Units but may do so.



    In this connection, as reflected in MSDW's 1997 Annual Report and Form 10-Q for the quarter ended August 31, 1998, MSDW had total shareholders' equity of $13,956 million and total assets of $302,287 million as of November 30, 1997 (audited), and total shareholders' equity of $13,642 million and total assets of $360,929 million as of August 31, 1998 (unaudited). Additional financial information regarding MSDW is included in the financial statements filed as part of such Annual Report and Form 10-Q. MSDW will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to MSDW at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).


    DIRECTORS AND OFFICERS OF THE GENERAL PARTNER


    Richard M. DeMartini, age 46, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini is also Chairman of the Board and a Director of Dean Witter Futures & Currency Management Inc. ("DWFCM"). Mr. DeMartini is president and chief operating officer of DWR's Individual Asset Management Group. He was named to this position in May of 1997 and is responsible for Dean Witter InterCapital, Van Kampen American Capital, insurance services, managed futures, unit trust, investment consulting services, Dean Witter Realty, and NOVUS Financial Corporation. Mr. DeMartini is a member of the MSDW management committee, a director of the InterCapital funds, a trustee of the TCW/ DW funds and a trustee of the Van Kampen American Capital and Morgan Stanley retail funds. Mr. DeMartini has been with Dean Witter his entire career, joining the firm in 1975 as a financial advisor. He served as a branch manager, regional director, and national sales director, before being appointed president and chief operating officer of the Dean Witter Consumer Markets. In 1988 he was named president and chief operating officer of Sears' Consumer Banking Division and in January 1989 he became president and chief operating officer of Dean Witter Capital. Mr. DeMartini has served as chairman of the board of the Nasdaq Stock Market, Inc. and vice chairman of the board of the National Association of Securities Dealers, Inc. A native of San Francisco, Mr. DeMartini holds a bachelor's degree in marketing from San Diego State University.

    Mark J. Hawley, age 55, is President and a Director of the General Partner. Mr. Hawley is also President and a Director of DWFCM. Mr. Hawley joined DWR in February 1989 as Senior Vice President and is currently the Executive Vice President and Director of DWR's Product Management for Individual Asset Management. In this capacity, Mr. Hawley is responsible for directing the activities of the firm's Managed Futures, Insurance, and Unit Investment Trust Business. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a CPO, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Company.



    Lawrence Volpe, age 51, is a Director of the General Partner and DWFCM. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983. In May 1998 Mr. Volpe began taking on special assignments for DWR and relinquishing certain day-to-day responsibilities. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.


    Joseph G. Siniscalchi, age 53, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.


    Edward C. Oelsner III, age 56, is a Director of the General Partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Dean Witter InterCapital Inc., an affiliate of DWR. Mr. Oelsner joined DWR in 1981 as a Managing Director in DWR's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the DWR Retail Products Group. Prior to joining DWR, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.



    Robert E. Murray, age 37, is a Director of the General Partner. Mr. Murray is also a Director of DWFCM. Mr. Murray is currently a Senior Vice President of DWR's Managed Futures Department and is the Senior Administrative Officer of DWFCM. Mr. Murray began his career at DWR in 1984 and is currently the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray currently serves as a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.



    Lewis A. Raibley, III, age 36, is Vice President and Chief Financial Officer of the General Partner. Mr. Raibley is currently Senior Vice President and Controller in the Individual Asset Management Group of MSDW. From July 1997 to May 1998, Mr. Raibley served as Senior Vice President and Director in the Internal Reporting Department of MSDW and prior to that, from 1992 to 1997, he served as Senior Vice President and Director in the Financial Reporting and Policy Division of Dean Witter Discover & Co. ("DWD"). He has been with DWD and its affiliates since June 1986.



    As of the date of this Prospectus, Mark J. Hawley, President and a Director of the General Partner, owned 2,000 Units of Spectrum Select, which amount is less than 1% of the outstanding Units of that Partnership. As of the date of this Prospectus, Mr. Hawley did not beneficially own Units of any other Partnership, and none of the other directors or executive officers of the General Partner beneficially owned Units of any Partnership.

                              THE TRADING ADVISORS


MANAGEMENT AGREEMENTS



    Each Trading Advisor has entered into a Management Agreement with a Partnership and the General Partner. Each Management Agreement provides the Trading Advisor with the authority and responsibility for directing the investment and reinvestment in futures interests of the Partnership's assets allocated to such Trading Advisor. The Management Agreement with each Trading Advisor for Spectrum Technical, Spectrum Strategic (except Stonebrook), and Spectrum Global Balanced expires in November 1999. The Management Agreement with Stonebrook expires in June 2000. The Management Agreement with each Trading Advisor for Spectrum Select expires in May 2000. Unless terminated by notice from the Trading Advisor at least 30 days prior to the expiration of the respective Management Agreement, each Agreement automatically renews for additional one-year terms.



    Each Management Agreement will terminate if the Partnership terminates, and may be terminated by the Partnership at any time without penalty upon prior written notice to the Trading Advisor. In addition, each Management Agreement may be terminated by the Partnership or the Trading Advisor at any time without penalty under certain other circumstances specified in the Management Agreement.



    INTRODUCTION TO TRADING ADVISOR DESCRIPTIONS



    The following contains the biographies of the principals and brief summaries of trading programs of the Trading Advisors selected for each of the Partnerships. The success of each Partnership is dependent upon the collective success of its Trading Advisors in their trading for the Partnership. However, in evaluating these descriptions, an investor should be aware that the Trading Advisors' trading methods are proprietary and confidential, the Trading Advisors selected for a Partnership may change over time, and even if the same Trading Advisors continue to trade for a Partnership, they may make substantial modifications to their trading programs.



    The following descriptions of the Trading Advisors, their trading programs and their principals are general and are not intended to be exhaustive. No attempt has been or could be made to provide a precise description of any Trading Advisor's trading program. Furthermore, certain Trading Advisors may have chosen to refer to specific aspects of their trading programs, which aspects may also be applicable to other Trading Advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. The General Partner believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.



    None of the Trading Advisors is affiliated with the General Partner, DWR, CFI or any other Trading Advisor.



    A Trading Advisor's registration with the CFTC or its membership in the NFA should not be taken as an indication that any such agency has recommended or approved the Trading Advisor.



    DEAN WITTER SPECTRUM SELECT L.P.



    Spectrum Select seeks as its investment objective to generate substantial appreciation of its assets over time through speculative trading of a diverse mix of futures interests, including currencies, financial futures, energies, metals and agricultural commodities, by Trading Advisors employing a variety of trading programs.



    The Trading Advisors for Spectrum Select are EMC Capital Management, Inc., Rabar Market Research, Inc. and Sunrise Capital Management, Inc. A description of each Trading Advisor and its principals and trading programs is presented below.

    1. EMC CAPITAL MANAGEMENT, INC.



    EMC is an Illinois corporation, registered with the CFTC as a CTA and CPO. EMC was incorporated in January 1988 for the purpose of acting as a CTA, and was registered with the CFTC as a CTA in May of 1988 and as a CPO in February 1991. Elizabeth Cheval is the sole director of EMC, although Ms. Cheval's stock ownership in EMC is held through a revocable trust of which she is the sole beneficiary and sole trustee. Ms. Cheval is a member of the NFA as is EMC in its capacity as a CPO and CTA. The business address of EMC is 2201 Waukegan Road, Suite West, 240 Bannockburn, Illinois 60015.



    Ms. Elizabeth A. Cheval is the Chairman, sole principal, and sole Director of EMC. In 1984 Ms. Cheval was selected with a select group of other individuals by Richard J. Dennis, Jr., a speculative investor in futures and options, to invest for his personal account. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In 1986 she became self-employed and continued to invest for accounts of family members of Mr. Dennis until May of 1988 when Mr. Dennis elected to discontinue his trading program. Prior to working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began trading financial futures for her own account. Ms. Cheval received a B.A. in Mathematics from Lawrence University in 1978.



    At this time, neither EMC nor Ms. Cheval trades for its or her own account, but each reserves the right to do so in the future. If either EMC or Ms. Cheval engage in such trading, records will not be available for inspection by Limited Partners. It should be noted that EMC is currently the CPO and CTA of the EMC Premier Fund, L.P., a commodity pool for which EMC acts as the general partner. Ms. Cheval is currently a limited partner in a commodity pool for which EMC is a trading advisor.



THE EMC TRADING PROGRAM



    EMC trades for Spectrum Select using its Classic Program. The exact nature of EMC's investment programs is proprietary and confidential. The following description of the Classic Program is of necessity general and is not intended to be exhaustive.



    EMC's investment strategy is technical rather than fundamental in nature, I.E., it is developed from analysis of patterns of actual monthly, weekly, and daily price movements and is not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. EMC relies on historical analysis of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations.



    EMC's investment strategy is trend-following in that initiations of positions in a particular market are generally in the direction of the price trend in that market, although under certain circumstances counter trend elements may also be employed.



    EMC employs an investment strategy which utilizes a blend of systems (or, in other words, a number of systems simultaneously). The strategy is diversified in that EMC follows over fifty futures interests and often invests in more than ten at one time.



    Although the specific types of futures interests, including but not limited to futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Classic Program will vary from time to time, at the present time, EMC principally invests in futures interests for its clients. Examples of futures interests for which contracts are now invested in by EMC include, but are not necessarily limited to, precious and base metals, U.S. and foreign financial instruments, U.S. and foreign stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar, and coffee. EMC may invest in other futures interests in the future. EMC may trade certain futures interests for some clients which it does not trade for the Partnership.



    EMC also may invest in currency forward contracts on the foreign exchange markets.



    EMC also may engage in transactions in physical commodities, commonly known as an "exchange for physical" or "EFP."

    As of October 31, 1998, EMC was managing approximately $70 million of client assets pursuant to its Classic Program and approximately $72 million in all of its programs (notional funds included).



    The futures interest contracts typically traded have been chosen for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. EMC generally commits approximately 15% to 35% of an account's equity as margin on open positions although this percentage can vary.



    EMC believes that the development of a futures investment strategy is a continual process. As a result of EMC's on-going research and development, enhancements and modifications have been made from time to time in the specifics of EMC's methods and it is likely that similar enhancements and modifications will be made in the future. As a result, the methods that may be used by EMC in the future might differ from those presently being used. Because EMC's methods are proprietary and confidential, the General Partner may not be aware of such changes in EMC's investment methods.



    Initially, EMC's risk management will be dictated by the amount of its allocated share of Spectrum Select's Net Assets. However, as profits are generated or losses are incurred, the risk management techniques employed by EMC for Spectrum Select will be modified.



    If possible within existing market conditions, EMC adheres to the requirements of a money management system which determines and limits the equity committed to each position and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators, especially when an account has not generated profits or is experiencing losses.



    Under EMC's investment method, profits, if any, are generated by only a small percentage of the total number of trades placed. As a result, Spectrum Select's Net Assets allocated to EMC will experience times of substantial drawdowns. These drawdowns may be as high as 50% or more of the amount of funds initially allocated to EMC. In addition, from time to time EMC may experience drawdowns well in excess of 50% from peak levels of account performance. Substantial drawdowns do not, however, necessarily indicate a failure in the investment strategy, but rather are to be expected under the EMC program. Prospective investors must, therefore, be prepared to withstand these periods of unprofitable trading.



    2. RABAR MARKET RESEARCH, INC.



    Rabar is an Illinois corporation which is registered with the CFTC as a CTA and a CPO and is a member of the NFA in such capacities. Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. It was registered as a CTA and a CPO in June 1988. Rabar has managed accounts continuously since July 1988. Its name was changed to Rabar Market Research, Inc. in January 1989. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933.



    The principals of Rabar are as follows:



    Paul Rabar first traded commodity futures in 1980. He worked as an account executive at E.F. Hutton from 1981 to 1983 and then at Clayton Brokerage until 1984. In 1985 and 1986 he traded commodity futures for Richard J. Dennis, Jr., a speculative trader of futures and options. In 1987 and 1988 until May, Mr. Rabar independently managed an account for another speculative trader of futures and options. He traded his own account from May 1988 until January 1989, when he invested in a futures fund to which Rabar is one of the advisors. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work--primarily in science and mathematics--at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.



    Jeffrey Izenman is the Executive Vice President of Rabar, joining the firm in that capacity in November 1998. Prior to that, from September 1994 through October 1998, he was the President of EMC where he was responsible for business development, client relations and various administrative and operational aspects of the firm. Since January 1995, Mr. Izenman has also been a member of the Board of Directors of the Managed Funds Association and was a member of the Association's executive committee for three years from 1996 through 1998. Mr. Izenman is also a member of the Business Conduct Committee of the National Futures Association. Prior to joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin & Zavis from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors

(including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979.



    Rabar is the CPO of, and serves as the trading advisor to, Rabar Futures Fund, L.P., a private commodity pool. Mr. Rabar is also the sole shareholder of Rabar International Management, Ltd., a Cayman Islands corporation, which operates Rabar International Futures Fund, L.P., a commodity pool organized in the Cayman Islands (that is not open to U.S. investors). Rabar is the trading advisor of Rabar International Futures Fund, L.P.



    It should be noted that Rabar and/or Mr. Rabar currently, and Rabar, Mr. Rabar and Mr. Izenman may in the future, invest in commodity pools that are advised by Rabar. Certain of these pools may be beneficially owned solely or primarily by Mr. Rabar.



    Rabar does not currently trade an account for itself, and Mr. Izenman does not currently trade an account for himself, but either may do so in the future. Mr. Rabar, however, currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Rabar's, Mr. Rabar's and Mr. Izenman's personal trading will not be open to inspection by Limited Partners.



    THE RABAR TRADING PROGRAM



    Rabar's objective is to achieve appreciation of Spectrum Select's assets which it is allocated through speculative trading of futures interests, including but not limited to domestic and foreign futures contracts and options on futures contracts and forward contracts. Rabar primarily trades futures contracts for its existing clients, although Rabar may also engage in the trading of forward or spot contracts in foreign currencies and cash commodities for certain clients. The specific futures interests will be selected from time to time by Rabar on the bases discussed below. Examples of futures contracts now traded by Rabar include, but are not limited to, gold, silver, U.S. Treasury bonds, certain foreign currencies, grains and soybean products, oils, and sugar. Rabar may also engage in EFP transactions. Under certain circumstances, Rabar may trade certain futures interests for some clients which it does not trade for Spectrum Select. As of October 31, 1998 Rabar was managing approximately $217 million of client assets pursuant to its trading program (notional funds included).



    Rabar's trading strategies have been internally researched and developed. They are technical rather than fundamental in nature, I.E., they are developed from the research and analysis of patterns of monthly, weekly, and daily price movements, and of such indicators as volume and open interest. Rabar does, however, consider the effects of some key fundamental factors in certain situations, especially for the purpose of controlling risk.



    Rabar's risk management techniques include diversification, I.E., commitment of equity to many markets and to a number of trading strategies. Also, the trading program at all times adheres to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex, and each account. Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. Consequently, no investor, including prospective investors in Spectrum Select, should expect necessarily the same performance as that of any other account traded previously, simultaneously, or subsequently by Rabar or Mr. Rabar.



    Rabar's trading program also emphasizes current and ongoing research and analysis of market behavior in order to continue to develop strategies for profiting from the changing character of that behavior. Rabar believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Rabar's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various commodities, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Rabar in the future might differ from those presently being used. The General Partner may not be aware of such changes in Rabar's trading methods.

    The markets typically traded by Rabar have been chosen for their historical performance, and for their customary liquidity. However, from time to time Rabar may trade in newer or less liquid markets. There can be no assurance of liquidity.



    The exact nature of Rabar's methods are proprietary and confidential. The foregoing description is of necessity general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. The decision not to trade certain commodities or not to make certain trades may result at times in missing price moves and hence profits of great magnitude, which other trading advisors who are willing to trade these commodities may be able to capture. There is no assurance that the performance of Rabar will result in profitable trading.



    Prospective investors should anticipate substantial losses of the portion of Spectrum Select's assets allocated to Rabar over long periods of time since profits, if any, are usually generated by only a few trades. Even more substantial losses of profits may occur because all profits are subjected to ever-increasing risk by Rabar and because large portions of unrealized profits in particular are usually given back before Rabar determines that trend reversals against its positions have occurred.



    3. SUNRISE CAPITAL MANAGEMENT, INC.



    Sunrise is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. In January 1994, Sunrise changed its name from "Sunrise Commodities, Inc." to "Sunrise Capital Management, Inc." This name change became effective with respect to Sunrise's registration with the NFA in January 1994. Sunrise was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982. Sunrise was registered in February 1983 as a CTA and in April 1990 as a CPO with the CFTC and is a member of the NFA in such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. ("CMI") organized Sunrise Capital Partners L.L.C. ("Sunrise Capital Partners"), a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise and CMI and was registered in February 1995 as a CTA and CPO with the CFTC and is a member of the NFA in both such capacities. CMI is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a CTA and is a member of the NFA in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise set forth above. While Sunrise, not Sunrise Capital Partners, is a Trading Advisor for the Partnership, a description of the principals of Sunrise Capital Partners is included below due to the relationship between Sunrise and CMI resulting from the establishment of Sunrise Capital Partners. Sunrise and Sunrise Capital Partners currently operate 5 commodity pools.



    The Principals of Sunrise are as follows:



    Mr. Martin P. Klitzner is President, Secretary and a Director of Sunrise, and a Managing Director of Sunrise Capital Partners. Mr. Klitzner received a B.A. Degree from the University of Michigan in 1967 and an M.B.A. from the University of Michigan in 1968. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise in December 1982, and has exclusive operational control of the day-to-day activities of Sunrise which includes the supervision of trading procedures.



    Mr. Richard C. Slaughter is a Managing Director of Sunrise Capital Partners. Mr. Slaughter is responsible for Sunrise's day-to-day activities, as well as research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.



    Dr. Gary B. Davis is the Chairman of the Board and Chief Financial Officer of Sunrise. Dr. Davis received a B.S. degree from the University of Michigan in 1968 and received his medical degree from the University of Michigan in 1970. Dr. Davis was an associate professor at the University of California, San Diego School of Medicine, where he has served on the faculty from 1980 through 1990. Since 1979, Dr. Davis has studied and traded the commodity futures markets. Dr. Davis currently concentrates his efforts in the research and trading systems development activities of Sunrise and Sunrise Capital Partners.

    Dr. John V. Forrest engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University of New York--Downstate Medical Center. Dr. Forrest retired in September 1997 as a Professor of Radiology at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest begain trading the commodity markets in 1975.



    Mr. Martin M. Ehrlich is Vice President and a Director of Sunrise, and Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise in 1986 after having been a long-time investor with Sunrise. Prior to assuming responsibilities for marketing and public relations for Sunrise, Mr. Ehrlich was an independent businessman and investor.



    Ms. Marie Laufik is a Vice President-Trading of Sunrise. She received a degree in Economics from the University of Prague, Czechoslovakia before joining a Czechoslovakian import/export company. She held a position with this firm for nine years before immigrating to the United States. From 1986 through 1988, Mrs. Laufik was a commodity trader for Cresta Commodities. Mrs. Laufik joined Sunrise on August 8, 1988 and currently oversees trading room procedures.



    The Davis Family Trust, dated October 12, 1989, is a Director and the Sole Shareholder of Sunrise; Gary B. Davis and his wife, Elissa Davis, are Trustees and the sole beneficiaries of this Trust. Elissa Davis is a principal of Sunrise and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of Sunrise or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.



    Sunrise, Sunrise Capital Partners, their principals and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. Limited Partners will not be permitted to inspect the personal trading records of Sunrise, Sunrise Capital Partners, their principals, or their affiliates.



DESCRIPTION OF SUNRISE'S TRADING PROGRAMS



    Sunrise utilizes technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.



    In providing commodity trading advice to Spectrum Select, Sunrise trades the CIMCO portfolio.



    The Sunrise CIMCO--Diversified Financial Program was designed by Sunrise to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes and Euro products), stock indices (including S&P
500), precious and industrial metals (including gold, silver and copper) and crude oil are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate. As of October 31, 1998 Sunrise was managing approximately $70 million of client assets pursuant to its CIMCO Portfolio and approximately $475 million of client assets in all of its programs.



    Relying on technical analysis, Sunrise believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, Dr. Forrest, and/or Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.



    Sunrise's trading systems attempt to detect a trend, or lack of a trend, with respect to a particular futures interest in a program by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures interest. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise's, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this signal is not generated during a non-trading market, trading would likely be unsuccessful because an account would trade such markets.



    Trend-following trading systems, such as those employed by Sunrise, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise's approach is successful, these losses should be more than offset by gains.



    While Sunrise relies primarily on its mechanical, technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instances in which Sunrise will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise is under no obligation to notify clients (including Limited Partners) of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.



    A technical trading system consists of a series of fixed rules applied systematically, however, the system still requires Sunrise make certain subjective judgments. For example, Sunrise must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.



    Sunrise engages in ongoing research which may lead to significant modifications from time to time. Sunrise will notify the General Partner if modifications to its trading systems or portfolio structure are material.



    Sunrise believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise in the future might differ from those presently being used.



    Sunrise has discretionary authority to make all trading decisions including upgrading or downgrading the trading size of the account of Spectrum Select to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise may from time to time adjust the leverage applicable to Spectrum Select's assets allocated to Sunrise; provided, however, any such adjustments will be consistent with the leverage parameters described herein and Spectrum Select's overall investment objectives and Trading Policies. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: ongoing research, volatility of individual markets, risk considerations, and Sunrise's subjective judgement and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses and increased brokerage costs. No assurance can be given that any leverage adjustment will be to the financial advantage of Limited Partners.

DEAN WITTER SPECTRUM TECHNICAL L.P.


    Spectrum Technical seek as its investment objective to achieve capital appreciation by allocating its assets to Trading Advisors whose trading programs utilize various proprietary technical long-term trend-following systems.


    The Trading Advisors for Spectrum Technical are Campbell & Company, Inc., Chesapeake Capital Corporation, and John W. Henry & Company, Inc. A description of each Trading Advisor and its principals and trading programs is presented below.


    1.  CAMPBELL & COMPANY, INC.


    Campbell is a Maryland corporation organized in April, 1978 as a successor to a partnership originally organized in January, 1974. Campbell has been registered with the CFTC as a CTA since May 1978 and is a member of the NFA in such capacity. Campbell's principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Baltimore, MD 21204.


    The principals of Campbell are as follows:

    Mr. Richard M. Bell serves as a Senior Vice-President--Trading of Campbell. Mr. Bell began his employment with Campbell in May, 1990. His duties include managing daily trade execution of the assets under Campbell's management. From September, 1986 through May, 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July, 1975 through September, 1986 Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns seats on the PHLX and a Philadelphia Currency Participation, all of which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.


    Mr. D. Keith Campbell has served as Chairman of the Board of Campbell since it began operations and was President until January 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority voting stockholder. From 1971 through June, 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a CTA since January, 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since then he has applied various technical trading systems to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC as a CPO and is a member of the NFA in such capacity. He is registered as an AP of Campbell.


    Mr. William C. Clarke, III joined Campbell in June, 1977. He is an Executive Vice-President and a Director of Campbell. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an AP of Campbell.

    Mr. Bruce L. Cleland joined Campbell in January, 1993. Mr. Cleland serves as President, Chief Executive Officer and a Director of Campbell. From May, 1986 through December, 1992 Mr. Cleland served in various principal roles with the following firms; President, F&G Management, Inc., a CTA; President, Institutional Brokerage Corp., a floor broker; Principal, Institutional Advisory Corp., a CTA and CPO; Principal, Hewlett Trading Corporation, a CPO; Principal, Institutional Energy Corporation, an introducing broker. In January, 1983 Mr. Cleland was employed by Rudolf Wolff Futures, Inc., a futures commission merchant, where he served as President until April, 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is registered as an Associated Person of Campbell.

    Xiaohua Hu serves as a Vice President--Research. Mr. Hu has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1992 to 1994 Mr. Hu was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992 respectively. During his studies at Toyohashi, Mr. Hu was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.


    Phil Lindner, serves as Vice President--Information Technology. Mr. Lindner has been employed by Campbell since October, 1994, became the IT Director in March, 1996, and Vice President in January, 1998. Mr. Lindner oversees Campbell's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell's Trading, Fund Administration, and Accounting functions, and provide complete computer systems support to all Campbell employees. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

    Mr. James M. Little serves as Executive Vice-President/Marketing and as a Director of Campbell. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little joined Campbell in April, 1990. From March, 1989 through April, 1990 Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. Prior to that, from January, 1984 through March, 1989 he was the Chief Executive Officer of James Little & Associates, Inc., a registered CPO and registered broker-dealer. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of THE HANDBOOK OF FINANCIAL FUTURES, and is a frequent contributor to investment industry publications. Mr. Little is registered as an AP of Campbell.

    Ms. Theresa D. Livesey serves as the Chief Financial Officer, Treasurer, Secretary and a Director of Campbell. Ms. Livesey joined Campbell in June, 1991. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell. From December, 1987 to June, 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was Vice-President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware.

    V. Todd Miller serves as a Vice President--Research. Mr. Miller has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object oriented programming, numerical analysis, and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

    Albert Nigrin serves as a Vice President--Research. Mr. Nigrin has been employed by Campbell since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1991-1995 Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published a book with MIT Press, NEURAL NETWORKS FOR PATTERN RECOGNITION. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

    Markus Rutishauser serves as Vice President--Trading, and has been employed by Campbell since October, 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in foreign exchange trading. Prior to that, Mr. Rutishauser was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January, 1996.

    Mr. David M. Salmon is a Director of Campbell since January, 1976. During this time, he has worked with Campbell in an independent consultant capacity, but has not been an employee. He has been employed by his own computer systems programming consulting company David Salmon, Inc. since 1976. Prior to his work with Campbell, Mr. Salmon worked in the field of systems development and optimization with Systems Control, Inc. and Stanford Research Institute. Mr. Salmon holds a B.S.E.E. from the University of Auckland, New Zealand, a M.S.E.E. from Northeastern University and a Ph.D. in Electrical Engineering from the University of Illinois, Urbana.


    Mr. C. Douglas York has been employed by Campbell since November 1992. He is a Senior Vice President--Trading. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. From January 1991 through October 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an associated person of Campbell.



    Any principal of Campbell may trade futures interests for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and principals. Campbell has written procedures that govern proprietary trading by principals. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice. Such trades may or may not be in accordance with the Campbell trading program described below.


THE CAMPBELL TRADING PROGRAM


    Campbell trades the assets allocated to it by the Partnership pursuant to its Financial, Metal & Energy Large Portfolio. The Financial, Metal & Energy Large Portfolio trades exclusively in futures, options and forward contracts including foreign currencies, precious and base metals, crude oil and petroleum products, stock market indices, and interest rate futures. As of October 31, 1998, Campbell was managing approximately $1.1 billion of client assets pursuant to the Financial Metals & Energy Portfolio and approximately $1.2 billion in all of its programs.



    Campbell makes trading decisions using proprietary computerized trading models, which analyze market price changes. There can be no assurance that the trading models will produce results similar to those produced in the past. Campbell's trading models are designed to detect and exploit medium-term to long-term price trends, and also to apply proven risk management and portfolio management principles. The concepts on which the trading models are based were originally developed in 1976 and 1980, but since that time they have continued to evolve as a result of Campbell's continuing commitment to creative research.



    Campbell believes that utilizing multiple trading models for the same client account provides diversification, and is most beneficial when numerous contracts of each commodity are traded. Five trend-following trading models and a sixth model that sometimes trades with the trend and sometimes trades against the trend are presently used. More or fewer trading models may be used in the future. Every trading model does not trade every market. The trading models are primarily different in their sensitivity to price action. One model, for example, may establish a position relatively quickly and risk a comparatively small amount of capital, while another model may establish a position less quickly and risk more capital. The models may also vary as to the time or price at which the transactions determined by them are signaled. For example, one model may establish a position at any time during the day after a price level has been reached, while another may establish a position only at the opening or closing of the market on the same day. It is possible that one model may establish a long position while another model establishes a short position in the same market. Since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each model independent of what the other models may be recommending.



    Over the course of a long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit the position prior to the end of the trend. While there is some risk to this method (for example, being out of the market during a significant portion of a trend), our research indicates that this is well compensated for by decreased volatility of performance.



    Campbell expects to develop additional trading models and to modify models currently in use and to employ such models. The models currently in use by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

    While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the models. Such modifications may not necessarily be beneficial to the results achieved.



    Campbell applies a portfolio management strategy to measure and manage overall portfolio risk. This strategy includes portfolio structure, balance, capital allocation, and risk limitation. One objective of portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, the firm may reduce or increase position size accordingly. It is possible, however, that during periods of reduction in position size the return that would have been realized had the account been fully invested would be reduced.


    2.  CHESAPEAKE CAPITAL CORPORATION


    Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading futures interest contracts. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and the Illinois corporation on and after August 19, 1991. Chesapeake has been registered with the CFTC as a CTA and as a CPO since June 20, 1988 and May 8, 1991, respectively, and has also been a member of the NFA since June 20,1988. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229. All business records will be kept at Chesapeake's principal place of business.


    The principals of Chesapeake are as follows:


    Mr. R. Jerry Parker, Jr., received a Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From November 1983 until January 1987, Mr. Parker was employed as an exempt CTA by Mr. Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based CTA and CPO registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt CTA. From November 1983 through February 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chairman of the Board of Directors, Chief Executive Officer and a Principal.



    Mr. John M. Hoade received a Bachelor of Science degree in Business Administration from Lynchburg College in 1978. From September 1976 through December 1990, Mr. Hoade was employed by Thurston Metals, Inc., a distributor and processor of specialty metals, located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct the operations and the marketing efforts of the company. Mr. Hoade is President, Secretary, and a Principal of Chesapeake.


    Chesapeake and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading program described below.


THE CHESAPEAKE TRADING PROGRAMS



    Prior to June 1, 1998, the assets allocated to Chesapeake were traded pursuant to its Diversified Program and its Financial and Metals Program. Since June 1, 1998, the assets of the Partnership allocated to Chesapeake have been traded pursuant to its Diversified 2XL Program. The Diversified 2XL Program emphasizes a maximum range of diversification with a global portfolio of futures interests contracts, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. As used herein, "futures interest contracts" includes commodities, commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts and swap contracts traded in U.S. and non-U.S. markets. Chesapeake may trade on U.S. and non-U.S. exchanges. The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.

    The investment programs currently broadly offered by Chesapeake are the "Diversified Program," and the "Diversified 2XL Program" (the "Trading Programs"). The Diversified 2XL Program, which Chesapeake will trade for the Partnership, began trading in April 1994. The Diversified 2XL Program utilizes the same trading system as the Diversified Program, except that the Diversified 2XL Program is traded on an upleveraged basis equal to approximately two times the leverage typically applied to a fully-funded Diversified Program account. The Diversified Program is Chesapeake's longest operating investment portfolio, with a performance record beginning in February 1988. While all of the Trading Programs employ the same general trading methodology, as described below, the various past and present Trading Programs differ and have differed in their emphasis on certain markets or market sectors and the exclusion of others and/or their use of leverage. The following overview is not intended as a detailed and exhaustive review of the trading methodology or strategies employed by Chesapeake, as the exact nature of the methods and these systems is proprietary and confidential.



    As of October 31, 1998, Chesapeake was managing approximately $158 million of customer funds in the Diversified 2XL Program ("notional funds" excluded) and approximately $966 million of client assets in all of its programs ("notional funds" excluded).


    Chesapeake believes that future price movements in all markets may be more accurately anticipated by historical price movements within a quantitative or technical analysis than through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative in nature.


    In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In order to determine the overall technical condition of the market and to be used as a timing mechanism for all trades, Chesapeake also makes extensive use of internally-generated market information, which includes, but is not limited to, price volatility, open interest, daily price action and volume.


    The results of the Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Diversified 2XL Program is likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control regulation, or participation as a purchaser or seller in futures markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Diversified 2XL Program, will be profitable in the future. In addition, the future profitability of the Diversified 2XL Program would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

    Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, a trend following trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions.


    The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification, I.E., commitment of equity to multiple markets and to a number of trading strategies. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.



    Chesapeake believes that a long-term commitment to its Trading Programs is necessary for profitable trading. Chesapeake will attempt to take a limited number of positions over the long-term to capture major


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price movements while limiting downside risk on open portions. Clients (such as the Partnership) must give the markets ample time to develop the type of trends on which Chesapeake's systems can capitalize in order to have a reasonable chance for their investment to be successful.



    Exchanges on which transactions will take place will include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges which include but are not limited to the Belgian Futures and Options Exchange (BELFOX), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the International Petroleum Exchange of London Ltd., the London Metal Exchange, the London Commodity Exchange (LCE), the Italian Derivatives Market
(IDBM), the Marche a Terme International de France (MATIF), the Mercado Espanol de Futuros Financieros (MEFFSA), the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the Montreal Exchange (ME), the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Stock Exchange
(TSE), the Singapore International Monetary Exchange (SIMEX), the Sydney Futures Exchange Ltd., the Swiss Options and Financial Futures Exchange (SOFFEX) and the Winnipeg Commodity Exchange. In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and may initiate trades at any point the research determines that a market is sufficiently liquid and tradeable using the methods employed by Chesapeake.



    Chesapeake engages in transactions in physical commodities, including exchange of futures for physicals transactions ("EFP"). An EFP is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.



    Chesapeake has generally used between 10% and 30% of the equity in a fully-funded Diversified Program account as original margin for trading, but at times the margin-to-equity ratio can be higher. The Diversified 2XL Program generally trades at approximately double the Diversified Program level.



    The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the Trading Program(s) used, the market conditions, the percentage gained or lost in the account, the size of the account, the brokerage commissions charged to the account, the management and incentive fees charged to the account, the contracts, if any, excluded from the account by the client, and when the account commenced trading.



    Programs that exclude or emphasize certain markets will, of course, perform differently than programs utilizing different markets. On programs that differ in terms of leverage only (e.g., Diversified Program and Diversified 2XL Program), Chesapeake attempts to manage accounts in such programs such that the returns (positive or negative) are a multiple of each other raised on the leverage differential (e.g., the Diversified 2XL Program returns are intended to be approximately double that of the Diversified Program). However, differences in the timing of additions and withdrawals and other factors can impact, sometimes significantly, such relationships. Accordingly, one program may at times underperform or overperform the anticipated multiple or fraction of a differently leveraged program.



    Decisions concerning the liquidation of positions, the futures interests contracts to be traded and the size of positions to be taken or maintained will require to some degree the exercise of judgment by Chesapeake. A decision not to trade certain futures interests contracts due to lack of liquidity, excess volatility or any other reason may result at times in clients (such as the Partnership) missing significant profit opportunities which might otherwise have been captured by Chesapeake.



    The trading strategies and systems utilized by Chesapeake's Trading Programs, including the Diversified 2XL Program, may be revised from time to time by Chesapeake, as a result of ongoing research and development which seeks to devise new trading strategies and systems, as well as test methods currently employed. The trading strategies and systems used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.


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    3.  JOHN W. HENRY & COMPANY, INC. (JWH-REGISTERED TRADEMARK-)



    JWH, a Florida corporation, is a United States-based global investment management corporation with offices located at 301 Yamato Road, Suite 2200, Boca Raton, Florida and at One Glendinning Place, Westport, Connecticut 06880. JWH's asset management services utilize global foreign exchange, financial futures, and commodities markets. In addition to publicly offered commodity pools such as Spectrum Technical, JWH manages assets for leading money center banks, brokerage firms, retirement plans, insurance companies, multinational corporations, private banks, and family offices spanning the Americas, Europe and Asia.



    JWH began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a CTA. JWH reincorporated in the state of Florida in 1997. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. The firm is registered as a CTA and a CPO with the CFTC and is a member of the NFA in such capacities. In addition, JWH's affiliates Westport Capital Management Corporation and Global Capital Management Limited are CPOs, JWH Investment Management, Inc. is a CTA and CPO, JWH Asset Management, Inc. is a CTA and CPO, and JWH Financial Products, Inc. is a CTA and CPO. "JWH" is the registered trademark of John W. Henry & Company, Inc.


    The individual principals of JWH are as follows:


    Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts. Over the last sixteen years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.



    Mr. Henry currently serves on the Board of Directors of the Futures Industry Association. He has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA"), and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has, and will continue to devote considerable time to activities in businesses unrelated to JWH and its affiliates.



    Mr. Mark H. Mitchell is vice chairman, counsel to the firm, and a member of the JWH Board of Directors. He is also vice chairman and a director of JWH Asset Management, Inc., and JWH Financial Products, Inc. Prior to joining JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice from August 1983 to December 1993. He has also served as General Counsel of the NAFTA and General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the NFA CPO/CTA Advisor Advisory Committee. In addition, he has served as a member of the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules, the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.



    Mr. Verne O. Sedlacek is the chief operating officer and a member of the JWH Investment Policy Committee. He is responsible for the day-to-day management of the firm. Mr. Sedlacek is also president and director of Westport Capital Management Corporation and Global Capital Management Limited. Prior


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to joining JWH in July 1998, he was the executive vice president and chief financial officer of Harvard Management Company, Inc., a wholly owned subsidiary of Harvard University which, at the time of his departure, managed approximately $14 billion of University related funds. At Harvard Management Company, he was responsible for managing the areas of personnel, budgets, systems, performance analysis, contracts, credit, compliance, custody, operations, cash management, securities lending and market risk evaluation; he joined Harvard Management in March 1983.



    Mr. Sedlacek currently serves on the Boards of Directors of the FIA and the Chicago Mercantile Exchange, and is a member of the Global Markets Advisory Committee of the CFTC. He received an A.B. in Economics from Princeton University, and a M.B.A. in Accounting from New York University and was certified as a C.P.A. by the State of New York in 1978.



    Mr. E. Lyndon Tefft is a senior vice president and the chief financial officer. He is also the treasurer of Westport Capital Management Corporation. Prior to joining JWH in October 1998, Mr. Tefft was the Director of MIS and a vice president at Harvard Management Company, Inc. where he was responsible for directing the design, development, and operation of global equity, bond, and derivative trading, accounting, and settlement systems beginning in May 1994. Mr. Tefft was the director of the Office of Financial Systems (controller) at Harvard University from July 1983 to April 1994. He was responsible for the University's centralized controllership, financial reporting, debt management,and financial operations. Mr. Tefft received a B.S. in Industrial Management from Purdue University, and an M.B.A. from Wharton School of Business at the University of Pennsylvania.



    Dr. Mark S. Rzepczynski is a senior vice president, research and trading and a member of the JWH Investment Policy Committee. Prior to joining JWH in May 1998, he was vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski has a B.A. (Cum Laude) Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.



    Ms. Elizabeth A.M. Kenton is a senior vice president, compliance. She is also a senior vice president of JWH Investment Management, Inc., a vice president of JWH Asset Management, Inc., and JWH Financial Products, Inc., and a director of Westport Capital Management Corporation and Global Capital Management Limited. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton received a B.S. in Finance from Ithaca College.



    Mr. David M. Kozak is a senior vice president, general counsel and secretary to the corporation. He is also secretary of JWH Investment Management, Inc., JWH Asset Management Inc., and JWH Financial Products, Inc. and director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler from 1989 and an associate from September 1983, where he concentrated in commodity futures law with an emphasis on commodity money management.



    Mr. Kozak is currently the secretary and a director of the MFA and is a member of that organization's Executive and Government Relations Committees. He is also a member of the Special Committee on CPO/ CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules, both of the NFA. Mr. Kozak is chairman of the subcommittee on CTA and CPO Issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.



    Mr. Kevin S. Koshi is a senior vice president, proprietary trading and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

    Mr. Matt Driscoll is a vice president, chief trader and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of the trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures; he has played a major role in the development of JWH's 24-hour trading operation. In 1993, Mr. Driscoll was promoted to manager of JWH's overseas trading desk. He attended Pace University.



    Mr. Christopher E. Deakins is a vice president, investor services, responsible for general business development and the oversight of the investor services function. He is also president of JWH Investment Management, Inc. Prior to joining JWH in August 1995, he was a vice president of national sales and a member of the management team at RXR Capital Management, Inc. (RXR), where he was responsible for business development, institutional sales, and broker-dealer support from August 1986 to July 1995. Currently he serves on the Institutional Money Management Advisory Committee of the New York Mercantile Exchange. Mr. Deakins received a B.A. in Economics from Hartwick College.



    Mr. Edwin B. Twist is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration and internal projects of JWH's Florida office.



    Ms. Nancy O. Fox, C.P.A., is a vice president, investment support, responsible for the day-to-day management of the investment support department, including all aspects of operations and performance reporting. Ms. Fox is also a director of Global Capital Management Limited. Since joining JWH in January 1992, Ms. Fox has held positions of increasing responsibility in the area of accounting and investment support. She is a member of the AICPA and the New Jersey Society of C.P.A.s. Ms. Fox received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.



    Mr. Julius A. Staniewicz is a vice president, senior strategist and a member of the JWH Investment Policy Committee. He is also president of JWH Asset Management, Inc. and JWH Financial Products, Inc., and a vice president of Westport Capital Management Corporation. He joined JWH in March of 1992. Mr. Staniewicz received a B.A. in Economics from Cornell University.



    Ms. Eilene Nicoll is a vice president, trading and a member of the JWH Investment Policy Committee. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president at Commercial Materials, L.L.C. beginning in January 1997, a newly organized corporation which had not yet begun operations. From January 1994 to December 1996, she was a vice president and director at West Course Capital, Inc., a CTA, where she was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at REFCO, Inc., from May 1991 to December 1993. While at REFCO, Inc., Ms. Nicoll was also a principal of Nikkhah & Nicoll Asset Management, Inc., a CPO. Ms. Nicoll received a B.A. in psychology from Brooklyn College.



    Mr. Paul D. Braica, C.P.A. is a vice president, analytics. He is also treasurer of JWH Financial Products, Inc. Since joining JWH in April 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management, and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an auditor from December 1994 to March 1996 and tax manager from July 1986 to September 1993. He was the director of fund accounting for Organizer Systems, Inc., from October 1993 to November 1994. Mr. Braica received a B.A. in Economics from Gettysburg College, an M.B.A. from Rutgers University, and an M.S. in Taxation from Seton Hall University.



    Mr. Kevin J. Treacy, F.C.A., is a vice president, corporate finance. He is also the treasurer of JWH Asset Management, Inc. and JWH Investment Management, Inc. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer from August 1993 to August 1997 of Kenmar Advisory Corp. ("Kenmar"), a registered CPO. While at Kenmar, he was also a principal of multiple Kenmar affiliates which were registered as CTAs, CPOs and a broker-dealer and was responsible for corporate finance and administration for the firm and its affiliates. Mr. Treacy is a member of the board of the Financial Management Division of the FIA. He received a Bachelor of Commerce and Masters in Accounting from University College, Dublin and is a member of the Institute of Chartered Accountants in Ireland.


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    Ms. Florence Y. Sofer is a vice president, marketing, responsible for the development and implementation of strategic marketing and communication programs. Ms. Sofer joined JWH as a marketing manager in June 1997 from GAM Funds, Inc., where she was a marketing manager from June 1994 to May 1997. From October 1993 to June 1994, Ms. Sofer relocated from Washington, D.C. to New York, New York. Ms. Sofer received a B.A. in Economics and International Relations from the American University and an M.B.A. with an emphasis in marketing from George Washington University.



    Mr. William G. Kelley is a vice president, international, responsible for business development and investor services support for institutions, banks and family offices outside of the United States. He is also a vice president of Westport Capital Management Corporation. Prior to joining JWH in September 1996, Mr. Kelley was the director of sales for Clearwater Funds, a fund of funds, from March 1995 to July 1996. He was a sales executive for The RXR Group from June 1994 to March 1995 prior to joining Clearwater. He also served as a vice president and director of marketing for Signet Strategic Capital from December 1992 to June 1994. Mr. Kelley received a B.A. in Economics from Boston College.



    The following is a list of additional JWH principals: Mr. Andrew D. Willard is vice president, information technology; Mr. Robert B. Lendrim is vice president, investor services; and Ms. Lynn Radlauer Lubell is vice president, office of the chairman.



JWH INVESTMENT POLICIES



    COMMENCEMENT OF TRADING. Each new account will encounter a startup period during which it may incur certain risks related to the initial investment of assets. For instance, an account may commence trading following sustained moves in a number of markets which are subsequently retraced after the account enters the market. In addition, the startup period represents special risks because the level of diversification may be lower than in an older account with a fully committed portfolio.



    In an effort to manage such risk, JWH has developed procedures governing the appropriate timing for the commencement of trading and the appropriate means of moving toward full portfolio commitment for new accounts. JWH, at its discretion, may delay the actual start of trading for an account for an extended period of time or adjust position size in relation to account equity in certain markets or in an entire program. The firm may also invest a new account more slowly than it would a more mature account. These procedures may be modified from time to time, and no assurance is given that they will be successful in moving an account toward full portfolio commitment without substantial losses which might have been avoided, or foregoing substantial profits which might have been achieved, by other means of initiating investment in the markets.



    DURATION OF POSITIONS HELD. JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, profitable positions are allowed to mature; positions held for two to four months are not unusual, and positions have been held for more than one year. Losing positions are generally pared relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a losing position may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.



    DISCRETIONARY ASPECTS. JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. Subjective aspects of JWH's quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, contracts and contract months traded, and effective trade execution.



    PROGRAM MODIFICATIONS. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts; this


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may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program, or a change in position size in relation to account equity. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.



    All cash in a JWH investment program is available to be used to trade in a JWH program, although the amounts committed to margin will vary from time to time. As capital in each JWH program increases, additional emphasis and weighting may be placed on certain markets which historically have demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Investors generally will not be informed of such changes.



    JWH foresees no reason why it would not be ready to accept and process data related to the Euro before January 1, 1999. A management group is responsible for planning and preparing for the Euro conversion. The group meets on a regular basis to review information as it becomes available on this issue, determine what actions are necessary and establish policies and monitor tasks as appropriate. If unanticipated difficulties arise in connection with the conversion, JWH will notify its clients in a timely manner.



    OVERSIGHT OF TRADING POLICIES. The Investment Policy Committee (IPC) is a senior-level advisory group, broadly responsible for evaluating and overseeing the firm's trading policies. The IPC provides a forum for collective development and implementation of investment policies. The IPC meets periodically to discuss issues relating to implementation of the firm's investment process and its application to markets, including research on new investments and strategies in relation to the trading models JWH employs. Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles, and new product and market strategies. The IPC also examines regularly the impact of changing market conditions on the firm's strategic allocation program, a multi-program trading strategy which is currently part of an exclusivity arrangement with one fund manager. Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make day-to-day trading decisions.



    POSITION SIZE. Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in the account that is taken in certain markets or entire programs. Such adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, and subjective judgment, and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such adjustments will be to the financial advantage of JWH clients. JWH reserves the right to alter, at its sole discretion and without notification to clients, its policy regarding adjustments in position size relative to account equity.



    ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS. JWH has developed the following procedures for fund accounts that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit (NAV) on the close of business on the last business day of the month or quarter. In addition, funds may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the JWH account on the date of these transactions, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. The intention is to provide for additions, redemptions and reallocations at an NAV that will be the same for each of these transactions, and to eliminate possible variations in NAVs that could occur as a


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result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH requests all fund managers to notify JWH three days in advance of month-end modifications.



    Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.



    PHYSICAL AND CASH COMMODITIES. JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on daily price movements of cash or forward contracts transacted through banks, brokerage firms, or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of those entities' failure or inability of refusal to perform with respect to such contracts.



LEGAL CONCERNS



    There neither now exists nor has there ever previously been any administrative, civil, or criminal action against JWH or its principals which is material, except that in September 1996, JWH was named as a co-defendant in purported class action lawsuits filed in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997. The California complaints were consolidated in May 1997. The New York complaints were consolidated in July 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain DWR commodity pools, some of which are advised by JWH, and are primarily directed at DWR's alleged fraudulent selling practices in connection with the marketing of those pools. These actions are the same matters as those discussed under "Certain Litigation." JWH is essentially alleged to have aided and abetted or directly participated with DWR in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.



    JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from investor positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods; on occasion, their orders may receive better fills than investor accounts. Records for these accounts will not be made available to investors.



    Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in The JWH Employee Fund, L.P., for which JWH is the CTA. The records of these accounts also will not be made available to clients.



THE JWH-REGISTERED TRADEMARK- TRADING PROGRAMS



    THE ORIGINAL INVESTMENT PROGRAM. The Original Investment Program seeks to capitalize on long-term trends in broad spectrum of world wide financial and nonfinancial markets. The Program always maintains a position--long or short--in every market traded. Historically, it has had a low statistical correlation to the S&P 500.



    In 1992, a broad research effort was initiated to enhance the risk-reward ratios of the Original Investment Program, without changing its fundamental trading approach. Except for the removal of a few markets traded, the program had remained virtually unchanged from its inception in 1982 through the middle of 1992. After extensive testing, a number of strategic adjustments were made beginning in July 1992: global markets were added; sector allocations were shifted, with greater weighting given to financial markets; some contracts which had become too illiquid to support sizeable assets were eliminated; and overall position size relative to account equity was reduced. The quantitative model underlying the program was not changed. Today, the Original Investment Program is one of JWH's largest and best-performing programs, manifesting lower volatility since 1992.



    THE FINANCIAL AND METALS PORTFOLIO. The Financial and Metals Portfolio seeks to identify and capitalize on intermediate and long-term price movements in global financial and precious metals markets. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. Historically, the program has had a low statistical correlation to the S&P 500.



    Currency positions are traded primarily in the interbank market and occasionally on futures exchanges, and may be held both as outrights--positions taken in foreign currencies versus the U.S. dollar--and cross rates--foreign currencies against each other.



    As of October 31, 1998, JWH was managing approximately $399 million of client assets pursuant to its Original Investment Program, approximately $1.2 billion of client assets pursuant to its Financial and Metals Portfolio, and approximately $2.4 billion in all of its programs.



DEAN WITTER SPECTRUM STRATEGIC L.P.



    Spectrum Strategic seeks as its investment objective to achieve capital appreciation by allocating its assets to Trading Advisors whose trading approaches are primarily discretionary in nature, and employ both fundamental methodologies, such as evaluating supply and demand levels as well as other economic and political indicators, and technical analysis, in their trading programs.



    The Trading Advisors for Spectrum Strategic are Blenheim Investments, Inc., Stonebrook Capital Management, Inc., and Willowbridge Associates Inc. A description of each Trading Advisor and its principals and trading programs is presented below.



    1.  BLENHEIM INVESTMENTS, INC.



    Blenheim is a New Jersey corporation which was formed in 1988 to provide commodity trading advisory services to clients. Blenheim has been registered with the CFTC as a CTA and CPO since March 1989, and is a member of the NFA in such capacities. Blenheim's address is Post Office Box 7242, Two Worlds Fair Drive, Somerset, New Jersey 08875-7242.



    The principals of Blenheim are as follows:



    Mr. Willem Kooyker, is the Chief Executive Officer, Chairman and sole shareholder of Blenheim. Mr. Kooyker received a BA cum laude in Economics from Baruch College and an MBA in International Finance and Economics from New York University. Mr. Kooyker began his career in the commodities business in 1964 with Internatio-Muller of New York, New York, where he remained until 1980. At that time Mr. Kooyker joined Commodities Corporation (U.S.A.) located in Princeton, New Jersey, where he eventually became President. In October 1984, Mr. Kooyker left CCUSA and became President and Chairman of Tricon U.S.A., Ltd., the predecessor of Tricon U.S.A., Inc., a trading and consulting company in the futures and physicals markets. Tricon was registered as a CTA in October 1988, and as a CPO in February 1989. These registrations were terminated in November 1994. Mr. Kooyker continues to serve as Chairman of Tricon's parent company, Tricon Holding Company, Ltd. Since January, 1989, Mr. Kooyker has devoted substantial attention to the activities of Blenheim. Mr. Kooyker has been a member of the N.Y. Coffee, Sugar and Cocoa Exchange and the New York Mercantile Exchange. Mr. Kooyker is registered as a Principal and AP of Blenheim. Mr. Kooyker has been trading commodity accounts since 1964.



    Mr. Kooyker is a majority owner of Derivatives Portfolio Management, LLC. DPM is a Delaware limited liability company formed in 1993 to provide back office risk control and consulting services to institutions and individuals engaged in the commodities, securities and physicals trading businesses. DPM is registered with the CFTC as a CPO effective January 25, 1994, and is a member of the NFA in that capacity. DPM is also registered with the SEC as an investment adviser. DPM is not currently managing any commodity pools.

    Mr. Kooyker is also sole shareholder of Bolsward Investments, Inc. and Gauss Mathematical Corp. Bolsward is a New Jersey corporation, formed in May 1993. Bolsward is a limited partner in R&S Management Group, L.P., an inactive CPO and CTA. Gauss, a N.J. corporation, develops and leases commodity trading systems. Gauss is registered with the CFTC as a CTA effective August 26, 1998. Mr. Kooyker is a principal of Gauss.



    Guy J. Castranova, has been the Secretary of Blenheim and Gauss since their inception. Mr. Castranova is an Executive Vice President and Chief Operating Officer of DPM, as well as a Vice President and Controller of Tricon. Mr. Castranova has been with Tricon since October 1986 and is responsible for the risk management of all physicals trading as well as the administration of all general and consolidation accounting. Prior to joining Tricon, Mr. Castranova was an accountant with two energy firms.



    In 1980 Mr. Castranova graduated from Saint Joseph's University, with a BS degree in Accounting. He is registered as an AP and Principal of Blenheim, Tricon and DPM and is a member of the NFA in those capacities.



    Blenheim and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Blenheim trading program described below.



THE BLENHEIM TRADING PROGRAM



    Blenheim's trading program was developed by Mr. Kooyker. The objective of Blenheim's Global Markets Strategy, which is employed on behalf of Spectrum Strategic, is to capture substantial profits through the establishment of strategic primary investment positions in a variety of markets, with an emphasis in global fixed income, currency, stock indices, energy and other commodity markets. These investment positions are typically in derivative instruments such as futures, options, forwards and over-the-counter transactions. Blenheim concentrates in those markets which, in its judgment and discretion, have a high degree of liquidity and a wide spectrum of historical price movement relative to other markets. Blenheim may, however, trade to a limited extent in illiquid instruments for which market quotations are not readily available. Diversification in an account's portfolio is a major consideration in Blenheim's trading program. While many of its trades are made on a short-term basis, Blenheim's basic strategy is to attempt to participate in long-term major price movements.



    As of October 31, 1998, Blenheim was managing approximately $56 million of client assets pursuant to its trading program ("notional funds" excluded).



    Blenheim relies primarily on its experience in trading, and utilizes fundamental, geopolitical, and technical factors in its analysis and evaluation of the markets. Blenheim has a team of economists, financial analysts and traders that regularly monitor world-wide economic and political trends in order to identify and evaluate possible market and price imbalances. Operating within a global framework, long-term macroeconomic indicators are assessed on a multinational, country-by-country and market specific basis. Factors such as fiscal/monetary policies and cross-border capital flows are evaluated for their potential impact on the equity, fixed income, currency and commodity markets. Additionally, Blenheim's trading group utilizes the econometric signals as well as numerous other market sentiment factors in an effort to take advantage of short-term trading opportunities.



    Within the realm of technical analysis, Blenheim has developed and will continue to develop a series of systematic processes of investing that will supplement the discretionary trading efforts. In the future, Blenheim may place a greater emphasis on its non-discretionary technical analysis than on its discretionary trading efforts. The goal of the system's strategy is to achieve maximum risk adjusted profit potential. The strategy is driven not by one, but a series of trading systems, that are traded in conjunction with one another.



    These systems tend to employ robust statistics that limit the sensitivity to small deviations from assumptions which, in turn, facilitates a systematic adaptation to changing market relationships. Several processes are applied in both short-term and long-term market trend analyses. Price level breakout from a trend is determined through volatility analysis. The system's goal is investing only in true breakouts. Volatility and probability analysis is also used to determine trade entry and exit points with the goal price and stop loss prices continuously determined. Generally, if the probability of achieving the goal price is greater than the stop loss, a trade signal is entered. Consistent with the objective of trading at optimal points, a digital filtering process is employed to screen the trend from the "noise" in the market.



    Various techniques are employed in managing the portfolio and position volatility. Blenheim generally initiates medium size positions at a market entry level determined by it, rather than initially taking a larger position while waiting to see the direction in which the market actually moves. This initial position, generally considered the core strategic position, is typically initiated upon Blenheim's determination of an unsustainable level of market disequilibrium that has not been reflected in the current market price.



    In addition to managing the individual positions, Blenheim will also evaluate the positions within the context of an account's portfolio. Separate strategic positions are evaluated for direct and indirect correlation characteristics in order to further anticipate and manage portfolio volatility. Despite these precautions, Blenheim's trading program may be extremely volatile at times.



    The trading strategy of Blenheim has evolved and will continue to do so based on on-going research, testing of data and trading experience. Prior to 1991, Blenheim traded almost exclusively in the commodity markets, with a particular emphasis on energy products. Since then, Blenheim has become quite active in the global fixed income and currency markets. Blenheim may in its sole discretion add to the portfolio additional commodity interests or cease trading particular items. On rare occasions, Blenheim may withdraw from all markets.



    Blenheim's diversified portfolio of approximately thirty-five markets are actively traded on domestic and foreign markets through the use of futures, forwards options on futures, and over-the-counter transactions. Through mid-1995, approximately thirty percent (30%) to forty-five percent (45%) of equity, including notional funds, was generally committed to margin. Recently the percentage has been between twenty-five percent (25%) and thirty percent (30%). In the future the percentage committed may, from time to time, be substantially higher or lower.



    Blenheim may leverage the account of Spectrum Strategic differently than the standard account using the Global Market Strategy, but will not leverage the account at more than 50% above the leverage of a standard account.



    2.  STONEBROOK CAPITAL MANAGEMENT, INC.



    Stonebrook is a Delaware corporation which has been registered with the CFTC as a CTA since July 1993, and is a member of the NFA in that capacity. Stonebrook's principal office is located at 17 State Street, 38th Floor, New York, New York 10004. Stonebrook was founded in 1993 by Jerome D. Abernathy.



    The principals of Stonebrook are as follows:



    Mr. Jerome D. Abernathy is President of Stonebrook and, in this capacity, has ultimate responsibility for all trading decisions. From July 1991 through March 1992, Mr. Abernathy was Director of Research at Moore Capital Management, Inc., a registered CTA and CPO in New York. From March 1992 through May 1993, Mr. Abernathy was Director of Systems Trading for Investment Management Services, Inc. ("IMS"), a registered introducing broker affiliated with Moore Capital. As Director of Research, Mr. Abernathy was responsible for developing and supervising Moore Capital's research and technology efforts. As Director of Systems Trading for IMS, Mr. Abernathy was responsible for trading IMS Global I, an offshore derivatives fund. Mr. Abernathy holds a B.S. in Electrical Engineering from Howard University in Washington D.C. and both an S.M. and Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology in Cambridge, MA. Mr. Abernathy also attended the Sloan School of Management at MIT where he studied finance.



    Paul Meier is a Principal of Stonebrook where he is in charge of risk management, research, and technology. From July 1997 to August 1998, Mr. Meier was employed by Citicorp as a Vice President in risk management where he was responsible for the volatility and correlation estimates that were used to measure the firm-wide value-at-risk. From October 1996 to July 1997, Mr. Meier was a consultant in the risk management practice of KPMG Peat Marwick, LLP where he performed risk management reviews and implemented risk management strategies for the firm's clients.

    Mr. Meier started his financial career at Commodities Corporation where, from August 1994 to October, 1996, he evaluated Commodity Trading Advisors, constructed multi-advisor portfolios, and developed risk measurement techniques for monitoring portfolios.



    Mr. Meier received his B.S. in Economics from the University of Minnesota and an MBA with a concentration in finance from Carnegie Mellon University.



    Stonebrook and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Stonebrook trading program described below.



THE STONEBROOK TRADING PROGRAM



    Stonebrook's trading philosophy is to attempt to achieve consistent long-term capital appreciation while adhering to volatility control and risk management principles through the speculative trading of commodity interests, including foreign currencies (both on a spot and forward basis) and related derivative instruments (such as foreign currency futures contracts and options on such futures contracts). Stonebrook will trade in derivative instruments based upon fixed-income debt securities (such as interest rate futures contracts and options thereon) and worldwide stock indices. Stonebrook may also trade in derivative instruments based on petroleum products, precious metals, and various other commodities and securities. As of October 31, 1998, Stonebrook was managing approximately $20 million of client assets pursuant to the trading program described above ("notional funds" excluded). ]



    Stonebrook's trading approach is a blend of technical and fundamental techniques. Technical analysis is used for timing trades and identifying market disequilibria. Fundamental analysis is used to anticipate policy changes and trends that lead to profitable trading opportunities. Stonebrook combines the technical and fundamental methods with a disciplined risk control methodology.



    Stonebrook may change its trading methods without notice and there is no assurance that Stonebrook's approach to trading will yield the same results as it has in the past.



    The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, may vary significantly according to market conditions, the percentage gained or lost in that account, the size of the given account, the brokerage commissions charged to the account, the management and incentive fees charged to the account, and when the account commenced trading. For these reasons no investor should expect necessarily the same performance as that of any other account traded by Stonebrook.



    Stonebrook intends to focus its trading on the fixed-income, foreign currency, and stock index markets worldwide. The list of countries with respect to which futures interests are traded includes but is not limited to the United States, Canada, the United Kingdom, France, Germany, Spain, Italy, Japan, Australia, Singapore, and various emerging markets. Stonebrook may also trade other markets such as metals, energies, and other commodities as opportunities arise.



    Stonebrook generally employs a margin-to-equity ratio of approximately 10% to 20%, but such ratio may be higher at certain times.



PAST PERFORMANCE OF STONEBROOK



    Past performance information for Stonebrook is set forth below because it only began to trade for the Partnership effective June 1, 1998. Performance history is also shown for accounts previously managed by one of Stonebrook's principals, all of which accounts are closed.



    Investors are cautioned that the performance information set forth in the following capsule performance summaries are not indicative of, and may have no bearing on, any trading results which may be attained by Stonebrook or Spectrum Strategic in the future, since past performance is not a guarantee of future results and other Trading Advisors will be investing funds of such Partnership. There can be no assurance that Stonebrook or such Partnership will make any profit at all or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.



                      STONEBROOK CAPITAL MANAGEMENT, INC.
                           STONEBROOK TRADING PROGRAM



    Capsule I reflects the composite performance information of Stonebrook Capital Management Inc.'s trading program, which will trade a portion of the assets of Spectrum Strategic.



                                                                       CAPSULE I



Name of CTA: Stonebrook Capital Management, Inc.
Name of program: Stonebrook Trading Program
Inception of trading by CTA: November 1993
Inception of trading in program: November 1993
Number of open accounts: 15
Aggregate assets overall: $53,214,316 (notional included);
Aggregate assets in program: $20,179,316 (notional excluded)
Worst Monthly % Drawdown* (month/year): (1.44)% - 2/94
Worst Month-End Peak-to-Valley Drawdown*: (6.15)% - 1/94-8/94
1998 year to date return (10 months):  -3.48%
1997 annual return: 1.27%
1996 annual return: 11.09%
1995 annual return: 18.20%
1994 annual return: 0.88%
1993 annual return (2 months): 0.76%



* "Drawdown" means losses experienced by an account over a specified period.



    The footnote following these Capsules is an integral part of Capsule I.



    Capsule II reflects the composite performance results of accounts previously managed by one of Stonebrook's principals, all of which accounts are closed.



                                                                      CAPSULE II



Name of CTA: Jerome D. Abernathy
Name of Program: Abernathy Trading Program
Inception of trading by CTA: March 1992
Inception of trading in program: March 1992
Number of open accounts: 0
Aggregate assets overall: $0
Aggregate assets in program: $0
Worst Monthly % Drawdown* (month/year): (0.36)% - 12/92
Worst Month-End peak-to-valley drawdown*: (0.36)% - 12/92
1993 period return (4 months): 4.89%
1992 period return (10 months): 23.65%



* "Drawdown" means losses experienced by an account over a specified period.



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS



FOOTNOTE TO CAPSULE I



    For the periods beginning after August, 1994, Stonebrook adopted a new method of computing rate-of-return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires certain computations to be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant RORs are representative of the trading program. Stonebrook has performed these computations for periods subsequent to August, 1994. However, because Stonebrook had no fully-funded accounts before July, 1994, the Fully-Funded Subset method has not been used prior to September, 1994. Instead, the RORs reported are based upon a computation which uses the

Nominal Values of the accounts included in the composite table. Stonebrook believes that this method yields the same RORs as the Fully-Funded Subset method and the RORs presented in the performance table are representative of the trading program for the periods presented.



    While Spectrum Strategic does not trade notional funds, Stonebrook does accept notionally-funded managed accounts. A notionally-funded account allows a client to specify the level of trading and risk that will be assigned to an account. For example, a 50% notional account would have twice the potential for profits as well as twice the risk as a fully-funded account. A person considering directly opening a notional account with Stonebrook should consider the following table and accompanying footnotes (this is not applicable to an investment in Spectrum Strategic):



ACTUAL RATE
OF RETURN (1)                               RETURNS BASED ON VARIOUS FUNDING LEVELS (3)
---------------------------------------------------------------------------------------------------

    %                                %                  %                  %                  %
  30                                     30                 60                 75                100
  20                                     20                 40                 50                 67
  10                                     10                 20                 25                 33
   0                                      0                  0                  0                  0
-10                                     -10                -20                -25                -33
-20                                     -20                -40                -50                -67
-30                                     -30                -60                -75               -100
---------------------------------------------------------------------------------------------------
Level of Funding (2)                    100                 50                 40                 30



FOOTNOTES TO MATRIX



(1) This column represents the range of actual rates of return for fully-funded accounts reflected in Capsule II.



(2) This represents the percentage of actual funds divided by the fully-funded trading level. Funding levels selected include most common funding percentages selected and the lowest level of funding allowed by Stonebrook.



(3) These columns represent the rate of return experienced by customers at various levels of funding traded by the advisor. The rates of returns for accounts that are not fully-funded are inversely proportional to the actual rates of returns based on the percentage level of funding.



    3.  WILLOWBRIDGE ASSOCIATES INC.



    Willowbridge is a Delaware corporation organized in January 1988. Willowbridge's main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536. Willowbridge has been registered with the CFTC as a CPO and CTA since May 1988 and is a member of the NFA in such capacities. In addition, Doublewood, Inc., Union Spring Asset Management, Inc. and Limerick Financial Corporation are registered CPOs and CTAs. The trading Principals of Willowbridge are Philip L. Yang and Michael Y. Gan.



    The principals of Willowbridge are as follows:



    Mr. Philip L. Yang has been the sole shareholder, Director and President of Willowbridge since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered with the CFTC as a CPO and a CTA and is a member of the NFA in such capacities. He is also a Principal and an AP of Doublewood, Union Spring and Limerick. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets, and later as Director of Commodity Trading. Mr. Yang obtained a bachelor's degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master's degree from the Wharton School of the University of Pennsylvania. He co-authored with Richard G. Faux, Jr. "Managed Futures: The Convergence with Hedge Funds," a chapter in EVALUATING AND IMPLEMENTING HEDGE FUND STRATEGIES, a book published in 1996 by Euromoney Publications.

    Mr. Michael Y. Gan has been the Executive Vice-President of Willowbridge since September 1, 1992. Mr. Gan is registered as an AP of Willowbridge. He is individually registered with the CFTC as a CPO and a CTA and is a member of the NFA in such capacities. He is also a Principal and an AP of Doublewood and Union Spring. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with an M.B.A. in Finance.



    Ms. Theresa C. Morris is the Senior Vice President of Willowbridge. Ms. Morris has been employed by Willowbridge since its inception in August 1988, and is registered as an AP of Willowbridge. Ms. Morris is also a Principal and an AP of Doublewood, Union Spring and Limerick. Ms. Morris oversees administration, operations and compliance at Willowbridge. Prior to her current duties, Ms. Morris was responsible for analyzing and trading the technical signals generated by the computerized trading models. Ms. Morris has over twenty years of experience in the futures and financial industry. She attended Brookdale College, majoring in international business.



    Mr. Richard G. Faux, Jr. has been Executive Director of Willowbridge since April 1995. He is registered as an AP and a Principal of Willowbridge. He is also an AP of Doublewood, and President and a Principal and an AP of Union Spring. Mr. Faux co-founded MC Baldwin Financial Company ("MC Baldwin") in 1989 and served as its Co-Chief Executive until April 1995, at which time MC Baldwin was an international trading manager which developed futures funds for its partner, Mitsubishi Corporation, and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of Merrill Lynch. Before Mr. Faux's joining Merrill Lynch in 1985, it had raised only $13 million in futures funds. When he left, the company had raised $930 million, including one of the first multi-advisor futures funds. Previously, he spent four years at Thomas McKinnon Securities, Inc. where he helped develop futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.



    Mr. John C. Plimpton is Director of Investment Services. He joined Willowbridge Associates Inc. in February 1995 and is responsible for marketing the firm's various investment strategies as well as maintaining client service. Mr. Plimpton is registered as an AP and a Principal of Willowbridge. His prior futures industry experience was with Beacon Management Corporation (USA), a CTA and CPO, where he held a marketing position specializing in the Japanese institutional market from January 1989 to December 1990. From January 1991 to August 1994, as a representative of Prudential Life Insurance, and from August 1994 to present, as sole shareholder and President of Plimpton Financial Group, a financial services company, Mr. Plimpton concentrated on insurance and benefit services for wealthy families and venture businesses. Since 1985, Mr. Plimpton has been involved in a number of privately held businesses, as well as serving as director of Inolex Chemical Company, a speciality chemical company owned by his family. He earned his B.A. degree in Economics from the University of Chicago and his M.B.A. in Corporate Finance and Corporate Accounting from the William E. Simon School of Management at the University of Rochester.



    Mr. James J. O'Donnell is Vice President of Willowbridge. He oversees Willowbridge's computer and information needs, including trading information systems, accounting information systems and support for ongoing research of new computerized trading systems and effectiveness testing of existing trading systems. Mr. O'Donnell has been employed by Willowbridge since September 1, 1992. From June 1987 through August 1992, Mr. O'Donnell was Manager of Computer Information Systems at Caxton Corporation. From April 1979 through May 1987, Mr. O'Donnell was manager of Research Information Systems at Commodities Corporation. Prior to that, he was employed by Penn Mutual from September 1973 through March 1979 as Senior Programmer Analyst. He is a graduate of LaSalle University with a B.A. in mathematics.



    Mr. Steven R. Crane is a Vice President of Willowbridge. He oversees the accounting and financial reporting for Willowbridge. Mr. Crane has been employed by Willowbridge since April 1993. Prior to that, he was employed by Caxton Corporation from April 1992 to April 1993 as a Senior Accountant. From

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September 1989 through April 1992, Mr. Crane worked as a Senior Auditor for
Deloitte & Touche LLP. Mr. Crane is a Certified Public Accountant and a member of the AICPA. He graduated magna cum laude from North Carolina State University with a B.A. in accounting.



    Willowbridge, its principals and their families, its employees, and its affiliates, have traded, and may continue to trade, futures interests contracts for their own accounts. Such trades may or may not be in accordance with the Willowbridge trading strategies described below.



THE WILLOWBRIDGE TRADING PROGRAM



    Willowbridge's trading strategies are available only through one of its five "investment programs." An investment program consists of one or more trading strategies or a combination thereof. Willowbridge currently offers five Investment Programs: the Select Investment Program; the Currency Investment Program; the Primary Investment Program; the Currency, Financials and Metals Investment Program; and the UST VAT Investment Program. Set forth below is a brief description of the Select Investment Program which is utilized by Spectrum Strategic. The Select Investment Program allows Spectrum Strategic to determine the allocation of its funds among one or more of the seven Willowbridge Trading Strategies. As of the date of this Prospectus, of the Spectrum Strategic assets allocated to Willowbridge, all have been allocated to the XLIM Trading Approach.



    The XLIM Trading Approach ("XLIM"), which was first applied in February 1988, is traded on a discretionary basis by Mr. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades are selected from a wide variety of futures contracts, forwards, spots and options on United States and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities. Mr. Yang reserves the right to change the portfolio composition of XLIM. While trading decisions are based on fundamental and technical market analysis, of equal importance is the anecdotal information Mr. Yang pieces together about specific market opportunities. He then develops expectations and formulates reward-to-risk judgments about the markets. Mr. Yang emphasizes only a small number of core positions at any time, selecting those for which he believes the reward-to-risk is the most favorable and for which he believes he has an advantage over conventional market expectations. Only a small amount of capital is initially risked; incremental positions are then added as open equity profits are built up. Likewise the additional positions are liquidated if the market moves against them. It is intended that approximately 15-40% of the assets under management pursuant to the XLIM Trading Approach will normally be committed as margin for trading, but from time to time the percentage of assets committed may be substantially more or less. XLIM's historical rates of return and drawdown information accompany its performance capsules.



    XLIM trades are selected from a wide variety of futures contracts, forwards, spot and options, on United States and international markets, including, but not limited to, financial instruments, currencies, precious and base metals, and agricultural commodities.



    As of October 31, 1998, Willowbridge was managing approximately $351 million of client assets pursuant to the XLIM Trading Approach ("notional funds" excluded) and approximately $713 million of client assets in its other programs ("notional funds" excluded).



    The other strategies which in the future may be available to Spectrum Strategic pursuant the Select Investment Program include the five Willowbridge Trading Systems ("Systems") and the MTech discretionary trading approach of Mr. Gan.



    The Vulcan system is a computerized version of a systematic, technical charting system. The model uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. Positions are generally held for 10 to 15 trading days.



    The Argo system, like Vulcan, is a computerized version of an experienced chartist trader. However, Argo has a relatively slower time horizon than Vulcan and its focus is primarily on major, long-term price moves. It is intended that Argo's positions will generally be held from 20 to 30 trading days.



    The Titan system is a technical trend-following system coupled with a counter-trend mechanism for adjusting position size. Unlike Vulcan, Titan applies various technical factors in an effort to monitor the overall market environment in order to recognize major trends. The number of days the system will hold a position, based on an average of the number of days the initial base position would be held combined with the number of days any additional positions would be held, is generally 15 days.



    The Rex system is an options trading system which uses proprietary statistical analyses to determine whether an option for a particular market is intrinsically cheap or expensive. The Rex model attempts to purchase underpriced options and sell overpriced options. For risk control, the Rex model uses a variety of proprietary rules based on volatility, price direction, time decay and net-delta levels.



    The Siren system incorporates real-time price information to determine situations when price is moving away from market value. Siren can best be characterized as a top and bottom picking model which attempts to determine patterns of market activity that often signal a major change in price direction. Siren's time frame is generally 18 to 25 trading days.



    As the trading programs used by Willowbridge are proprietary and confidential, the discussion above is necessarily of a general nature and is not intended to be exhaustive. Willowbridge reserves the right to alter its trading programs without prior approval by, or notice to, its clients.



    Pursuant to a licensing agreement between Caxton Corporation ("Caxton") and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the five Systems described above. The licensing agreement will be continued until December 31, 2001 and will be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days' notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge's trading.



    If Willowbridge's five Systems discussed above are no longer available to Willowbridge (because of licensing arrangements), Willowbridge may offer only the XLIM and the MTech Trading Approaches in its Select Investment Program.



    The MTech Trading Approach ("MTech"), which commenced trading January 1991, is a highly discretionary and judgmental trading approach relying primarily on Mr. Gan's subjective analysis of the markets. Trading decisions are made on the basis of technical as well as fundamental analysis. MTech currently trades in the United States and international futures, forward, spot and options markets. Mr. Gan reserves the right to change the portfolio composition of MTech.



    For each of the five Willowbridge trading systems ("Systems"), risk is managed on a market by market level as well as on an overall portfolio level. On the market level, risk is managed primarily by utilizing proprietary volatility filters. When these filters detect a certain excessive level of volatility in the markets traded, they will signal that the Systems should no longer be trading in the markets in which the filters have detected excessive volatility. In this way, the Systems do not participate in markets in which there are extremes in market action. On the portfolio level, risk is managed by utilizing a proprietary portfolio cutback rule. When cumulative profits have reached a certain level, this rule determines that positions should be halved across the entire portfolio. In this way, risk is reduced while allowing the Systems to continue to participate in the markets, albeit at a reduced level. After the portfolio has been traded at half, the rule will then determine when to increase positions to again trade at the full level.


DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.


    Spectrum Global Balanced seeks as its investment objective to achieve capital appreciation by allocating its assets to a Trading Advisor whose trading approach utilizes primarily technical analysis, with an emphasis on a balanced portfolio of world equity, fixed income and currency markets.


    The Trading Advisor for Spectrum Global Balanced is RXR, Inc. ("RXR"). A description of RXR, its principals and trading program is presented below.

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
    RXR, INC.


    RXR, a New York corporation, was organized in June, 1983. RXR's address is Financial Centre, 695 East Main Street, Suite 102, Stamford, Connecticut 06901. RXR has been registered as a CTA since July 1984 and as a CPO since 1983, and is a member of the NFA in such capacities.



    RXR is a wholly-owned subsidiary of The RXR Group Inc., a Delaware corporation ("The RXR Group"), which acts as a holding company, also holding all of the stock of RXR Securities Inc. ("RXR Securities") and RXR Capital Management Inc. ("RXR Capital"). RXR Securities is registered with the CFTC as an introducing broker and is also registered as a securities broker/dealer with the SEC. RXR Securities is a member of the NASD and of the NFA. RXR Capital is registered with the CFTC as a CTA and CPO, is a member of the NFA in such capacities, and is registered as an investment adviser with the SEC.


    The individual principals of RXR are as follows:


    Mr. Mark Rosenberg is the founder and Chief Executive Officer of RXR. He is also Chairman of the Investment Policy Committee, and a Director of each of RXR, RXR Capital, RXR Group and RXR Securities.



    RXR was co-founded in 1983 and RXR Capital in 1985 with the goal of establishing a money management company which would utilize futures, options and derivatives in the development of innovative investment and risk management programs for both institutional and fund clients.


    Mr. Rosenberg serves as a member of the Board of Directors of the Futures Industry Association ("FIA"). He is an arbitrator for the NFA and a member of the Financial Advisory Boards of both the Chicago Mercantile Exchange ("CME") and New York's Commodity Exchange, Inc. ("COMEX"). Mr. Rosenberg is also a Director of the Foundation of Finance and Banking Research. Prior to forming RXR in 1983, Mr. Rosenberg spent 14 years in the securities and futures industry, most of those years with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and later at Prudential-Bache Securities, Inc., where he headed a group that specialized in institutional hedging and alternative asset management.


    Mr. Rutherford R. Romaine, is the Vice Chairman and a Director of RXR, RXR Capital, RXR Group and RXR Securities. Mr. Romaine is a co-founder of RXR.


    Mr. Romaine is the former Vice Chairman of the Board of Directors of the Managed Funds Association ("MFA"). He also serves on several MFA committees including the Statistics and Standards Committee and the Conference Committee. Additionally, Mr. Romaine currently serves on the Nominating Committee for the NFA and is a member of the CTA/CPO Advisory Committee of the NFA. Further, Mr. Romaine has served as a member of the CTA/CPO Advisory Committee of the CME and the Advisory Council of the New York Cotton Exchange. Prior to co-founding RXR in 1983, Mr. Romaine spent several years as a trading advisor and Vice President of Merrill Lynch Futures Inc. and later as a Vice President/Investments of Prudential-Bache Securities, Inc. Mr. Romaine has been a frequent speaker at futures industry conventions, forums and task forces addressing a wide range of issues relating to the institutional use of derivatives. Mr. Romaine graduated from Yale University in 1970 with a Bachelor of Arts degree.


    Mr. Peter A. Hinrichs is the Chief Financial Officer, Treasurer and a Director of RXR, RXR Capital, RXR Group and RXR Securities. He has been with RXR since its founding in 1983. Mr. Hinrichs is a member of the Investment Police Committee and has responsibilities for Administration, Operations, Information Technology, Human Resources and Facilities Management for RXR and its affiliates. Prior to joining RXR, Mr. Hinrichs spent several years in trading, operations, and administration at Merrill Lynch Futures Inc. and later at Prudential Bache Securities.


    Mr. Hinrichs graduated from Curry College in 1981 with a Bachelor of Science degree in business management. He is a member of the Board of Directors of Fountain House Inc., a non-profit rehabilitation center for the mentally ill and is an active fund raiser for a number of charitable organizations.


    Mr. James F. Tomeo is Senior Vice President and is a Director of The RXR Group and of RXR. He has been with the firm since 1986. Mr. Tomeo is a member of the Investment Policy Committee and is responsible for the firm's marketing strategy. He is the former Chairman of the International Committee of


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

the Managed Funds Association and is the U.S. representative to the Education and Research Committee of the Alternative Investment Management Association based in Europe. Before joining RXR, Mr. Tomeo worked for Donaldson, Lufkin and Jenrette as an alternative investment consultant and for the LTV Corporation in New York. Mr. Tomeo graduated from Bucknell University in 1980 with a Bachelor of Science degree in business administration, the University of Hartford in 1987 with a Master of Business Administration degree, and the Institute of International Studies and Training (Japanese business study program) in 1988. He also studied international finance and corporate markets at New York University.


    Principals and employees of RXR are not permitted to trade futures, options on futures or forward contracts for their own accounts. Principals and employees are, however, permitted to invest in funds traded by RXR.

RXR'S INVESTMENT PHILOSOPHY

    RXR uses a global macro investment philosophy which has its roots in Modern Portfolio Theory and the design of efficiently allocated portfolios. In the global equity and fixed income areas, RXR analyzes various fundamental information from the world economies such as growth data, labor wage rates, central bank interest rate policy and inflation, to determine its approach to the markets. In the foreign exchange and commodity components, RXR analyzes price data to determine profit and risk potential. A proprietary asset allocation model is used to adjust exposure in the more than 50-market portfolio so that no one market or sector can dominate performance. The trading program utilized for Spectrum Global Balanced was designed to provide investors with a global investment alternative. Through the controlled use of futures and forward contracts, RXR manages both US and non-US capital markets, currency, and commodity exposure in a single, integrated portfolio.


    As of October 31, 1998, RXR was managing approximately $248 million of client assets pursuant to its Balanced Portfolio Program and approximately $301 million in all of its programs (notional funds excluded).


RESEARCH AND DEVELOPMENT


    Research and development calls on the talents of personnel from several areas within the company. Under the leadership of its Board of Directors, the process begins with research. RXR has developed macro-economic and technical models that can detect price dislocations resulting from daily market activity and major changes in global business cycles. Using this information, portfolio managers construct investment portfolios that address the specific actuarial assumptions of their clients.



    The development of the trading program utilized for Spectrum Global Balanced stems from RXR's work managing multi-asset portfolios for its institutional clients. In 1986, RXR began managing a portfolio called the Institutional Balanced Portfolio ("IBP") Program, composed of US stock, bond, and non-US financial and commodity interests. Its objective was capital appreciation with controlled volatility, a concept pioneered by Professor John Lintner of Harvard University, who conducted research on the addition of managed futures to portfolios of US stocks and bonds. Effective June 1, 1998, RXR broadened the hedged equity and fixed income components to include participation in the world's major developed capital markets.


    No representation is made and no guarantee is given that Spectrum Global Balanced's objective will be realized or that RXR will achieve any particular level of performance or amount of profits in its trading for Spectrum Global Balanced's account. Losses incurred in the global and tangible assets component could cause Spectrum Global Balanced's account to substantially underperform accounts managed by asset allocation systems which do not include a managed futures component. In addition, because the General Partner has instructed RXR to manage Spectrum Global Balanced's account at 1.4 times the amount of leverage it would normally apply in managing the actively managed component of an IBP Program account, the performance results achieved for Spectrum Global Balanced by RXR may be more volatile than an IBP Program account concurrently managed by RXR and its affiliates.


    Prospective investors must recognize not only that the foregoing discussion attempts to present only the most basic framework describing the trading program employed for Spectrum Global Balanced, but also due to the proprietary and confidential nature of all trading approaches, any description will inevitably be general in nature. Furthermore, RXR's trading methods are continually evolving, as are the markets themselves.


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

                               EXCHANGE PRIVILEGE



    If the conditions described below are satisfied, an investor can redeem Units in a Partnership as of the last day of any calendar month and, with the proceeds, purchase Units of one or more other Partnerships (a "Series Exchange"). However, a Series Exchange will only be permitted as of the sixth month-end after a person first becomes an investor in any Partnership, and as of the last day of each month thereafter (an "Exchange Date"). Each Unit purchased in a Series Exchange with the proceeds of a redemption will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the Exchange Date. An investor that redeems Units in a Series Exchange will not be subject to any redemption charges with respect to the redeemed Units. Units acquired in a Series Exchange will be subject to applicable redemption charges, but will be deemed to have the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges.



    Each Series Exchange is subject to satisfaction of certain additional conditions immediately prior to an Exchange Date. Each redeeming Partnership must have assets sufficient to discharge its liabilities and redeem Units. See "Redemptions." In order to effect a Series Exchange, a Subscription Agreement must be sent by an investor (or an investor's assignee) to a DWR branch office and be received by the General Partner at least five business days prior to the applicable Exchange Date. The investor must acknowledge that he remains eligible to purchase Units on such date. A minimum of 50 Units must be redeemed in a Series Exchange, unless an investor is liquidating his entire interest in a Partnership. A form of Subscription Agreement is annexed hereto as Exhibit B, and additional copies of the Subscription Agreement may be obtained by written request to the General Partner or from a local DWR branch office.



    Each Partnership issuing Units to investors in a Series Exchange must have a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. While the General Partner currently intends to maintain a sufficient number of Units registered to effect Series Exchanges, the General Partner does not have any obligation to have Units registered or to maintain a current Prospectus. There can be no assurance that any or a sufficient number of Units will be available for sale on an Exchange Date. If Units are not registered or qualified for sale under either federal or applicable state securities laws or pursuant to a current Prospectus, the General Partner will not be able to effect a Series Exchange for an investor. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying Units for sale. In that event, the General Partner may not continue qualifying Units for sale in those states, and residents of those states would not be eligible for a Series Exchange. In addition, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of Subscription Agreement. Any such restrictions may limit the ability of residents of those states to effect a Series Exchange. In the event that not all Subscription Agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner will allocate Units in any manner which it deems reasonable under the circumstances, and may allocate a substantial portion of such Units to new subscribers.



    Units of any new partnership of the Spectrum Series may be offered to investors pursuant to exercise of the Series Exchange privilege. Before purchasing such units, an investor must execute a Subscription Agreement specifically permitting investment in the new partnership and must have received a copy of a Prospectus or a supplement to this Prospectus describing such units and such partnership.



    Since a Series Exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of such redemption, an investor should carefully review the portions of this Prospectus describing redemptions and certain tax consequences thereof. See "Redemptions" and "Material Federal Income Tax Considerations."


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
                                  REDEMPTIONS


    Persons who have been investors in a Spectrum Series Partnership for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end in the manner described below. Redemptions may only be made in whole Units, with a minimum of 50 Units required for each redemption, unless an investor is redeeming his entire interest in a Partnership. Redemption of Units will be deemed to be in the order in which they were purchased (assuming purchases at more than one Closing).



    Redemptions will be effective as of the last day of the month in which a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is a letter in the form specified by the General Partner, sent by an investor (or his assignee) to a DWR branch office and received by the General Partner at least 5 business days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement, which is annexed hereto as Exhibit A; additional copies of the Request for Redemption may be obtained by written request to the General Partner or a local DWR branch office.



    Upon redemption, the investor (or his assignee) will be paid 100% of the Net Asset Value of each Unit redeemed as of the Redemption Date, less any applicable redemption charges (see below). The "Net Asset Value" of a Unit is an amount equal to a Partnership's Net Assets allocated to capital accounts represented by Units, divided by the number of Units outstanding. "Net Assets" are defined in each Limited Partnership Agreement to mean the total assets of a Partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership, less the total liabilities of the Partnership, including, but not limited to, all brokerage, incentive and management fees, and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange will mean the settlement price on the exchange on which that futures interest is traded by a Partnership on the day with respect to which Net Assets are being determined. However, if a futures interest could not have been liquidated on that day due to the operation of daily limits or other rules of the exchange upon which that futures interest is traded or otherwise, the settlement price on the first subsequent day on which the futures interest could be liquidated will be the market value of that futures interest for such day. The market value of a forward contract or futures interest traded on a foreign exchange or market will mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or futures interest.



    Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. All redemption charges will be paid to DWR.



    Under certain circumstances, Units are exempt from redemption charges, as follows. Units purchased by an investor who purchases $500,000 or more of Units will not be subject to redemption charges, but will be subject to the other restrictions on redemptions. An investor redeeming Units at the first Redemption Date following notice of an increase in certain fees will not be subject to redemption charges. An investor who redeems Units in a Series Exchange will not be subject to redemption charges with respect to the Units exchanged and for purposes of determining the applicability of future redemption charges, such Units will be deemed to have the same purchase date as the Units exchanged. An investor who redeems units in a Non-Series Exchange will be subject to any applicable redemption charges with respect to the units redeemed from the other limited partnership; however, the Spectrum Series Units purchased in that Non-Series Exchange will not be subject to redemption charges. Further, an investor who redeems Units and has either paid a redemption charge with respect to such Units or held such Units for at least two years will not be subject to redemption charges with respect to any newly purchased Units, provided the new
Units: (i) are purchased within twelve months of and in an amount no greater


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

than the net proceeds of the prior redemption, and (ii) are held for at least six months from the date of purchase. Such subscribers remain subject to the minimum purchase and suitability requirements. See "Subscription Procedure."



    The General Partner will endeavor to pay redemptions within 10 business days after the Redemption Date. A Partnership may be forced to liquidate open futures interests positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Restricted Investment Liquidity in the Units." Payment will be made by credit in the amount of the redemption to the investor's customer account with DWR, or by check mailed to the investor if his account is closed. The right to obtain redemption is contingent upon (i) the redeeming Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.



    The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which a person first becomes an investor in a Spectrum Series Partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "Special Redemption Dates," as described under "The Limited Partnership Agreements--Reports to Limited Partners."


                             THE COMMODITY BROKERS


DESCRIPTION OF THE COMMODITY BROKERS



    Dean Witter Reynolds Inc., a Delaware corporation, acts as the Partnerships' non-clearing commodity broker. DWR, as the non-clearing commodity broker, will hold each Partnership's funds in a customer segregated account as required under CFTC regulations, and will provide all required margin funds to Carr Futures Inc., the clearing commodity broker, to cover margin requirements for each Partnership's trading positions. DWR will also monitor each Partnership's futures positions that CFI reports it is carrying for any errors in trade prices or trade fill. DWR also serves as the non-clearing commodity broker for all but one of the other commodity pools for which Demeter serves as general partner and commodity pool operator, and CFI serves as the clearing broker and foreign currency forward counterparty for such commodity pools.



    DWR is a principal operating subsidiary of MSDW, which is a publicly-owned company. DWR is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities and futures interests, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of 415 offices nationwide with over 10,000 financial advisors servicing individual and institutional client accounts.



    Carr Futures, Inc., a Delaware corporation ("CFI" and, together with DWR, the "Commodity Brokers"), acts as each Partnership's clearing commodity broker. CFI is the broker directly accountable to the futures exchange (or clearinghouse) for each Partnership's trades, and all payments, including margin payments, to and from the futures exchanges resulting from each Partnership's trades, will flow through CFI. In addition, CFI will also act as the counterparty on each Partnership's foreign currency forward contracts. CFI is a subsidiary of Credit Agricole Indosuez, which had total equity of approximately $6.28 billion at December 31, 1997 and which is itself a subsidiary of Caisse Nationale de Credit Agricole, one of the ten largest banks in the world. CFI's parent has guaranteed to each Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI. CFI has been registered under the CEAct as a futures commission merchant and has been a member of the NFA in such capacity since August 1987. CFI's global headquarters is located at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606. CFI acts as a commodity broker to individuals, corporate and institutional clients and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges.


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                               CERTAIN LITIGATION

    At any given time, DWR is involved in numerous legal actions, some of which seek significant damages.

    On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

    On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), Spectrum Select (under its original name) and certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including the other Partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.


    During the five years preceding the date of this Prospectus, other than as described above, there have been no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, Demeter, or any of their principals, which DWR or Demeter believes would be material to an investor's decision to invest in the Partnerships.


    At any given time, CFI is involved in various legal actions. On July 31, 1992, a CFTC Administrative Law Judge ("ALJ") ordered CFI to pay a former client of the firm approximately $1.7 million in damages, plus interest and costs, based upon certain alleged misrepresentations made by a former account executive. Al Baraka Investment and Development Corp. vs. Indosuez Carr Futures, Inc. (CFTC Docket No. 91-R-126). On May 3, 1993, the CFTC issued an Order of Summary Affirmance, which affirmed the ALJ's decision, and the U.S. Court of Appeals for the Seventh Circuit affirmed the CFTC order in June, 1994.


    During the five years preceding the date of this Prospectus, other than as described above there have been no material criminal, civil or administrative actions pending, on appeal or concluded against CFI or any of its principals, which CFI believes would be material to an investor's decision to invest in the Partnerships.


                   THE FUTURES, OPTIONS AND FORWARDS MARKETS

    Since 1974, the market in futures interests has undergone dramatic changes. According to statistics provided by the Futures Industry Association, in 1974 the futures markets were divided 82% in agricultural products, 15% in metals, 2% in currencies, and 1% in lumber and energy products; by

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December 31, 1997, the markets were divided 58% in interest rates, 12% in agriculturals, 10% in stock indices, 6% in currencies, 8% in metals, and 6% in energy products. By December 31, 1997, over $32 billion was invested in managed futures interests.

FUTURES CONTRACTS

    Futures contracts are standardized contracts made on domestic or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1999 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1999 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.


OPTIONS ON FUTURES



    An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position at a specified price (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position (I.E., the obligation to take delivery of a specified amount of a specific commodity) in the underlying futures contract or commodity. The buyer of a "put" option acquires the right to take a short position (I.E., the obligation to make delivery of a specified amount of a specified commodity) in the underlying futures contract or commodity.



    The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract at the striking price.



    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.



    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (I.E., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.


FORWARD CONTRACTS

    Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward

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

contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.


HEDGERS AND SPECULATORS


    The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnerships will be for speculative rather than for hedging purposes.



FUTURES EXCHANGES



    Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.



    Each futures exchange in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.



    Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "Regulations" below and "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets-- Special Risks Associated with Trading on Foreign Exchanges."


SPECULATIVE POSITION LIMITS


    The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the Partnerships are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges.


DAILY LIMITS


    Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit.



REGULATIONS



    Futures exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.



    The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the General Partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Partnerships. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Advisors. If the registration of a Trading Advisor as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant Partnership. The Partnerships themselves are not registered with the CFTC in any capacity.



    The CEAct requires all "futures commission merchants," such as DWR and CFI, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The Partnerships have no present intention of using any introducing brokers in their trading.



    The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.


    Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

    Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, the General Partner, CFI, and the Trading Advisors are all members of the NFA (the Partnerships themselves are not required to become members of the NFA).



    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Trading on Foreign Exchanges."


MARGINS


    "Initial" or "original" margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures interests contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors-- Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged."


    Brokerage firms, such as DWR and CFI, carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. DWR and CFI presently intend to require each Partnership to make margin deposits equal to the exchange minimum levels for all futures interests contracts.

    Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each Partnership's trading will be conducted through CFI, each Partnership will be able to take advantage of CFI's credit lines with several participants in the interbank market. CFI will require margin with respect to a Partnership's trading of currency forward contracts.


    Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a Partnership's trading, that Partnership, and not its Limited Partners personally or any other Partnership, will be subject to margin calls.


                       THE LIMITED PARTNERSHIP AGREEMENTS


    This Prospectus contains an explanation of the more significant terms and provisions of the Amended and Restated Limited Partnership Agreement of each Partnership, a copy of which is annexed hereto as Exhibit A and is incorporated into this summary by this reference. Each Limited Partnership Agreement is identical, except to the extent noted otherwise below or in Exhibit A. The following description is a summary only of certain significant terms of the Limited Partnership Agreement not set forth elsewhere in this Prospectus. For more information, investors should review the Limited Partnership Agreement.


NATURE OF THE PARTNERSHIPS


    Spectrum Select was formed on May 21, 1991 and Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced were each formed on April 29, 1994. Each Partnership was formed under the Partnership Act. The fiscal year of each Partnership begins on January 1 of each year and ends on the following December 31.

    Units purchased and paid for in this offering will be fully paid and nonassessable. Each Partnership may have a claim against its Limited Partners after redemption or a Series Exchange of Units or receipt of distributions from such Partnership for liabilities of the Partnership that arose before the date of each redemption, Series Exchange or distribution, but that claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon redemptions, and amounts deemed received on a Series Exchange, together with interest thereon. However, no Partnership will make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership are insufficient to discharge liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of each Partnership to the extent that assets of such Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, Series Exchanges, or otherwise to Limited Partners, are insufficient to discharge such obligations.


MANAGEMENT OF PARTNERSHIP AFFAIRS


    The Limited Partners of a Partnership will not participate in the management or operations of such Partnership. Any participation by a Limited Partner in the management of a Partnership may jeopardize the limited liability of such Limited Partner. Under each Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner.



    On behalf of each Partnership, the General Partner may engage and compensate from the funds of that Partnership such persons as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership. However, the General Partner will not engage on behalf of a Partnership an affiliate of the General Partner without having determined that the affiliate is qualified to perform the services for which it is hired, the terms of its engagement are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable, and the maximum period covered by the agreement with the affiliate will not exceed one year, and may be terminated without penalty upon 60 days' prior written notice by the Partnership.



    Other responsibilities of the General Partner include, but are not limited to, the following: determining whether each Partnership will make distributions; administering redemptions and Series Exchanges; preparing monthly and annual reports to the Limited Partners of each Partnership; preparing or causing to be prepared and filing tax returns required to be filed by each Partnership; executing various documents on behalf of each Partnership and its Limited Partners pursuant to powers of attorney; and supervising the liquidation of a Partnership if an event causing termination of that Partnership occurs.


SHARING OF PROFITS AND LOSSES

    Each Partner, including the General Partner, of each Partnership will have a capital account with an initial balance equal to the amount he paid for Units of such Partnership, or, in the case of the General Partner, its capital contribution. Each Partnership's Net Assets will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations."

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

    Except as set forth below, each Limited Partnership Agreement provides that Units may be transferred or assigned, but that no transferee or assignee may become a substituted Limited Partner without the written consent of the General Partner, which consent may be withheld in its sole discretion. No Limited Partner, or an assignee, transferee, estate, custodian or personal representative of a Limited Partner, may withdraw any capital or profits from a Partnership except by redemption of Units. See "Redemptions." The General Partner, without prior notice to or consent of the Limited Partners, may withdraw any portion of its interest in a Partnership that is in excess of the interest required under its Limited Partnership Agreement. See "Capitalization." The General Partner may withdraw or assign its entire interest in a Partnership only upon 120 days' prior written notice to Limited Partners; if a majority of Limited Partners elect a new general partner or partners to continue the business of the Partnership, the withdrawing General Partner must pay all reasonable expenses incurred by the Partnership in connection with such withdrawal.


    Any transfer or assignment of Units permitted by the Limited Partnership Agreements will be effective as of the end of the month in which such transfer or assignment is made. However, no Partnership need recognize any transfer or assignment until it has received at least 30 days' prior written notice from the Limited Partner, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the Limited Partner. No transfers or assignments of Units will be effective or recognized by the General Partner if as a result any party to such transfer or assignment owns fewer than the minimum number of Units required to be purchased as described herein (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates contained in the Limited Partnership Agreements). No transfer or assignment of Units will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Partnership Act or applicable federal, state or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code"). No transfer or assignment of Units will be effective or recognized by a Partnership if such transfer or assignment would result in the termination of that Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective. The Limited Partner will bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment.


AMENDMENTS; MEETINGS


    Each Limited Partnership Agreement may be amended by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners of that Partnership. In addition, the General Partner may make certain amendments to a Limited Partnership Agreement without the consent of the Limited Partners including any amendment that is not adverse to the Limited Partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a Limited Partnership Agreement without the consent of all Partners affected if that amendment would reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled, or change or alter the provisions of the Limited Partnership Agreement relating to amendments requiring the consent of all Partners.



    Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners of the Partnership(s) in which he owns Units and the number of Units owned by each. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners of a Partnership, that a meeting of such Partnership be called to consider any matter upon which Limited Partners may vote, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after receipt of such notice, must call a meeting of that Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice, and such notice must specify the date, a reasonable place and time, and the purpose of such meeting.



    At any meeting of the Limited Partners, upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners of a Partnership, the following actions may be taken: (i) the Limited Partnership Agreement may, with certain exceptions described above, be amended; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership, becomes insolvent, bankrupt or is dissolved; (v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved. However, no such action may be taken if it will adversely affect the classification of the Partnership as a partnership under the federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act. Any of the foregoing actions may also be taken by Limited Partners without a meeting, without prior notice, and without a vote, by means of written consents signed by Limited Partners owning the required number of Units. Notice of any actions taken by written consent must be given to non-consenting Limited Partners within seven business days.


REPORTS TO LIMITED PARTNERS


    The books and records of each Partnership are maintained at its principal office, and must be retained for not less than five years. The Limited Partners or their authorized attorneys or agents have the right during normal business hours to inspect and copy such books and records of each Partnership of which they are Limited Partners, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Copies of subscription documentation in connection with purchases and Exchanges of Units will be retained by the Partnership for not less than six years.



    Within 30 days after the close of each calendar month, the General Partner will provide such financial and other information with respect to each Partnership as the CFTC and NFA, from time to time, may require in such monthly reports, together with information concerning any material change in the brokerage commissions or fees payable by the Partnerships to any commodity broker. Additionally, each Partnership will distribute to the Limited Partners within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of the Partnership for that fiscal year, prepared in accordance with generally accepted accounting principles and accompanied by a report of the independent certified public accounting firm which audited such financial statements, and such other information as the CFTC and the NFA may from time to time require. Annual reports will provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed. Within 75 days after the close of each fiscal year (but in no event later than March 15 of each year), the Partnership will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's federal income tax returns. The Net Asset Value of Units is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner upon written request.



    In addition, if any of the following events occurs, notice of such event, including a description of Limited Partners' redemption and voting rights, will be mailed to each Limited Partner of that Partnership within seven business days after the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (ii) any material amendment to the Limited Partnership Agreement; (iii) any change in Trading Advisors or any material change in the management agreement with a Trading Advisor; (iv) any change in commodity brokers or any material change in the compensation arrangements with a commodity broker; (v) any change in general partners or any material change in the compensation arrangements with a general partner; (vi) any change in the Partnership's fiscal year; (vii) any material change in the Partnership's trading policies as specified in the Limited Partnership Agreement; or (viii) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (i) of the immediately preceding sentence: (a) such notice will also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as described under "Redemptions" for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (b) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership will liquidate all existing positions as promptly as reasonably practicable and will suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner will determine whether to reinstitute futures interests trading or to terminate the Partnership.



    In addition, subject to limits imposed under certain state guidelines incorporated in the Limited Partnership Agreements, no increase in any of the management, incentive or brokerage fees payable by the Partnerships, or any caps on management fees, incentive fees, brokerage commissions or fees, transaction fees and costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, as described under "Description of Charges--Charges to Each Partnership--Expense Limitations," may take effect until the first business day following a Redemption Date, PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice will not be subject to any redemption charges.



    Each Limited Partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership.


                              PLAN OF DISTRIBUTION


    The Units are being offered through DWR pursuant to a Selling Agreement among the Partnerships, the General Partner, and DWR, as selling agent. DWR, with the approval of the General Partner, may appoint as its agent to make offers and sales of the Units any securities broker or dealer which is a member in good standing of the NASD, or any foreign bank, dealer, institution or person ineligible for membership in the NASD which agrees to make no offers or sales of Units within the United States or its territories, possessions or areas subject to its jurisdiction or to persons who are citizens thereof or residents therein, and which further agrees in making offers and sales of Units to comply with the applicable provisions of the Conduct Rules of the NASD ("Additional Sellers").



    The Units are being offered on a "best efforts" basis without any agreement by DWR to purchase Units. The General Partner may in the future register additional Units with the SEC. Subject to this limitation, there is no maximum aggregate amount of funds which may be contributed to a Partnership. The General Partner may in the future subdivide or combine outstanding Units of any Partnership, in its discretion, provided that no such subdivision or combination may affect the Net Asset Value of any Limited Partner's interest in the Partnership.


    Units of each Partnership will be offered during the Continuing Offering for sale at Monthly Closings held as of the last day of each month. Units will be offered and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit of the Partnership which sells the Unit as of the date of the applicable Monthly Closing. An amount equal to 100% of the Net Asset Value of each Unit sold at a Monthly Closing will be delivered to the Partnership which sold the Unit.


    During the Continuing Offering, funds with respect to a subscription received and not immediately rejected by the General Partner will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York (the "Escrow Agent"), and invested solely in the Escrow Agent's interest-bearing money market account. If a subscription is accepted by the General Partner, the Escrow Agent will pay to the appropriate Partnerships the subscription funds and pay to DWR any interest earned on such subscription funds at the applicable Closing, and DWR in turn will credit the subscriber's DWR customer account with such interest. If a subscription is rejected by the General Partner, the Escrow Agent will promptly pay to DWR the rejected subscription funds and any interest earned thereon, and DWR will credit the subscriber's DWR customer account with such amounts, and those funds will be immediately available for investment or withdrawal. In the event a subscriber's DWR customer account has been closed, any subscription returned and/or interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either paid to the appropriate Partnerships in the case of accepted subscriptions or paid to DWR in the case of rejected subscriptions. At all times during the Continuing Offering, and prior to each Monthly Closing, subscription funds will be in the possession of the Escrow Agent, and at no time will the General Partner hold or take possession of such funds.



    Except as described below, employees of DWR will receive from DWR (payable solely from its own funds) a gross sales credit equal to 3% of the Net Asset Value per Unit as of the Monthly Closing for each Unit sold by them and issued at such Monthly Closing. In addition, DWR will also continue to compensate those of its employees who participated in this offering and continue to render certain services to Limited Partners by paying them up to 86% of the brokerage fees attributable to outstanding Units sold by them and received by DWR as commodity broker for each Partnership beginning, (i) in the case of Spectrum Select, Spectrum Technical and Spectrum Strategic, with the seventh month following the closing at which a Unit was issued, (ii) in the case of Spectrum Global Balanced, with the tenth month after the closing at which a Unit was issued, (iii) the first month after a Unit is issued pursuant to a Non-

Series Exchange, or (iv) the month as of which such continuous compensation is first payable with respect to Units purchased in a Series Exchange, but with the seven- or ten-month period measured from the date the subscriber first became a Limited Partner, and continuing until the applicable Partnership terminates or the Unit is redeemed (whichever comes first). For this purpose, brokerage fees are deemed to be attributable to Units sold by an employee in the proportion which the number of such Units bears to the total number of Units outstanding at any time. However, employees of DWR who sell $500,000 or more of Units to any single investor will not receive an initial gross sales credit equal to 3% of the Net Asset Value per Unit. Such employees will only be entitled to receive a gross sales credit of up to 86% of the brokerage fees received by DWR from the Partnership each month that are attributable to such outstanding Units, commencing with the first month after the Units are issued.



    For example, if an employee sold 200 Units of one Partnership and there were 10,000 Units of such Partnership outstanding, 2% (200 divided by 10,000) of the brokerage fees received by DWR with respect to such Partnership would be deemed to be attributable to the Units sold by that employee, and such employee would be paid by DWR, under present plans, up to 86% of such fees. Units issued to a Limited Partner on a Series Exchange will be treated for purposes of allocating brokerage fees as sold by the employee who sold the Units subject to such Series Exchange. No part of such compensation will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. Each person receiving such continuing compensation must be a DWR employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the NFA in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the CEAct and the CFTC's regulations. The additional services to be rendered by such employees include: (a) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of each Partnership's Units; (b) inquiring of the General Partner, at the request of Limited Partners, regarding the futures interests markets and the activities of the Partnerships; (c) responding to questions of Limited Partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to Limited Partners; (d) providing advice to Limited Partners as to when and whether to make additional investments or to redeem or Exchange Units; (e) assisting Limited Partners in the redemption or Exchange of Units; and (f) providing such other services as Limited Partners from time to time may reasonably request. Such additional compensation paid by DWR may be deemed to be underwriting compensation. In addition, certain officers and directors of the General Partner may receive compensation as employees of DWR based, in part, on the amount of brokerage fees paid by the Partnerships to DWR. The Selling Agreement among DWR, the General Partner and the Partnerships provides that such compensation may only be paid by DWR as long as such services are provided. A Limited Partner may telephone, write or visit such employee at the local DWR branch office to avail himself of such services.



    DWR will not pay to its employees the 3% initial gross sales credit described above with respect to Units purchased pursuant to a Series Exchange or Non-Series Exchange. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by DWR from a Partnership which are comparable to the gross sales credits which were received by such employees with respect to the other partnership(s) in the Series Exchange or Non-Series Exchange.


    DWR may compensate any qualified Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission, payable by DWR solely from its own funds, as determined by DWR and such Additional Seller, but not to exceed 3% of the Net Asset Value of the Unit sold. Additional Sellers who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the NFA in such capacity may also receive from DWR, payable solely from its own funds, continuing compensation for providing to Limited Partners the continuing services described above. Such additional compensation paid by DWR may be up to 35% of the brokerage fees generated by outstanding Units sold by such Additional Sellers and received by DWR as commodity broker for each Partnership. Additional Sellers may pay all or a portion of such additional compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC and are members of the NFA. Such additional compensation paid by DWR may be deemed to be underwriting compensation.

    In connection with the sale of Units, DWR may at any time and from time to time implement cash sales incentive and/or promotional programs for its employees who sell Units. Such programs will provide for DWR, and not the Partnership or General Partner, to pay its employees bonus compensation based on sales of Units. Any such program will be approved by the NASD prior to its implementation.

    The aggregate of all compensation paid to employees of DWR from the initial 3% gross sales credit, the redemption charges received by DWR, and any sales incentives will not exceed 10% of the proceeds of the sale of Units.


    The Units of each Partnership are being sold by each Partnership when, as and if subscriptions are accepted by the General Partner, subject to the satisfaction of certain conditions set forth in the Selling Agreement and the approval by counsel of certain legal matters. Pursuant to the respective Management Agreements, each Partnership has agreed to indemnify each of its Trading Advisors in connection with the offer and sale of Units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to such Trading Advisor. Each Partnership also has agreed to indemnify DWR, the General Partner and any Additional Sellers in connection with the offer and sale of Units. See "Fiduciary Responsibility."



    If units of new partnerships of the Spectrum Series are offered for sale by the General Partner, such offer would be on such terms as the General Partner may determine. The expenses incurred in this offering and the pricing formulas described above would not necessarily be determinative of the price per unit in any such subsequent offering.


                             SUBSCRIPTION PROCEDURE


    The minimum subscription for most subscribers is $5,000, except that the minimum investment is: (a) $2,000 in the case of an IRA; or (b) for eligible subscribers purchasing Units pursuant to a Non-Series Exchange, the lesser of
(i) $5,000, (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than MSTAF, (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from MSTAF, or (iv) the proceeds from the redemption of such subscriber's entire interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. See "Investment Requirements." A subscription may be for Units of one Partnership, or may be divided among two or more Partnerships, provided that: (i) in the case of a new subscription, the minimum subscription for any one Partnership is $1,000; and (ii) in the case of a Non-Series Exchange, the minimum subscription for any one Partnership is the proceeds of the redemption of one unit of the other commodity pool (or 100 units in the case of MSTAF). A subscriber whose subscription is accepted by the General Partner at a Monthly Closing and who desires to make an additional investment in the same Partnership may subscribe for Units at a subsequent Monthly Closing with a minimum investment in that Partnership of $500.



    In order to purchase Units, a subscriber must complete, execute, and deliver to DWR a Subscription Agreement. In the Subscription Agreement, a subscriber, other than one effecting an Exchange, will authorize the General Partner and DWR to transfer immediately the full subscription amount from his DWR customer account to the Partnerships' Escrow Account. DWR will promptly debit the subscriber's DWR customer account and transfer such funds to the Escrow Account with the Escrow Agent upon receipt of the executed Subscription Agreement. A subscriber (other than one effecting an Exchange) whose Subscription Agreement is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his DWR customer account on the first business day following the date that his Subscription Agreement is received by DWR, and DWR will debit his customer account and transfer such funds into escrow with the Escrow Agent on that date. In the event that a subscriber (other than one effecting an Exchange) does not have a DWR customer account or does not have sufficient funds in his existing DWR customer account, the subscriber should make appropriate arrangements with his DWR account executive, if any, and if none, should contact his local DWR branch office. Additional Sellers will arrange for their customers subscribing for Units to open DWR customer accounts. Payment must not be mailed to the General Partner, as any such payment will be returned to the subscriber for proper placement with the DWR branch office where his account is maintained. Additional investments in the Partnerships for subscribers who already own Units must be made by executing a Subscription Agreement authorizing the immediate transfer of funds from the customer's DWR account to the Escrow Agent. In the case of a Series Exchange or a Non-Series Exchange, a subscriber must complete, execute, and deliver to DWR an execution copy of a Subscription Agreement, which will authorize the General Partner to redeem all or a portion of such subscriber's interest in a Partnership or another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to terms of the applicable limited partnership agreement), and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnership[s]. In accordance with an NASD rule, DWR will not subscribe for Units on behalf of any customer account over which it has discretionary authority, unless it gets prior written approval from the customer.

    In the case of a subscription on behalf of an IRA or other employee benefit plan, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereof and that the plan has been adequately funded. If an IRA or other employee benefit plan has been properly established and adequately funded, the trustee or custodian of the plan who decides to or who is instructed to do so may subscribe for Units. Payment of the subscription price must be made by having the trustee or custodian of the plan authorize the General Partner and DWR to transfer immediately the full subscription amount to the Dean Witter Spectrum Series Escrow Account from the plan's customer account with DWR. An employee benefit plan, including an IRA, should consider the tax consequences of an investment in the Partnerships. See "Purchases by Employee Benefit Plans--ERISA Considerations."

    All Units subscribed for upon DWR's transfer of funds from a customer account following receipt of a subscriber's check will be issued subject to the collection of the funds represented by such check. In the event that a subscriber's check is returned unpaid, DWR will notify the General Partner, and the relevant Partnership will cancel the Units issued to such subscriber represented by such check. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such cancelled Units will be deemed a decrease or increase in Net Assets and allocated among the remaining Partners. In the Limited Partnership Agreements, each Limited Partner agrees to reimburse a Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Limited Partner.


    All subscriptions for Units are generally irrevocable by subscribers. However, a subscriber may revoke his Subscription Agreement, and receive a full refund of the subscription amount and any accrued interest thereon (or revoke the redemption of units in the other commodity pool in the case of an Exchange), within five business days after execution of such Subscription Agreement or no later than 3:00 P.M., New York City time, on the date of the applicable Monthly Closing, whichever comes first, by delivering written notice to his DWR account executive. Further, there may be possible rescission rights under applicable federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. See "Plan of Distribution." A specimen form of the Subscription Agreement is annexed hereto as Exhibit B. A separate execution copy of the Subscription Agreement accompanies this Prospectus or may be obtained, after delivery of this Prospectus, from a local DWR branch office. Limited Partners will not receive certificates evidencing Units, but will be sent confirmations of purchase in DWR's customary form.

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

    The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with a purchase of Units, the person with investment discretion on behalf of an employee benefit plan should determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

    As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called "401(k)" plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").

    Notwithstanding the general requirement that investors in one or more Partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. The minimum subscription for any of the four Partnerships must be at least $1,000, with certain exceptions. See "Investment Requirements." Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the Subscription Agreement to determine the applicable investment requirements. See "Subscription Procedure."

    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of a Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a Partnership. The Regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is
(1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (a) registered under Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (b) sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the 1933 Act, where the security is then timely registered under Section 12(b) or Section 12(g) of the 1934 Act. The Units currently meet, and it is expected that the Units will continue to meet, the criteria of the Regulation.

    The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnerships will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units in one or more of the Partnerships. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. The person with investment discretion on behalf of an employee benefit plan who is considering the purchase of Units in one or more of the Partnerships should consult a professional tax adviser regarding the application of the foregoing matters to their purchase of Units.

    Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, any Additional Seller, any Trading Advisor or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

    Subscribing for Units in a Partnership does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units in one or more of the Partnerships, subject to the applicable minimum subscription requirement per Partnership.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF IRAs OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR, ANY ADDITIONAL SELLER OR ANY PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION


    The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a Partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnerships by corporations, partnerships, trusts and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.


PARTNERSHIP STATUS

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each Partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of each Partnership and the General Partner does not intend to request such a ruling.

    The opinion of counsel described above is based upon the facts set forth herein, including that a principal activity of each Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of the Partnership's gross income during each year consists of gains from such trading and interest income.


    Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnerships, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnerships retroactively. If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion which follows assumes that each Partnership will be treated as a partnership for federal income tax purposes.

PARTNERSHIP TAXATION


    PARTNERS, RATHER THAN PARTNERSHIP, SUBJECT TO FEDERAL INCOME TAX. Each Partnership, will pay no federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner will report his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the Partnership's taxable year ending within or with the Partner's taxable year. A Limited Partner must report (and pay tax on) his share of partnership income for a particular year whether or not he has received any distributions from the Partnership in the year. The characterization of an item of profit or loss will usually be determined at the Partnership level.



    SYNDICATION EXPENSES. None of the Partnerships nor any Partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units). There is a risk that some of the brokerage fees paid to DWR would be treated as a nondeductible payment by the Partnerships of syndication expenses.



    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. In general, each Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all Partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net recognized capital gain for each year is allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net recognized loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.


    The special allocation of each Partnership's net gain or loss upon a redemption of Units, which retains the same character as in the hands of each Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner.

    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations (including each Partnership's tax allocations in respect of redeemed Units).


    If the allocation provided by each Limited Partnership Agreement is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under such Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.


CASH DISTRIBUTIONS AND REDEMPTIONS


    Because of the special allocation of Partnership gain or loss upon a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not result in additional taxable income or loss to the Limited Partner. However, distributions by a Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units will be taxable to the Limited Partners to the extent cash distributions by a Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units. Such excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss.


GAIN OR LOSS ON TRADING ACTIVITY


    NATURE OF PARTNERSHIP INCOME. The trading activities of the Partnerships will, as a general rule, generate capital gain and loss, and ordinary income. A Partnership's transactions would result in ordinary income if the Partnership were considered to hold property for sale to customers in the ordinary course of a trade or business. Each Partnership does not expect to hold its commodity interest for sale to customers. Thus for federal income tax purposes substantially all of the profit and loss generated by each Partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary income as discussed below. Further, interest paid to a Partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.



    TAXATION OF COMMODITY TRANSACTIONS. The Partnerships will engage in speculative trading in commodities, commodity options and commodity futures contracts on all major U.S. and certain foreign commodity exchanges and will trade in various contracts in foreign currencies. The Advisors may from time to time employ trading strategies such as spreads or straddles on behalf of the Partnerships. Special tax rules generally apply to transactions in commodity interests.



    MARK-TO-MARKET. Section 1256 contracts held at the end of a Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain and loss. Section 1256 contracts generally include (i) regulated futures contracts ("RFCs") which are futures contracts traded on regulated U.S. (and certain foreign) exchanges (including cash settlement contracts such as Eurodollar or stock index contracts); (ii) foreign currency contracts which are currency traded in the interbank market and which relate to currencies for which positions are also traded through RFCs; and (iii) domestic (and certain foreign) exchange-traded options on commodities, including options on RFCs, debt securities and stock indices. While the Partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the Partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts"), such as positions in futures contracts on most foreign exchange and foreign currency forward contracts not traded in the interbank market.



    SECTION 988. Currency gain or loss with respect to foreign currency forward contracts not traded in the interbank market and futures contracts traded on most foreign exchanges ("foreign currency positions") may be treated as ordinary income or loss under Code section 988. Each Partnership has elected to treat all such foreign currency positions as Section 1256 contracts (I.E., marked-to-market at year end). Pursuant to this election, gain or loss with respect to all such foreign currency positions is treated as entirely short-term capital gain or loss.



    Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.



    STRADDLES. If a Partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the Partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a Partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.



    For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account. Thus, straddles may not be used to defer gain from one taxable year to the next.



    For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by a Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.



    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a Partnership makes. Each Partnership has elected to place all of its positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss.


TAXATION OF LIMITED PARTNERS

    LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or (in the case of certain Limited Partners, including individuals and closely-held C corporations) the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

    Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit. A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in a Partnership is generally equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in such Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.


    Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of a Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.



    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. The Partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.



    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the Partnerships, the General Partner has been advised by its legal counsel that, in such counsel's opinion, that expenses incurred by the Partnerships in their futures interests trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, such advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such Partnership expenses (including incentive fees) are investment expenses which are subject to these limitations.


    TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20% and short-term capital gains and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.


    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.


    ALTERNATIVE MINIMUM TAX. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" ("AMTI") in excess of certain exemption amounts. AMTI consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. AMTI may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry Units in the Partnerships. Corporations are also subject to an alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.


    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the preferential tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.


    TAXATION OF FOREIGN LIMITED PARTNERS. A non-resident alien individual, foreign corporation or foreign partnership not otherwise engaged in a United States trade or business or acting as a dealer in commodities should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the Partnerships. Capital gains earned by the Partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to United States federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which such foreign limited partner is resident, organized or operating. Interest income earned by the Partnerships will, as a general rule, likewise not be subject to the United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign limited partner is connected. Prospective foreign limited partners who are engaged in a United States trade or business or who act as dealers in commodities may be subject to United States income tax and should consult their tax advisors before investing in the Partnership.


    The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited Partner.

    FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

    TAX ELECTIONS. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

    TAX RETURNS AND INFORMATION. The Partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Unit of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

    PARTNERSHIP'S TAX ACCOUNTING. Each Partnership has the calendar year as its taxable year.

    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code, provided that the Units purchased by such plans and entities are not "debt-financed."


    However, if a Partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Partnerships are entitled to engage in such leveraged purchases of physical commodities. Such investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."


TAX AUDITS

    All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by a Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent each Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner will be informed by the General Partner of the commencement of an audit of a Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, certain Limited Partners (I.E., Limited Partners owning less than a 1% profits interest if the Partnership has more than 100 Partners). However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

    The period for assessing a deficiency against a partner in a partnership, such as any of the Partnerships, with respect to a partnership item is the later of three years after such partnership files its return or, if the name and address of the partner does not appear on such partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of each Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a Partnership item more than three years after it has been filed.

                              -------------------

    All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnerships may not be the same for all taxpayers. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that no adjustments to the returns will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnerships are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

                       STATE AND LOCAL INCOME TAX ASPECTS

    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the Partnerships and their Limited Partners may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Partnerships. A Limited Partner's distributive share of the realized profits of a Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnerships' transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnerships.

    The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the Partnerships should not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnerships, but may be liable for such tax to the extent such Limited Partners' allocable share of income attributable to the Partnerships' transactions involves tangible personal property. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnerships. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                              POTENTIAL ADVANTAGES


    Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. MSDW, a global leader in financial management, has developed the Dean Witter Spectrum Series to provide professional money management in the futures and forward markets.


    An investment in a Partnership is speculative and involves a high degree of risk. See "Risk Factors." The General Partner and DWR believe that managed futures investments (such as a Partnership) provide investors with the potential for long-term capital appreciation (with commensurate risk) and are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan. See "Risk Factors." However, such an investment offers the following potential advantages.

INVESTMENT DIVERSIFICATION

    An investor who is not prepared to make a significant investment or spend substantial time trading various futures interests nevertheless may participate in these markets through an investment in a Partnership, thereby obtaining diversification from investments in stocks, bonds, and real estate. The General Partner believes, on the basis of the past experience of the Partnerships, that the profit potential of a Partnership does not depend upon favorable general economic conditions, and that a Partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a Partnership may be unprofitable (as well as profitable) during periods of generally favorable economic conditions.


    Managed futures investments can serve to diversify a portfolio and smooth overall portfolio volatility. Modern Portfolio Theory ("MPT") is the academic affirmation of the value of diversification. MPT was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/ reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of MPT in a ground-breaking study about portfolio diversification. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio an investor may lower the portfolio's overall volatility or risk. In 1996, Dr. Thomas Schneeweis of the

University of Massachusetts at Amherst completed a study titled "The Benefits of Managed Futures" which furthers Lintner's original premise that a managed futures component can benefit an overall portfolio.


    The Partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce overall portfolio volatility while increasing profits. By combining asset classes, investors strive to create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. Thus, while past performance is no guarantee of future results, managed futures investments, such as the Partnerships, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance an investor's overall portfolio.


    The Trading Advisors' speculative trading techniques will be the primary factor in the Partnerships' success or failure. Investors should note that there are always two parties to a futures interests contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other. Therefore, due to the nature of futures interests trading, only 50% of futures interests held by all market participants can experience gain at any one time, without reference to brokerage commissions and other costs of trading, which may reduce or eliminate any gain that would otherwise be achieved.



    The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your DWR financial advisor can help you determine the combination of asset classes as well as the type of Trading Advisor that most suits your investment profile.



    Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth and aggressive growth investments.



    Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.



    Please find the following data point relating to the chart on page 102 of the Spectrum Prospectus.



                                   Stocks 60%



                              Managed Futures 10%



                                    Cash 5%



                                   Bonds 25%

    The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME


                         U.S. TREASURY                                                                  PUBLIC
                         BONDS (LEHMAN    U.S. CORPORATE                                                MANAGED
                           BROTHERS            BONDS         INT'L STOCKS           MANAGED          FUTURES FUNDS
             STOCKS        TREASURY       (SALOMON CORP.      (MSCI EAFE       FUTURES (BARCLAY       (MAR PUBLIC
            (S&P 500)     BOND INDEX)       BOND INDEX)         INDEX)            CTA INDEX)          FUND INDEX)
           -----------  ---------------  -----------------  ---------------  ---------------------  ---------------
                %              %                 %                 %                   %                   %
1981             -5.0           1.1               -1.2              -1.0                23.9                 N/A
1982             21.6          41.1               42.5              -0.9                16.7                 N/A
1983             22.5           1.8                6.3              24.6                23.8                 N/A
1984              6.2          14.7               16.8               7.9                 8.7                 1.4
1985             31.7          32.0               30.1              56.7                25.5                21.9
1986             18.6          24.2               19.9              70.0                 3.8               -14.4
1987              5.2          -2.7               -0.2              24.9                57.3                43.1
1988             16.5           9.1               10.7              28.6                21.8                 7.3
1989             31.6          18.9               16.2              10.8                 1.8                 4.7
1990             -3.1           4.6                6.8             -23.2                21.0                14.2
1991             30.4          17.9               19.9              12.5                 3.7                10.0
1992              7.6           7.8                9.4             -11.8                -0.9                -1.4
1993             10.1          16.4               13.2              32.9                10.4                10.7
1994              1.3          -6.9               -5.8               8.1                -0.7                -7.7
1995             37.5          30.7               27.2              11.5                13.7                13.9
1996             23.0          -0.4                1.3               6.4                 9.2                 9.8
1997             33.4          14.9               11.6               2.1                10.2                 7.6
1998*            14.5          12.79               9.5              10.0                 6.0                 9.4


---------


*  1998 returns are as of October 31, 1998.



NOTES TO "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE



    For the analyses used in this table, the performance of independent indices has been used to represent the six asset classes: stocks, U.S. treasury bonds, U.S. corporate bonds, international stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Salomon Corporate Bond Index, the Morgan Stanley Capital International ("MSCI") EAFE Index, the Barclay CTA Index, and the MAR Public Fund Index.



    The S&P 500 Stock Index and the Salomon Corporate Bond Index are compiled assuming dividends and interest are re-invested.



    The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 400 industrials, 40 utilities, 20 transportations, and 40 financials). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.



    The Lehman Brothers Treasury Bond Index consists of all existing U.S. treasury bond issues.



    The Salomon Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.



    The MSCI EAFE Index is comprised of 1,098 companies, representing a market structure of 21 European and Pacific based countries covering 38 industries. The index is used to represent international equities.

    The Barclay CTA Index provides a benchmark of performance of CTAs. In order to qualify for inclusion in the Barclay CTA Index, a CTA must meet the following criteria: (1) the CTA must have four years of prior performance history; and (2) in cases where a CTA who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 1998, there are 327 CTA programs which are included in the calculation of the Barclay CTA Index.



    The MAR (Managed Account Reports) Public Fund Index (the "MAR Index") averages managed futures fund performance for public funds. MAR indices are dollar, or equity, weighted to reflect performance. To qualify for inclusion in MAR's fund indices, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restriction on the funds and/or pools that it tracks. As of September 30, 1998, there were 89 public funds included in the calculation of the MAR Index.



    The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Investment Software, Rockville, MD. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury Bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The MAR Index performance data for public managed futures funds was provided by Managed Account Reports Inc., New York, NY. Performance of any of these indices (which by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.



    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the Partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the MAR Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with Trading Advisors and fee structures that differ from public managed futures funds (such as the Partnerships), and the MAR Index includes funds with Trading Advisors and fee structures that differ from the Partnerships. Also, the Partnerships' trading strategies may be different from the trading strategies employed by the Trading Advisors included in the Barclay CTA Index and the public managed futures funds included in the MAR Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the MAR Index is believed to be representative of public managed futures funds in general, the performance of the Partnerships may differ from the performance reflected in such indices.

                              -------------------


    Over time, managed futures investments have demonstrated that they have the potential to perform independently of traditional markets such as stocks and bonds. The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of BUSINESS WEEK, "Commodities are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.



    The following chart was prepared by the General Partner to illustrate the performance of managed futures against that of stocks from January 1982 through October 1998, using the recognized market indices of each asset.

                                     Graph
                          [Managed Futures vs. Stocks
12-Month Holding Period Performance for the period December 1981-December 1997]

NOTES TO "MANAGED FUTURES VS. STOCKS" TABLE:


    Stocks are represented by the S&P 500 Index, Thomson Investment Software, Rockville, MD; managed futures are represented by the Barclay CTA Index, Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, I.E., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


    By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 18 periods when managed futures showed negative returns, while stocks experienced 26 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.


    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the Partnerships, including management, incentive and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with Trading Advisors and fee structures that differ from public managed futures funds (such as the Partnerships). Also, the Partnerships' trading strategies may be different from the trading strategies employed by the Trading Advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the Partnerships), may differ.

                              -------------------


    The following chart was prepared by the General Partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1981-October 1998.



                         IMPROVED PORTFOLIO EFFICIENCY
                       JANUARY 1981 THROUGH OCTOBER 1998
              STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                         STANDARD DEVIIATION     AVERAGE MONTHLY ROR
100% Stocks (S&P 500 INDEX)                                           4.2977%                  1.3600%
100% Bonds (Salomon Corp. Bond Index)                                 2.6772%                  1.0262%
100% InternationalStocks (MSCI EAFE INDEX)                            5.1098%                  1.1662%
100% Managed Futures (Barclay CTA Index)                              5.1261%                  1.1968%
50% Stocks/50% Bonds                                                  2.9442%                  1.1931%
50% Stocks/30% Bonds/10%Int'l Eqs./10% Mgd. Futures                   2.9002%                  1.2241%

NOTES TO "IMPROVED PORTFOLIO EFFICIENCY" TABLE ON PRIOR PAGE:



    Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Salomon Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Thomson Investment Software, Rockville, Md; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.



    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the Partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with Trading Advisors and fee structures that differ from public managed futures funds (such as the Partnerships). Also, the Partnerships' trading strategies may be different from the trading strategies employed by the Trading Advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the Partnerships), may differ.



PROFESSIONAL MANAGEMENT



    Professional money management is one of the most significant benefits a managed futures investment can offer. A professional Trading Advisor has several advantages over an individual investor.



    - CAPITALIZATION --A professional Trading Advisor is well capitalized, and capable of managing market volatility.



    - DISCIPLINE --A professional Trading Advisor applies an established, disciplined approach to futures trading, with strict money management policies and techniques.



    - PLANNED STRATEGY --A professional Trading Advisor utilizes a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.



    - RISK CONTROL --Professional Trading Advisors offer a full time commitment to risk control, applying risk management strategies and years of research and experience.



    - RESEARCH AND DEVELOPMENT --A professional Trading Advisor is committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.



THE TRADING ADVISOR SELECTION PROCESS



    In order for a Trading Advisor to be selected by the General Partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The General Partner's primary objective in the selection process is to allocate assets to Trading Advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.



    Monitoring is an important second phase in the due diligence process. The General Partner has invested significant resources into its proprietary Fund Management System, making it one of the most comprehensive computerized management systems in the industry. This sophisticated system produces daily control reports generated from actual trading data and enables the General Partner to closely monitor the activity and performance of Trading Advisors relative to their historical profile.



    Monitoring also occurs on a periodic basis by discussing with the Trading Advisors their performance relative to profile and peer Trading Advisors, recent market conditions and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the General Partner believes the process can provide the basis for sound decision making and can increase the potential for future success.

                    TRADING ADVISOR EVALUATION AND SELECTION



Screening          Trading Advisors are screened from a pool of approximately 400.

Evaluation         Trading Advisors are categorized and evaluated based on quantitative and qualitative factors.

Selection          Trading Advisors are selected based on quantitative and qualitative analysis.

Monitoring         Daily and periodic monitoring and reporting takes place on an ongoing basis.



    Trading Advisors are analyzed by a combination of qualitative and quantitative factors, including:



QUALITATIVE FACTORS



    - Experience of staff responsible for development and management of trading approach



    - Development of Trading Advisor's profile



    - Consistency of trading approach



    - On-site office visit to Trading Advisor headquarters



    - Ongoing commitment to research and development



    - Flexibility to expand in order to meet demands of growth in assets



QUANTITATIVE MEASURES



    - Review of historic performance returns



    - Review of performance versus managed futures industry



    - Review of risk including standard deviation of monthly returns and worst decline periods


    - Scrutiny of performance in key periods



    - Leverage policies of Trading Advisors



    - Correlation analysis of Trading Advisor returns versus managed futures industry indices, and other asset class indices



FUTURES INTERESTS TRADED



    Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among the 75 global futures and forward markets on approximately 20 exchanges worldwide.


PARTICIPATION IN OVER 75 MARKETS WORLDWIDE
PLUS ENERGIES, AGRICULTURALS, AND METALS

UNITED STATES         UNITED KINGDOM    FRANCE              GERMANY
--------------------  ----------------  ------------------  ----------------------
Bonds, Bills, &       Long Gilt         Notional Bond       Bund
Notes                 Short Sterling    Pibor               Mark
Dollar                Pound             Franc               DAX
S&P 500               FT-SE 100         CAC 40


RUSSIA                CHINA             JAPAN               AUSTRALIA
--------------------  ----------------  ------------------  ----------------------
Ruble                 Hang Seng Index   Government Bonds    3-year & 10-year bonds
                                        Yen                 Dollar
                                        Nikkei 225          All Ordinaries Index



    Each Partnership normally trades a portfolio of diverse futures interests, but may trade a greater or lesser number of futures interests from time to time. Each Limited Partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.



EXCHANGE PRIVILEGE


    At the sixth month-end after a person first becomes a Limited Partner in any Partnership, and each calendar month thereafter, a Limited Partner may shift his investment among the Partnerships (a "Series Exchange"). This permits a Limited Partner to select one or more Partnerships which best suit his investment needs and objectives, which may change from time to time. A Limited Partner is not required to pay any redemption charges in connection with a Series Exchange.

DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT

    Trading decisions for each Partnership will be made by Trading Advisors retained by the General Partner. See "The Trading Advisors." The trading approaches employed on behalf of each Partnership by its Trading Advisors are not available for investments as small as the required minimum investment in each Partnership. A Limited Partner's investment in each Partnership is allocated among the Trading Advisors for such Partnership. This permits a Limited Partner to receive the benefits from different trading systems being employed by such Partnership. A Limited Partner can further diversify his professional trading management by dividing his investment among one or more of the Partnerships. For example, an investor owning Units of all four Partnerships would have the benefit of having his investment managed by 10 Trading Advisors.

LIMITED LIABILITY

    Unlike an individual who invests directly in futures interests, an investor in a Partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an Exchange of Units, and interest thereon. See "The Futures, Options and Forwards Markets," "Redemptions" and "The Limited Partnership Agreements--Nature of the Partnerships."

INTEREST INCOME


    Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury Bill rates on a portion of the cash deposited in the account. Each Partnership deposits its assets in separate commodity trading accounts with the Commodity Brokers. DWR credits each Partnership at each month-end with interest income as if 80%, in the case of each of Spectrum Select, Spectrum Technical and Spectrum Strategic, and 100%, in the case of Spectrum Global Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the Partnerships. While the Partnerships are credited with interest by DWR on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury Bills), does not reduce the risks inherent in the trading of futures interests. See "Risk Factors" and "Investment Programs, Use of Proceeds and Trading Policies."


ADMINISTRATIVE CONVENIENCE

    The Partnerships are structured so as to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses), and all tax information relating to the Partnerships necessary for Limited Partners to complete their federal income tax returns.

                                 LEGAL MATTERS

    Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of Units, have been passed upon for each Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnerships.

                                    EXPERTS


    The financial statements of Dean Witter Spectrum Global Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., and Dean Witter Spectrum Select L.P. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, and the statements of financial condition of Demeter as of November 30, 1997 and December 31, 1996 included in this Prospectus, have been audited by Deloitte & Touche, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche also acts as independent auditors for DWR.


                             ADDITIONAL INFORMATION

    This Prospectus does not contain all of the information set forth in the Registration Statements and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to each Partnership and the Units offered hereby, reference is hereby made to the Registration Statements, including the exhibits filed as part thereof. The Registration Statements and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and may be examined, without charge, at the offices of the SEC, and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                    GLOSSARY

CERTAIN TERMS AND DEFINITIONS

    Knowledge of various terms and concepts relating to this offering is necessary for a potential investor to determine whether to invest in the Partnerships.

    "Affiliate"--An "affiliate" of a person means (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person.


    "AP"--Associated Person.



    "Brokerage Fee"--The fee charged by a broker for executing a trade in a commodity account of a customer. DWR charges a flat-rate brokerage fee of 1/12 of 7.25% of Net Assets (a 7.25% annual rate) to each of Spectrum Select, Spectrum Technical and Spectrum Strategic, 1/12 of 4.60% of 1% of Net Assets (a 4.60% annual rate) to Spectrum Global Balanced, in each case as of the first day of the month.



    "CFTC"--Commodity Futures Trading Commissions.


    "Churning"--Engaging in excessive trading with respect to a futures interests account for the purpose of generating brokerage commissions.

    "Commodity Trading Advisor"--Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of futures interests.


    "CPO"--Commodity Pool Operator.



    "CTA"--Commodity Trading Advisor.


    "Daily Limits"--Limits imposed by commodity exchanges on the amount of fluctuation in futures interest prices during a single trading day.

    "Forward Contract"--A contractual right to purchase or sell a specified quantity of currency or commodity at or before a specified date in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

    "Futures Contract"--Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time and place.

    "Limit Order"--An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

    "Margin"--Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract and, under certain circumstances, a commodity option contract.

    "Market Order"--An order to execute a trade at the prevailing price as soon as possible.


    "NASD"--NASD Regulation, Inc.


    "Net Assets"--A Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures interest was traded by a Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a futures interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that futures interest shall be traded or otherwise, the settlement price on the first subsequent day on which the futures interest could be liquidated shall be the market value of such futures interest for such day. The market value of a futures interest traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of futures interest.

    "Net Asset Value Per Unit"--The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units outstanding on the date of calculation.


    "NFA"--National Futures Association.


    "Option"--An option on a futures contract or a physical commodity gives the buyer of the option the right, as opposed to the obligation, to take a position at a specified price in an underlying futures contract or commodity.

    "Organizational and Offering Expenses"--Costs incurred in the organization of a Partnership and the offering of Units, including legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses. All such costs and expenses are being paid by DWR.

    "Pyramiding"--Using unrealized profits on existing positions in a given futures interest due to favorable price movements as margin specifically to buy or sell additional positions in the same or related futures interest.


    "SEC"--Securities and Exchange Commission.


    "Settlement Price"--The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

    "Speculative Position Limits"--Limits established by the CFTC and United States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in futures interests.

    "Spot Contract"--A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

    "Stop Order"--An order given to a broker to execute a trade in a futures interest when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

    "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on the Trading Advisor's allocated Net Assets, decreased by monthly management fees and a pro rata portion of the monthly brokerage fee which are chargeable to the Trading Advisor's allocated Net Assets; with such trading profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership commenced trading to the end of the calendar month as of which such incentive fee calculation is made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fees will be paid on interest earned by the Partnership.

    "Transaction Fees and Costs"--Floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, and any fees for execution of forward contract transactions. All such fees and costs are being paid out of the brokerage fees payable by the Partnerships to DWR.


    "Unrealized Profit or Loss"--The profit or loss which could be realized on an open position if it were closed out at the current settlement price.

                          INDEPENDENT AUDITORS' REPORT


To the Limited Partners and the General Partner of
    Dean Witter Spectrum Global Balanced L.P.,
    Dean Witter Spectrum Strategic L.P.,
    Dean Witter Spectrum Technical L.P., and
    Dean Witter Spectrum Select L.P.



We have audited the accompanying statements of financial condition of Dean Witter Spectrum Global Balanced L.P. (formerly Dean Witter Spectrum Balanced L.P.), Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P. and Dean Witter Spectrum Select L.P. (formerly Dean Witter Select Futures Fund L.P.) (collectively, the "Partnerships") as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Spectrum Global Balanced L.P. (formerly Dean Witter Spectrum Balanced L.P.), Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., and Dean Witter Spectrum Select L.P. (formerly Dean Witter Select Futures Fund L.P.) as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP



February 17, 1998
New York, New York

                   DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.
                       STATEMENTS OF FINANCIAL CONDITION



                                                                                SEPTEMBER 30,           DECEMBER 31,
                                                                                     1998       ----------------------------
                                                                                --------------      1997
                                                                                      $         -------------
                                                                                                      $            1996
                                                                                                               -------------
                                                                                                                     $
                                                                                 (UNAUDITED)
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                             36,637,801      24,954,956     19,127,125
  Net unrealized gain on open contracts                                             3,103,654         681,559        216,593
  Net option premiums                                                                      --        (458,150)            --
                                                                                --------------  -------------  -------------
    Total Trading Equity                                                           39,741,455      25,178,365     19,343,718
Subscriptions receivable                                                            1,146,113         625,710        191,569
Interest receivable (DWR)                                                             152,258         118,949         85,483
                                                                                --------------  -------------  -------------
    Total Assets                                                                   41,039,826      25,923,024     19,620,770
                                                                                --------------  -------------  -------------
                                                                                --------------  -------------  -------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                                   272,457         114,576        801,425
Accrued brokerage fees (DWR)                                                          144,346          99,762         92,147
Incentive fees payable                                                                124,260              --             --
Accrued management fee                                                                 39,225          25,450         20,943
                                                                                --------------  -------------  -------------
    Total Liabilities                                                                 580,288         239,788        914,515
                                                                                --------------  -------------  -------------
PARTNERS' CAPITAL
Limited Partners (2,631,010.353, 1,849,054.344 and 1,591,356.003 Units,
  respectively)                                                                    40,028,433      25,418,875     18,499,873
General Partner (28,335.924, 19,230.497 and 17,752.928 Units, respectively)           431,105         264,361        206,382
                                                                                --------------  -------------  -------------
    Total Partners' Capital                                                        40,459,538      25,683,236     18,706,255
                                                                                --------------  -------------  -------------
    Total Liabilities and Partners' Capital                                        41,039,826      25,923,024     19,620,770
                                                                                --------------  -------------  -------------
                                                                                --------------  -------------  -------------
NET ASSET VALUE PER UNIT                                                                15.21           13.75          11.63
                                                                                --------------  -------------  -------------
                                                                                --------------  -------------  -------------


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.
                       STATEMENTS OF FINANCIAL CONDITION


                                                                                SEPTEMBER 30,           DECEMBER 31,
                                                                                     1998       ----------------------------
                                                                                --------------      1997           1996
                                                                                      $         -------------  -------------
                                                                                                      $              $
                                                                                 (UNAUDITED)
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                             59,350,791      57,104,003     45,997,912
  Net unrealized gain on open contracts                                             7,003,461       2,527,613        140,355
  Net option premiums                                                                  22,399         322,123        (45,325)
                                                                                --------------  -------------  -------------
    Total Trading Equity                                                           66,376,651      59,953,739     46,092,942
Subscriptions receivable                                                              674,039         833,259        833,091
Interest receivable (DWR)                                                             192,304         223,045        163,643
                                                                                --------------  -------------  -------------
    Total Assets                                                                   67,242,994      61,010,043     47,089,676
                                                                                --------------  -------------  -------------
                                                                                --------------  -------------  -------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                                 1,070,142       1,366,164      1,490,536
Accrued brokerage fees (DWR)                                                          334,525         360,041        323,442
Accrued management fees                                                               180,275         188,257        156,821
Incentive fees payable                                                                178,429              --             --
                                                                                --------------  -------------  -------------
    Total Liabilities                                                               1,763,371       1,914,462      1,970,799
                                                                                --------------  -------------  -------------
PARTNERS' CAPITAL
Limited Partners (5,752,620.053, 5,460,628.572 and 4,184,723.907 Units,
  respectively)                                                                    64,777,642      58,482,349     44,645,423
General Partner (62,339.891, 57,258.883 and 44,377.944 Units, respectively)           701,981         613,232        473,454
                                                                                --------------  -------------  -------------
    Total Partners' Capital                                                        65,479,623      59,095,581     45,118,877
                                                                                --------------  -------------  -------------
    Total Liabilities and Partners' Capital                                        67,242,994      61,010,043     47,089,676
                                                                                --------------  -------------  -------------
                                                                                --------------  -------------  -------------
NET ASSET VALUE PER UNIT                                                                11.26           10.71          10.67
                                                                                --------------  -------------  -------------
                                                                                --------------  -------------  -------------


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.
                       STATEMENTS OF FINANCIAL CONDITION


                                                                             SEPTEMBER 30,            DECEMBER 31,
                                                                                  1998       ------------------------------
                                                                             --------------       1997
                                                                                   $         --------------
                                                                                                   $              1996
                                                                                                             --------------
                                                                                                                   $
                                                                              (UNAUDITED)
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                          206,394,071     168,849,922     106,460,248
  Net unrealized gain on open contracts                                          38,717,919      12,296,712       2,533,889
  Net option premiums                                                                    --              --         328,955
                                                                             --------------  --------------  --------------
    Total Trading Equity                                                        245,111,990     181,146,634     109,323,092
Subscriptions receivable                                                          5,199,391       2,965,621       5,117,123
Interest receivable (DWR)                                                           731,914         657,562         381,841
                                                                             --------------  --------------  --------------
    Total Assets                                                                251,043,295     184,769,817     114,822,056
                                                                             --------------  --------------  --------------
                                                                             --------------  --------------  --------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                               1,615,504       1,009,230         683,809
Accrued brokerage fees (DWR)                                                      1,406,937       1,097,194         776,253
Accrued management fees                                                             776,241         573,696         376,365
Incentive fees payable                                                              746,222         139,190              --
                                                                             --------------  --------------  --------------
    Total Liabilities                                                             4,544,904       2,819,310       1,836,427
                                                                             --------------  --------------  --------------
PARTNERS' CAPITAL
Limited Partners (14,943,469.879, 12,308,185.227 and 8,216,910.942 Units,
  respectively)                                                                 244,001,087     180,099,271     111,852,280
General Partner (152,943.553, 126,515.511 and 83,258.292 Units,
  respectively)                                                                   2,497,304       1,851,236       1,133,349
                                                                             --------------  --------------  --------------
    Total Partners' Capital                                                     246,498,391     181,950,507     112,985,629
                                                                             --------------  --------------  --------------
    Total Liabilities and Partners' Capital                                     251,043,295     184,769,817     114,822,056
                                                                             --------------  --------------  --------------
                                                                             --------------  --------------  --------------
NET ASSET VALUE PER UNIT                                                              16.33           14.63           13.61
                                                                             --------------  --------------  --------------
                                                                             --------------  --------------  --------------


   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER SPECTRUM SELECT L.P.
                       STATEMENTS OF FINANCIAL CONDITION



                                                                             SEPTEMBER 30,            DECEMBER 31,
                                                                                  1998       ------------------------------
                                                                             --------------       1997
                                                                                   $         --------------
                                                                                                   $              1996
                                                                                                             --------------
                                                                                                                   $
                                                                              (UNAUDITED)
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                          172,638,489     158,178,925     154,784,007
  Net unrealized gain on open contracts                                          32,213,652       9,627,161       6,477,994
  Net option premiums                                                                    --              --          18,205
                                                                             --------------  --------------  --------------
    Total Trading Equity                                                        204,852,141     167,806,086     161,280,206
Subscriptions receivable                                                          3,515,676              --       5,365,420
Interest receivable (DWR)                                                           598,766         638,204         533,060
Due from DWR                                                                             --       1,097,517         409,326
                                                                             --------------  --------------  --------------
    Total Assets                                                                208,966,583     169,541,807     167,588,012
                                                                             --------------  --------------  --------------
                                                                             --------------  --------------  --------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                               1,632,666       2,272,314       2,370,157
Incentive fees payable                                                            1,308,547              --         348,459
Accrued brokerage fees (DWR)                                                      1,151,853              --         491,315
Accrued management fees                                                             476,629         423,673         403,858
Accrued administrative expenses                                                          --          72,499         123,343
Accrued transaction fees and costs                                                       --              --          64,595
                                                                             --------------  --------------  --------------
    Total Liabilities                                                             4,569,695       2,768,486       3,801,727
                                                                             --------------  --------------  --------------
PARTNERS' CAPITAL
Limited Partners (7,769,237.821, 7,867,474.900, and 8,213,251.000 Units,
  respectively)                                                                 200,954,800     163,999,307     161,174,820
General Partner (133,076.700 Units)                                               3,442,088       2,774,014       2,611,465
                                                                             --------------  --------------  --------------
    Total Partners' Capital                                                     204,396,888     166,773,321     163,786,285
                                                                             --------------  --------------  --------------
    Total Liabilities and Partners' Capital                                     208,966,583     169,541,807     167,588,012
                                                                             --------------  --------------  --------------
                                                                             --------------  --------------  --------------
NET ASSET VALUE PER UNIT                                                              25.87           20.85           19.62
                                                                             --------------  --------------  --------------
                                                                             --------------  --------------  --------------



   The accompanying notes are an integral part of these financial statements.

                   DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.


                            STATEMENTS OF OPERATIONS

                                                         FOR THE NINE MONTHS ENDED
                                                                                               FOR THE YEARS ENDED
                                                               SEPTEMBER 30,                       DECEMBER 31,
                                                         --------------------------  ----------------------------------------
                                                             1998          1997          1997          1996          1995
                                                         ------------  ------------  ------------  ------------  ------------

                                                              $             $             $             $             $
                                                         (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                                 1,376,863     3,416,023      3,683,460       177,564     1,508,581
  Net change in unrealized                                 2,422,095       441,805        464,966      (175,835)      373,624
                                                         ------------  ------------  ------------  ------------  ------------
    Total Trading Results                                  3,798,958     3,857,828      4,148,426         1,729     1,882,205
Interest income (DWR)                                      1,168,924       815,238      1,145,033       891,897       447,608
                                                         ------------  ------------  ------------  ------------  ------------
    Total Revenues                                         4,967,882     4,673,066      5,293,459       893,626     2,329,813
                                                         ------------  ------------  ------------  ------------  ------------
EXPENSES
Brokerage fees (DWR)                                       1,105,224       826,798      1,124,531     1,030,310       503,995
Management fees                                              290,828       193,209        269,162       221,282       104,999
Incentive fees                                               152,442       300,250        300,250            --       161,155
                                                         ------------  ------------  ------------  ------------  ------------
    Total Expenses                                         1,548,494     1,320,257      1,693,943     1,251,592       770,149
                                                         ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS)                                          3,419,388     3,352,809      3,599,516      (357,966)    1,559,664
                                                         ------------  ------------  ------------  ------------  ------------
                                                         ------------  ------------  ------------  ------------  ------------
Net Income (Loss) Allocation:
Limited Partners                                           3,382,644     3,317,393      3,561,537      (354,537)    1,536,421
General Partner                                               36,744        35,416         37,979        (3,429)       23,243

Net Income (Loss) per Unit:
Limited Partners                                                1.46          1.99           2.12          (.44)         2.24
General Partner                                                 1.46          1.99           2.12          (.44)         2.24


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF OPERATIONS

                                                       FOR THE NINE MONTHS ENDED
                                                                                             FOR THE YEARS ENDED
                                                             SEPTEMBER 30,                       DECEMBER 31,
                                                       --------------------------  ----------------------------------------
                                                           1998          1997          1997          1996          1995
                                                       ------------  ------------  ------------  ------------  ------------

                                                            $             $             $             $             $
                                                       (UNAUDITED)   (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                               2,125,953     3,748,975      1,297,824     4,980,402     3,408,036
  Net change in unrealized                               4,475,848       717,205      2,387,258    (1,679,048)    1,451,792
                                                       ------------  ------------  ------------  ------------  ------------
    Total Trading Results                                6,601,801     4,466,180      3,685,082     3,301,354     4,859,828
Interest income (DWR)                                    1,732,273     1,678,432      2,304,248     1,604,026       887,226
                                                       ------------  ------------  ------------  ------------  ------------
    Total Revenues                                       8,334,074     6,144,612      5,989,330     4,905,380     5,747,054
                                                       ------------  ------------  ------------  ------------  ------------
EXPENSES
Brokerage fees (DWR)                                     3,169,563     3,305,511      4,414,327     3,398,205     1,802,579
Management fees                                          1,675,367     1,633,015      2,212,788     1,587,213       824,036
Incentive fees                                             178,428       427,095        427,094       726,825       437,310
                                                       ------------  ------------  ------------  ------------  ------------
    Total Expenses                                       5,023,358     5,365,621      7,054,209     5,712,243     3,063,925
                                                       ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS)                                        3,310,716       778,991     (1,064,879)     (806,863)    2,683,129
                                                       ------------  ------------  ------------  ------------  ------------
                                                       ------------  ------------  ------------  ------------  ------------
Net Income (Loss) Allocation:
Limited Partners                                         3,271,967       770,488     (1,054,657)     (799,980)    2,659,882
General Partner                                             38,749         8,503        (10,222)       (6,883)       23,247

Net Income (Loss) per Unit:
Limited Partners                                               .55           .39           0.04          (.39)         1.05
General Partner                                                .55           .39           0.04          (.39)         1.05


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF OPERATIONS

                                                     FOR THE NINE MONTHS ENDED               FOR THE YEARS ENDED
                                                           SEPTEMBER 30,                         DECEMBER 31,
                                                    ----------------------------  ------------------------------------------
                                                        1998           1997           1997           1996           1995
                                                    -------------  -------------  -------------  -------------  ------------

                                                          $              $              $              $             $
                                                     (UNAUDITED)    (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                                             13,007,107      5,346,080     13,777,460     26,334,748     4,446,595
  Net change in unrealized                             26,421,207      4,725,888      9,762,823     (1,552,659)    3,362,093
                                                    -------------  -------------  -------------  -------------  ------------
    Total Trading Results                              39,428,314     10,071,968     23,540,283     24,782,089     7,808,688
Interest income (DWR)                                   6,008,143      4,219,684      5,987,304      3,242,977     1,430,845
                                                    -------------  -------------  -------------  -------------  ------------
    Total Revenues                                     45,436,457     14,291,652     29,527,587     28,025,066     9,239,533
                                                    -------------  -------------  -------------  -------------  ------------
EXPENSES
Brokerage fees (DWR)                                   11,107,075      8,396,911     11,617,770      6,997,531     3,003,934
Management fees                                         5,955,922      4,148,649      5,832,758      3,273,649     1,373,227
Incentive fees                                          2,653,466        230,786        369,975      1,852,569       600,504
                                                    -------------  -------------  -------------  -------------  ------------
    Total Expenses                                     19,716,463     12,776,346     17,820,503     12,123,749     4,977,665
                                                    -------------  -------------  -------------  -------------  ------------
NET INCOME                                             25,719,994      1,515,306     11,707,084     15,901,317     4,261,868
                                                    -------------  -------------  -------------  -------------  ------------
                                                    -------------  -------------  -------------  -------------  ------------
Net Income Allocation:
  Limited Partners                                     25,458,926      1,500,589     11,589,197     15,737,852     4,226,249
  General Partner                                         261,068         14,717        117,887        163,465        35,619

Net Income per Unit:
  Limited Partners                                           1.70            .19           1.02           2.11          1.72
  General Partner                                            1.70            .19           1.02           2.11          1.72


   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER SPECTRUM SELECT L.P.



                            STATEMENTS OF OPERATIONS



                                         FOR THE NINE MONTHS
                                                ENDED                     FOR THE YEARS ENDED
                                            SEPTEMBER 30,                    DECEMBER 31,
                                       ------------------------  -------------------------------------
                                          1998         1997         1997         1996         1995
                                       -----------  -----------  -----------  -----------  -----------
                                            $            $            $            $            $
                                       (UNAUDITED)  (UNAUDITED)
REVENUES
Trading Profit (Loss):
  Realized                              25,414,460   17,548,841   15,940,851   26,876,393   65,987,157
  Net change in unrealized              22,586,491     (628,624)   3,149,167  (10,950,217)  (4,657,344)
                                       -----------  -----------  -----------  -----------  -----------
    Total Trading Results               48,000,951   16,920,217   19,090,018   15,926,176   61,329,813
Interest income (DWR)                    5,105,202    5,592,135    7,405,511    6,120,347    7,969,749
                                       -----------  -----------  -----------  -----------  -----------
    Total Revenues                      53,106,153   22,512,352   26,495,529   22,046,523   69,299,562
                                       -----------  -----------  -----------  -----------  -----------
EXPENSES
Brokerage fees (DWR)                     7,767,759    7,535,328    9,777,851   10,641,478   14,173,695
Management fees                          3,715,645    3,988,231    5,239,533    4,583,197    5,626,908
Incentive fees                           1,828,624       49,989       49,989      175,796    8,707,049
Transaction fees and costs                 625,328      926,221    1,370,439    1,104,011    1,589,795
Administrative expenses                     64,000       83,000      114,000      128,000      148,000
                                       -----------  -----------  -----------  -----------  -----------
    Total Expenses                      14,001,356   12,582,769   16,551,812   16,632,482   30,245,447
                                       -----------  -----------  -----------  -----------  -----------
NET INCOME                              39,104,797    9,929,583    9,943,717    5,414,041   39,054,115
                                       -----------  -----------  -----------  -----------  -----------
                                       -----------  -----------  -----------  -----------  -----------
Net Income Allocation:
Limited Partners                        38,436,723    9,768,879    9,781,168    5,283,411   38,580,172
General Partner                            668,074      160,704      162,549      130,630      473,943

Net Income per Unit:
Limited Partners                              5.02         1.21         1.22          .98         3.56
General Partner                               5.02         1.21         1.22          .98         3.56



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND


              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                       UNITS OF
                                                      PARTNERSHIP     LIMITED     GENERAL
                                                       INTEREST      PARTNERS     PARTNER      TOTAL
                                                     -------------  -----------  ---------  -----------
                                                                         $           $           $
DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.
Partners' Capital, December 31, 1994                   386,338.297    3,701,277     96,568    3,797,845
Offering of Units                                      856,935.520    9,609,381     30,000    9,639,381
Net Income                                                      --    1,536,421     23,243    1,559,664
Redemptions                                            (21,105.767)    (242,390)        --     (242,390)
                                                     -------------  -----------  ---------  -----------
Partners' Capital, December 31, 1995                 1,222,168.050   14,604,689    149,811   14,754,500
Offering of Units                                      647,218.304    7,199,621     60,000    7,259,621
Net Loss                                                        --     (354,537)    (3,429)    (357,966)
Redemptions                                           (260,277.423)  (2,949,900)        --   (2,949,900)
                                                     -------------  -----------  ---------  -----------
Partners' Capital, December 31, 1996                 1,609,108.931   18,499,873    206,382   18,706,255
Offering of Units                                      505,325.179    6,507,261     20,000    6,527,261
Net Income                                                      --    3,561,537     37,979    3,599,516
Redemptions                                           (246,149.269)  (3,149,796)        --   (3,149,796)
                                                     -------------  -----------  ---------  -----------
Partners' Capital, December 31, 1997                 1,868,284.841   25,418,875    264,361   25,683,236
Offering of Units                                      965,847.145   13,746,040    130,000   13,876,040
Net Income                                                      --    3,382,644     36,744    3,419,388
Redemptions                                           (174,785.709)  (2,519,126)        --   (2,519,126)
                                                     -------------  -----------  ---------  -----------
Partners' Capital, September 30, 1998 (Unaudited)    2,659,346.277   40,028,433    431,105   40,459,538
                                                     -------------  -----------  ---------  -----------
                                                     -------------  -----------  ---------  -----------



                                                       UNITS OF
                                                      PARTNERSHIP     LIMITED     GENERAL
                                                       INTEREST      PARTNERS     PARTNER      TOTAL
                                                     -------------  -----------  ---------  -----------
                                                                         $           $           $
DEAN WITTER SPECTRUM STRATEGIC L.P.
Partners' Capital, December 31, 1994                 1,190,794.333   11,791,839    127,090   11,918,929
Offering of Units                                    1,880,517.736   19,071,379    180,000   19,251,379
Net Income                                                      --    2,659,882     23,247    2,683,129
Redemptions                                           (135,720.249)  (1,390,505)        --   (1,390,505)
                                                     -------------  -----------  ---------  -----------
Partners' Capital, December 31, 1995                 2,935,591,820   32,132,595    330,337   32,462,932
Offering of Units                                    1,784,521.074   18,480,024    150,000   18,630,024
Net Loss                                                        --     (799,980)    (6,883)    (806,863)
Redemptions                                           (491,011.043)  (5,167,216)        --   (5,167,216)
                                                     -------------  -----------  ---------  -----------
Partners' Capital, December 31, 1996                 4,229,101.851   44,645,423    473,454   45,118,877
Offering of Units                                    1,956,789.313   22,377,135    150,000   22,527,135
Net Loss                                                        --   (1,054,657)   (10,222)  (1,064,879)
Redemptions                                           (668,003.709)  (7,485,552)        --   (7,485,552)
                                                     -------------  -----------  ---------  -----------
Partners' Capital, December 31, 1997                 5,517,887.455   58,482,349    613,232   59,095,581
Offering of Units                                    1,196,114.812   11,881,056     50,000   11,931,056
Net Income                                                      --    3,271,967     38,749    3,310,716
Redemptions                                           (899,042.323)  (8,857,730)        --   (8,857,730)
                                                     -------------  -----------  ---------  -----------
Partners' Capital, September 30, 1998 (Unaudited)    5,814,959.944   64,777,642    701,981   65,479,623
                                                     -------------  -----------  ---------  -----------
                                                     -------------  -----------  ---------  -----------


   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

            STATEMENTS OF CHANGES IN PARTNERS' CAPITAL--(CONCLUDED)


          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND


              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                     UNITS OF
                                                   PARTNERSHIP      LIMITED      GENERAL
                                                     INTEREST       PARTNERS     PARTNER      TOTAL
                                                  --------------  ------------  ---------  ------------
                                                                       $            $           $

DEAN WITTER SPECTRUM TECHNICAL L.P.
Partners' Capital, December 31, 1994               1,526,204.420    14,771,789    159,265    14,931,054
Offering of Units                                  3,799,373.914    41,608,374    405,000    42,013,374
Net Income                                                    --     4,226,249     35,619     4,261,868
Redemptions                                         (168,120.926)   (1,879,917)        --    (1,879,917)
                                                  --------------  ------------  ---------  ------------
Partners' Capital, December 31, 1995               5,157,457.408    58,726,495    599,884    59,326,379
Offering of Units                                  3,684,340.110    44,072,998    370,000    44,442,998
Net Income                                                    --    15,737,852    163,465    15,901,317
Redemptions                                         (541,628.284)   (6,685,065)        --    (6,685,065)
                                                  --------------  ------------  ---------  ------------
Partners' Capital, December 31, 1996               8,300,169.234   111,852,280  1,133,349   112,985,629
Offering of Units                                  5,034,287.188    69,082,458    600,000    69,682,458
Net Income                                                    --    11,589,197    117,887    11,707,084
Redemptions                                         (899,755.684)  (12,424,664)        --   (12,424,664)
                                                  --------------  ------------  ---------  ------------
Partners' Capital, December 31, 1997              12,434,700.738   180,099,271  1,851,236   181,950,507
Offering of Units                                  3,755,829.080    54,600,215    385,000    54,985,215
Net Income                                                    --    25,458,926    261,068    25,719,994
Redemptions                                       (1,094,116.386)  (16,157,325)        --   (16,157,325)
                                                  --------------  ------------  ---------  ------------
Partners' Capital, September 30, 1998
(Unaudited)                                       15,096,413.432   244,001,087  2,497,304   246,498,391
                                                  --------------  ------------  ---------  ------------
                                                  --------------  ------------  ---------  ------------



                                                   UNITS OF
                                                 PARTNERSHIP      LIMITED      GENERAL
                                                   INTEREST       PARTNERS     PARTNER      TOTAL
                                                --------------  ------------  ---------  ------------
                                                                     $            $           $
DEAN WITTER SPECTRUM SELECT L.P.
Partners' Capital, December 31, 1994            11,152,608.700   166,182,436  2,006,892   168,189,328
Net Income                                                  --    38,580,172    473,943    39,054,115
Redemptions                                     (1,687,695.300)  (30,797,183)        --   (30,797,183)
Partners' Capital, December 31, 1995             9,464,913.400   173,965,425  2,480,835   176,446,260
                                                --------------  ------------  ---------  ------------
Offering of Units                                  514,057.500    10,251,712         --    10,251,712
Net Income                                                  --     5,283,411    130,630     5,414,041
Redemptions                                     (1,632,643.200)  (28,325,728)        --   (28,325,728)
                                                --------------  ------------  ---------  ------------
Partners' Capital, December 31, 1996             8,346,327.700   161,174,820  2,611,465   163,786,285
Offering of Units                                  573,746.700    12,056,614         --    12,056,614
Net Income                                                  --     9,781,168    162,549     9,943,717
Redemptions                                       (919,522.800)  (19,013,295)        --   (19,013,295)
                                                --------------  ------------  ---------  ------------
Partners' Capital, December 31, 1997             8,000,551.600   163,999,307  2,774,014   166,773,321
Offering of Units                                  682,462.929    15,265,517         --    15,265,517
Net Income                                                  --    38,436,723    668,074    39,104,797
Redemptions                                       (780,700.008)  (16,746,747)        --   (16,746,747)
                                                --------------  ------------  ---------  ------------
Partners' Capital, September 30, 1998
(Unaudited)                                      7,902,314.521   200,954,800  3,442,088   204,396,888
                                                --------------  ------------  ---------  ------------
                                                --------------  ------------  ---------  ------------


   The accompanying notes are an integral part of these financial statements.

                   DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.


                            STATEMENTS OF CASH FLOWS

                                                   FOR THE NINE MONTHS ENDED                FOR THE YEARS ENDED
                                                         SEPTEMBER 30,                         DECEMBER 31,
                                                  ----------------------------  -------------------------------------------
                                                      1998           1997           1997           1996           1995
                                                  -------------  -------------  -------------  -------------  -------------

                                                        $              $              $              $              $
                                                   (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                     3,419,388      3,352,809      3,599,516       (357,966)     1,559,664
Noncash item included in net income (loss):
  Net change in unrealized                           (2,422,095)      (441,805)      (464,966)       175,835       (373,624)
(Increase) decrease in operating assets:
  Net option premiums                                  (458,150)       434,400        458,150             --             --
  Interest receivable (DWR)                             (33,309)        91,782        (33,466)       (24,354)       (44,925)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                           44,584          1,593          7,615         25,474         50,100
  Incentive fees payable                                 13,775          2,970             --        (49,873)        49,873
  Accrued management fees                               124,260             --          4,507          7,053         10,437
                                                  -------------  -------------  -------------  -------------  -------------
Net cash provided by (used for) operating
  activities                                            688,453      3,441,749      3,571,356       (223,831)     1,251,525
                                                  -------------  -------------  -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                    13,876,040      4,754,983      6,527,261      7,259,621      9,639,381
(Increase) decrease in subscriptions receivable        (520,403)      (479,441)      (434,141)       869,488       (538,337)
Increase (decrease) in redemptions payable              157,881       (628,184)      (686,849)       762,679         38,746
Redemptions of Units                                 (2,519,126)    (2,710,626)    (3,149,796)    (2,949,900)      (242,390)
                                                  -------------  -------------  -------------  -------------  -------------
Net cash provided by financing activities            10,994,392        936,732      2,256,475      5,941,888      8,897,400
                                                  -------------  -------------  -------------  -------------  -------------

Net increase in cash                                 11,682,845      4,378,481      5,827,831      5,718,057     10,148,925
Balance at beginning of period                       24,954,956     19,127,125     19,127,125     13,409,068      3,260,143
                                                  -------------  -------------  -------------  -------------  -------------
Balance at end of period                             36,637,801     23,505,606     24,954,956     19,127,125     13,409,068
                                                  -------------  -------------  -------------  -------------  -------------
                                                  -------------  -------------  -------------  -------------  -------------


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF CASH FLOWS

                                                   FOR THE NINE MONTHS ENDED                FOR THE YEARS ENDED
                                                         SEPTEMBER 30,                         DECEMBER 31,
                                                  ----------------------------  -------------------------------------------
                                                      1998           1997           1997           1996           1995
                                                  -------------  -------------  -------------  -------------  -------------

                                                        $              $              $              $              $
                                                   (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                     3,310,716        778,991     (1,064,879)      (806,863)     2,683,129
Noncash item included in net income (loss):
  Net change in unrealized                           (4,475,848)      (717,205)    (2,387,258)     1,679,048     (1,451,792)
(Increase) decrease in operating assets:
  Net option premiums                                    30,741        (37,933)      (367,448)        25,452        (26,584)
  Interest receivable (DWR)                             299,724       (429,165)       (59,402)       (55,568)       (72,271)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (DWR)                          (25,516)        72,594         36,599        110,617        140,765
  Accrued management fee                                 (7,982)        50,257         31,436         59,530         64,349
  Incentive fees payable                                178,429             --             --       (198,924)       180,083
                                                  -------------  -------------  -------------  -------------  -------------
Net cash provided by (used for) operating
  activities                                           (689,736)      (282,461)    (3,810,952)       813,292      1,517,679
                                                  -------------  -------------  -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                    11,931,056     19,238,856     22,527,135     18,630,024     19,251,379
(Increase) decrease in subscriptions receivable         159,220     (1,233,166)          (168)       714,659        488,896
Increase (decrease) in redemptions payable             (296,022)      (996,749)      (124,372)     1,413,226         77,310
Redemptions of Units                                 (8,857,730)    (5,181,426)    (7,485,552)    (5,167,216)    (1,390,505)
                                                  -------------  -------------  -------------  -------------  -------------
Net cash provided by financing activities             2,936,524     11,827,515     14,917,043     15,590,693     18,427,080
                                                  -------------  -------------  -------------  -------------  -------------

Net increase in cash                                  2,246,788     11,545,054     11,106,091     16,403,985     19,944,759
Balance at beginning of period                       57,104,003     45,997,912     45,997,912     29,593,927      9,649,168
                                                  -------------  -------------  -------------  -------------  -------------
Balance at end of period                             59,350,791     57,542,966     57,104,003     45,997,912     29,593,927
                                                  -------------  -------------  -------------  -------------  -------------
                                                  -------------  -------------  -------------  -------------  -------------


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF CASH FLOWS

                                               FOR THE NINE MONTHS ENDED                  FOR THE YEARS ENDED
                                                     SEPTEMBER 30,                           DECEMBER 31,
                                             ------------------------------  ---------------------------------------------
                                                  1998            1997            1997            1996           1995
                                             --------------  --------------  --------------  --------------  -------------

                                                   $               $               $               $               $
                                              (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                       25,719,994       1,515,306      11,707,084      15,901,317      4,261,868
Noncash item included in net income:
  Net change in unrealized                      (26,421,207)     (4,725,888)     (9,762,823)      1,552,659     (3,362,093)
(Increase) decrease in operating assets:
  Net option premiums                               (74,352)       (156,312)        328,955        (328,955)            --
  Interest receivable (DWR)                              --         187,275        (275,721)       (189,153)      (146,210)
Increase (decrease) in operating
  liabilities:
  Accrued brokerage fees (DWR)                      309,743         225,943         320,941         388,414        295,915
  Accrued management fees                           202,545         147,659         197,331         199,067        135,276
  Incentive fees payable                            607,032              --         139,190              --        (19,678)
                                             --------------  --------------  --------------  --------------  -------------
Net cash provided by (used for) operating
  activities                                        343,755      (2,806,017)      2,654,957      17,523,349      1,165,078
                                             --------------  --------------  --------------  --------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                54,985,215      58,993,471      69,682,458      44,442,998     42,013,374
(Increase) decrease in subscriptions
  receivable                                        606,274         452,849       2,151,502      (2,025,927)      (606,947)
Increase (decrease) in redemptions payable       (2,233,770)       (313,115)        325,421         499,483        184,326
Redemptions of Units                            (16,157,325)     (9,083,723)    (12,424,664)     (6,685,065)    (1,879,917)
                                             --------------  --------------  --------------  --------------  -------------
Net cash provided by financing activities        37,200,394      50,049,482      59,734,717      36,231,489     39,710,836
                                             --------------  --------------  --------------  --------------  -------------

Net increase in cash                             37,544,149      47,243,465      62,389,674      53,754,838     40,875,914
Balance at beginning of period                  168,849,922     106,460,248     106,460,248      52,705,410     11,829,496
                                             --------------  --------------  --------------  --------------  -------------
Balance at end of period                        206,394,071     153,703,713     168,849,922     106,460,248     52,705,410
                                             --------------  --------------  --------------  --------------  -------------
                                             --------------  --------------  --------------  --------------  -------------


   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER SPECTRUM SELECT L.P.


                            STATEMENTS OF CASH FLOWS

                                                     FOR THE NINE MONTHS ENDED                  FOR THE YEARS ENDED
                                                           SEPTEMBER 30,                            DECEMBER 31,
                                                   ------------------------------  ----------------------------------------------
                                                        1998            1997            1997            1996            1995
                                                   --------------  --------------  --------------  --------------  --------------

                                                         $               $               $               $               $
                                                    (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                             39,104,797       9,929,583       9,943,717       5,414,041      39,054,115
Noncash item included in net income:
  Net change in unrealized                            (22,586,491)        628,624      (3,149,167)     10,950,217       4,657,344
(Increase) decrease in operating assets:
  Net option premiums                                          --          18,205          18,205          (1,185)        368,130
  Due from DWR                                          1,097,517        (342,974)       (688,191)       (236,577)      1,181,051
  Interest receivable (DWR)                                39,438         (65,989)       (105,144)         59,297          69,088
Increase (decrease) in operating liabilities:
  Incentive fees payable                                1,151,853         168,172        (348,459)        348,459              --
  Accrued brokerage fees (DWR)                          1,308,547        (348,459)       (491,315)       (173,003)         23,278
  Accrued management fees                                  52,956          30,408          19,815         (42,247)         18,914
  Accrued administrative expenses                         (72,499)        (13,222)        (50,844)        (40,924)         61,142
  Accrued transaction fees and costs                           --         (16,841)        (64,595)         (6,097)         29,778
                                                   --------------  --------------  --------------  --------------  --------------
Net cash provided by operating activities              20,096,118       9,987,507       5,084,022      16,271,981      45,462,840
                                                   --------------  --------------  --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
(Increase) decrease in subscriptions receivable        (3,515,676)      5,365,420       5,365,420      (5,365,420)             --
Offering of Units                                      15,265,517      12,056,614      12,056,614      10,251,712              --
Increase (decrease) in redemptions payable               (639,648)       (860,962)        (97,843)        818,800        (660,125)
Redemptions of Units                                  (16,746,747)    (14,009,517)    (19,013,295)    (28,325,728)    (30,797,183)
                                                   --------------  --------------  --------------  --------------  --------------
Net cash provided by (used for) financing
  activities                                           (5,636,554)      2,551,555      (1,689,104)    (22,620,636)    (31,457,308)
                                                   --------------  --------------  --------------  --------------  --------------

Net increase (decrease) in cash                        14,459,564      12,539,062       3,394,918      (6,348,655)     14,005,532
Balance at beginning of period                        158,178,925     154,784,007     154,784,007     161,132,662     147,127,130
                                                   --------------  --------------  --------------  --------------  --------------
Balance at end of period                              172,638,489     167,323,069     158,178,925     154,784,007     161,132,662
                                                   --------------  --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------  --------------


   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION--Dean Witter Spectrum Global Balanced L.P. (formally known as Dean Witter Spectrum Balanced L.P.) ("Spectrum Balanced"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical") and Dean Witter Spectrum Select L.P. (formally known as Dean Witter Select Futures Fund L.P.) ("Spectrum Select"), (individually, a "Partnership," or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals. The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Dean Witter Reynolds, Inc. ("DWR"), an affiliate of Demeter. The clearing commodity broker, Carr Futures Inc. ("Carr"), provides clearing and execution services. Both Demeter and DWR are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW").



Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General Partner and the Limited Partners based upon their proportional ownership interests.


BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.


REVENUE RECOGNITION--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets for the month in the case of Spectrum Strategic, Spectrum Technical and Spectrum Select and 100% in the case of Spectrum Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.


NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnerships' assets "Equity in Commodity futures trading accounts" consist of cash on deposit with DWR and Carr to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount in each period due to master netting agreements.


BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Prior to September 1, 1996, brokerage fees for Spectrum Balanced were accrued at a monthly rate of 1/2 of 1% of the Net Assets (a 6% annual rate) as of the first day of each month. Effective September 1, 1996, brokerage fees were reduced to a monthly rate of 11/24 of 1% of the Net Assets (a 5.5% annual rate) as of the first day of the month. Effective August 1, 1997, brokerage fees were reduced to 49/120 of 1% of the Net Assets (a 4.9% annual rate) as of the first day of the month. Effective June 1, 1998, brokerage fees were reduced to a flat-rate monthly fee of 1/12 of 4.60% (a 4.60% annual rate) of the Net Assets as of the first day of each month.



Prior to September 1, 1996, brokerage fees for Spectrum Strategic and Spectrum Technical were accrued at a monthly rate of 35/48 of 1% of the Net Assets (an 8.75% annual rate) as of the first day of each month. Effective September 1, 1996, brokerage fees were reduced to a monthly rate of 33/48 of 1% of the Net Assets (an 8.25% annual rate) as of the first day of the month. Effective August 1, 1997, brokerage fees were reduced to 51/80 of 1% of the Net Assets (a 7.65% annual rate) as of the first day of the month. Effective June 1, 1998, brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical were reduced to a flat-rate monthly fee of 1/12 of 7.25% (a 7.25% annual rate) of the Net Assets as of the first day of each month.

Prior to June 1, 1998, brokerage fees for Spectrum Select were accrued on a half-turn basis at 80% of DWR's published non-member rates. Brokerage fees and transaction fees and costs chargeable to the Partnership had been capped at .65% per month of the Partnership's month-end Net Assets.


Such fees cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.


OPERATING EXPENSES--Spectrum Balanced, Spectrum Strategic and Spectrum Technical incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses, are borne by DWR through the brokerage fees paid by each Partnership.



Spectrum Select bears all operating expenses related to its trading activities, to a maximum of 1/4 of 1% annually of the Partnership's average month end Net Assets. In addition, the Partnership incurs a monthly management fee and may incur an incentive fee. Demeter bears all other operating expenses. Effective with the June 1, 1998 change to a flat rate brokerage commission, all common administrative and continuing offering expenses will be borne by DWR through the brokerage commissions.


INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING--Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units were paid by the Limited Partners or the Partnership. DWR will pay all such costs.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units may be redeemed as of the end of any month upon five business days advance notice by redemption form to Demeter. However, any Units redeemed at or prior to the end of the twelfth, eighteenth, or twenty-fourth full months following the closing at which such person first becomes a limited partner, may be assessed a redemption charge equal to 3%, 2% or 1% respectively, of the Net Asset Value per Unit on the date of such redemption.

EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.


DISSOLUTION OF THE PARTNERSHIP--Spectrum Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Strategic will terminate on December 31, 2025 regardless of their financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.


2.  RELATED PARTY TRANSACTIONS


Each Partnership pays brokerage fees to DWR as described in Note 1. Each Partnership's cash is on deposit with DWR and Carr in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1. Each Partnership is authorized to issue and to sell Units at monthly closings at a price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of such monthly closings.

3.  TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The Trading Advisors for each Partnership are as follows:


Dean Witter Spectrum Global Balanced L.P.
  RXR, Inc.



Dean Witter Spectrum Strategic L.P.
  Blenheim Investments, Inc.
  Stonebrook Capital Management, Inc.
  Willowbridge Associates Inc.


Dean Witter Spectrum Technical L.P.
  Campbell & Company, Inc.
  Chesapeake Capital Corporation
  John W. Henry & Company, Inc. ("JWH")


Dean Witter Spectrum Select L.P.
  EMC Capital Management, Inc.
  Rabar Market Research, Inc.
  Sunrise Capital Management, Inc.


Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee is accrued at the rate of 5/48 of 1% of the Net Assets on the first day of each month (a 1.25% annual rate) for Spectrum Balanced.


Prior to June 1, 1998, the management fee was accrued at the rate of 1/4 of 1% of the Partnership's adjusted Net Assets, as defined in the Limited Partnership Agreement, as of the last day of each month (a 3% annual rate) to Spectrum Select. Effective June 1, 1998, the management fee is accrued at the rate of 1/4 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate).



The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each Trading Advisor on the first day of each month (a 4% annual rate) for Spectrum Strategic and Spectrum Technical, except Spectrum Strategic pays Stonebrook a 3% annual rate.



INCENTIVE FEE--Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical each will pay a monthly incentive fee equal to 15% of the "Trading Profits" as defined in the Limited Partnership Agreement, experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month (except, Spectrum Technical pays Chesapeake a monthly incentive fee of 19%).



Prior to June 1, 1998, Spectrum Select paid, when applicable, a quarterly incentive fee to each trading advisor equal to 17.5% of the trading advisors "Trading Profits" experienced by the Net Assets allocated to such trading advisor as of the end of each calendar quarter. Effective June 1, 1998 the incentive fees were paid at a monthly rate of 15% of "Trading Profits."



For all Partnerships, if a trading advisor has experienced "Trading losses" with respect to its allocated Net Assets at the time of a supplemental closing, the trading advisor must earn back such losses plus a pro-rata amount related to the funds allocated to the trading advisor at supplemental closing before the trading advisor is eligible for an incentive fee.


4.  FINANCIAL INSTRUMENTS

The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At September 30, 1998, December 31, 1997, 1996 and 1995, open contracts were:



                                                                          SPECTRUM GLOBAL BALANCED
                                                                         --------------------------
                                                                            CONTRACT OR NOTIONAL
                                                                                   AMOUNT
                                                                         --------------------------
                                                                                DECEMBER 31,
                                                          SEPTEMBER 30,  --------------------------
                                                              1998           1997          1996
                                                          -------------  ------------  ------------
                                                                $             $             $
                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                    98,765,000    40,675,000    18,417,000
  Commitments to Sell                                           922,000     6,721,000    13,206,000
Commodity Futures:
  Commitments to Purchase                                     2,662,000            --     4,064,000
  Commitments to Sell                                         1,415,000     5,168,000     4,337,000
Foreign Futures:
  Commitments to Purchase                                   256,349,000    45,574,000    61,568,000
  Commitments to Sell                                        11,625,000    26,176,000     4,802,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                    11,356,000     2,436,000     8,070,000
  Commitments to Sell                                         4,411,000    10,218,000    17,843,000



                                                                             SPECTRUM STRATEGIC
                                                                         --------------------------
                                                                            CONTRACT OR NOTIONAL
                                                                                   AMOUNT
                                                                         --------------------------
                                                                                DECEMBER 31,
                                                          SEPTEMBER 30,  --------------------------
                                                              1998           1997          1996
                                                          -------------  ------------  ------------
                                                                $             $             $
                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                   522,161,000    87,114,000    15,204,000
  Commitments to Sell                                        22,866,000    69,871,000    28,092,000
  Options Written                                             1,131,000            --     5,212,000
Commodity Futures:
  Commitments to Purchase                                    68,536,000    32,034,000    36,735,000
  Commitments to Sell                                        29,530,000    24,672,000    16,911,000
  Options Written                                             1,600,000            --     2,126,000
Foreign Futures:
  Commitments to Purchase                                   258,783,000   119,070,000    37,389,000
  Commitments to Sell                                        25,369,000     5,387,000    10,787,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                            --       748,000     1,157,000
  Commitments to Sell                                         1,350,000       748,000     1,121,000

                                                                             SPECTRUM TECHNICAL
                                                                         --------------------------
                                                                            CONTRACT OR NOTIONAL
                                                                                   AMOUNT
                                                                         --------------------------
                                                                                DECEMBER 31,
                                                          SEPTEMBER 30,  --------------------------
                                                              1998           1997          1996
                                                          -------------  ------------  ------------
                                                                $             $             $
                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
  Commitments to Purchase                                   821,969,000   302,165,000   113,494,000
  Commitments to Sell                                        22,290,000    80,696,000    88,136,000
  Options Written                                                    --            --     4,505,000
Commodity Futures:
  Commitments to Purchase                                    25,939,000    36,753,000    21,658,000
  Commitments to Sell                                        82,475,000    84,557,000    51,283,000
Foreign Futures:
  Commitments to Purchase                                 1,557,388,000   283,941,000   112,745,000
  Commitments to Sell                                       120,514,000   379,781,000    81,929,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
  Commitments to Purchase                                   516,287,000   116,349,000    40,864,000
  Commitments to Sell                                       248,607,000   203,705,000    24,397,000



                                                                              SPECTRUM SELECT
                                                                         --------------------------
                                                                            CONTRACT OR NOTIONAL
                                                                                   AMOUNT
                                                                         --------------------------
                                                                                DECEMBER 31,
                                                          SEPTEMBER 30,  --------------------------
                                                              1998           1997          1996
                                                          -------------  ------------  ------------
                                                                $             $             $
                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS:
Finacial Futures:
  Commitments to Purchase                                   910,349,000   428,493,000   295,593,000
  Commitments to Sell                                        17,635,000   173,316,000   224,416,000
Commodity Futures:
  Commitments to Purchase                                    37,369,000    23,131,000    28,171,000
  Commitments to Sell                                        28,694,000   135,389,000   106,936,000
  Options written                                                    --            --     1,299,000
Foreign Futures:
  Commitments to Purchase                                 2,394,200,000   997,389,000   395,250,000
  Commitments to Sell                                       124,350,000   315,676,000    73,489,000
OFF-EXCHANGE-TRADED
  FORWARD CURRENCY CONTRACTS
  Commitments to Purchase                                   105,273,000    96,671,000       212,000
  Commitments to Sell                                        33,766,000   127,065,000            --


A portion of the amounts indicated as off-balance-sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.


The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at September 30, 1998, December 31, 1997 and 1996, respectively, $3,103,654, $681,559 and $216,593 for Spectrum Balanced, $7,003,461, $2,527,613
and $140,355 for Spectrum Strategic, $38,717,919, $12,296,712 and $2,533,889 for
Spectrum Technical and $32,213,652, $9,627,161 and $6,477,994 for Spectrum
Select.



For Spectrum Balanced, of the $3,103,654 net unrealized gain on open contracts at September 30, 1998, $2,613,331 related to exchange-traded futures contracts and $490,323 related to off-exchange-traded forward currency contracts. Of the $681,559 net unrealized gain on open contracts at December 31, 1997, $657,913 related to exchange-traded futures contracts and $23,646 related to off-exchange-traded forward currency contracts. Of the $216,593 net unrealized gain on open contracts at December 31, 1996, $292,886 related to exchange-traded futures contracts and $(76,293) related to off-exchange-traded forward currency contracts.



For Spectrum Strategic, of the $7,003,461 net unrealized gain on open contracts at September 30, 1998, $7,006,094 related to exchange-traded futures and options contracts and $(2,633) related to off-exchange-traded forward currency contracts. Of the $2,527,613 net unrealized gain on open contracts at December 31, 1997, all related to exchange-traded futures contracts. Of the $140,355 net unrealized gain on open contracts at December 31, 1996, $140,193 related to exchange-traded futures contracts and $162 related to off-exchange-traded forward currency contracts.



For Spectrum Technical, of the $38,717,919 net unrealized gain on open contracts at September 30, 1998, $35,215,556 was related to exchange-traded futures contracts and $3,502,363 related to off-exchange-traded forward currency contracts. Of the $12,296,712 net unrealized gain on open contracts at December 31, 1997, $11,977,756 related to exchange-traded futures contracts and $318,956 related to off-exchange-traded forward currency contracts. Of the $2,533,889 net unrealized gain on open contracts at December 31, 1996, $2,802,603 related to exchange-traded futures contracts and $(268,714) related to off-exchange-traded forward currency contracts.



For Spectrum Select, of the $32,213,652 net unrealized gain on open contracts at September 30, 1998, $30,652,051 related to exchange-traded futures contracts and $1,561,601 related to off-exchange-traded forward currency contracts. Of the $9,627,161 net unrealized gain on open contracts at December 31, 1997, $10,514,844 related to exchange-traded futures contracts and $(887,683) related to off-exchange-traded forward currency contracts. Of the $6,477,994 net unrealized gain on open contracts at December 31, 1996, $6,477,946 related to exchange-traded futures contracts and $48 related to off-exchange-traded forward currency contracts.


The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.


Exchange-traded futures contracts and off-exchange-traded forward currency contracts held by the Partnerships at September 30, 1998, December 1997 and 1996 mature as follows:



                                                                                                  DECEMBER 31,
                                                                                     --------------------------------------
                                                                                            1997                1996
                                                                   SEPTEMBER 30,     ------------------  ------------------
                                                                       1998
                                                                -------------------
                                                                    (UNAUDITED)
SPECTRUM GLOBAL BALANCED
  Exchange-Traded Contracts                                        December 1998         March 1998          June 1997
  Off-Exchange-Traded Forward Currency Contracts                   December 1998         March 1998         January 1997

SPECTRUM STRATEGIC
  Exchange-Traded Contracts                                        December 1999       December 1998       December 1997
  Off-Exchange-Traded Forward Currency Contracts                   October 1998         January 1998        January 1997

SPECTRUM TECHNICAL
  Exchange-Traded Contracts                                       September 1999       December 1998       December 1997
  Off-Exchange-Traded Forward Currency Contracts                   December 1998         March 1998          March 1997

SPECTRUM SELECT
  Exchange-Traded Contracts                                       September 1999       December 1998       December 1997
  Off-Exchange-Traded Forward Currency Contracts                   December 1998         March 1998         January 1997



The Partnerships also have credit risk because either DWR or Carr act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and Carr, as a futures commission merchant for each Partnership's exchange-traded futures and futures styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission ("CFTC"), to segregate from their own assets and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds, in the aggregate, totaled at September 30, 1998, December 31, 1997 and 1996 respectively, $39,251,132, $25,612,869 and $19,420,011 for Spectrum Global
Balanced, $66,356,885, $59,631,616 and $46,138,105 for Spectrum Strategic,
$241,609,627, $180,827,678 and $109,262,851 for Spectrum Technical and
$203,290,540, $168,693,769 and $161,261,953 for Spectrum Select. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Carr, the sole counterparty on all of such contracts, to perform. Carr's parent, Credit Agricole Indosuez, has guaranteed to the Partnership's payment of the net liquidating value of the transactions in the Partnership's accounts with Carr (including foreign currency contracts).



For the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, the average fair value of financial instruments held for trading purposes was as follows:


                                                                            SEPTEMBER 30, 1998
                                                                                (UNAUDITED)
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
SPECTRUM GLOBAL BALANCED
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          52,736,000    11,823,000
Options on Financial Futures                                                       --     1,199,000
Commodity Futures                                                           1,154,000     3,540,000
Foreign Futures                                                            98,335,000    44,050,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             17,440,000    17,339,000


                                                                             DECEMBER 31, 1997
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          39,908,000    11,661,000
Options on Financial Futures                                                1,206,000     2,398,000
Commodity Futures                                                           4,414,000     3,535,000
Foreign Futures                                                            28,444,000    26,146,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             12,716,000    16,655,000

                                                                             DECEMBER 31, 1996
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          24,615,000     8,611,000
Options on Financial Futures                                                  375,000     2,717,000
Commodity Futures                                                           3,317,000     2,528,000
Foreign Futures                                                            31,242,000    11,045,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             18,038,000    16,158,000

                                                                            SEPTEMBER 30, 1998
                                                                                (UNAUDITED)
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
SPECTRUM STRATEGIC
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         136,904,000    50,858,000
Options on Financial Futures                                               46,604,000   1,1,525,000
Commodity Futures                                                          45,908,000   16,688,0000
Options on Commodity Futures                                                3,561,000     2,347,000
Foreign Futures                                                           233,789,000    21,643,000
Options on Foreign Futures                                                  1,410,000            --
OFF-EXCHANGE-TRADED CURRENCY CONTRACTS                                         84,000       512,000

                                                                             DECEMBER 31, 1997
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          30,123,000    70,617,000
Options on Financial Futures                                               18,562,000     1,261,000
Commodity Futures                                                          80,636,000    24,285,000
Options on Commodity Futures                                               27,328,000    28,813,000
Foreign Futures                                                            83,507,000    29,983,000
Options on Foreign Futures                                                  4,320,000       479,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                                507,000       922,000

                                                                             DECEMBER 31, 1996
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                          41,783,000    37,098,000
Options on Financial Futures                                               10,093,000     1,401,000
Commodity Futures                                                          93,183,000     8,843,000
Options on Commodity Futures                                               17,066,000     2,566,000
Foreign Futures                                                            59,665,000    12,417,000
Options on Foreign Futures                                                  3,267,000        16,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                              4,367,000     4,704,000

                                                                            SEPTEMBER 30, 1998
                                                                                (UNAUDITED)
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
SPECTRUM TECHNICAL
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         354,177,000   125,801,000
Commodity Futures                                                          21,708,000    93,258,000
Foreign Futures                                                           662,496,000   360,427,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                            397,309,000   454,483,000

                                                                             DECEMBER 31, 1997
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         233,922,000   153,604,000
Options on Financial Futures                                                6,705,000       347,000
Commodity Futures                                                          58,233,000    60,140,000
Options on Commodity Futures                                                2,181,000            --
Foreign Futures                                                           205,510,000   168,044,000
Options on Foreign Futures                                                  4,070,000            --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                            103,299,000   111,186,000

                                                                             DECEMBER 31, 1996
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         131,914,000   117,625,000
Options on Financial Futures                                                5,437,000       375,000
Commodity Futures                                                          40,606,000    45,449,000
Options on Commodity Futures                                                5,157,000            --
Foreign Futures                                                           144,435,000    60,257,000
Options on Foreign Futures                                                  7,143,000            --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             35,572,000    39,498,000

                                                                            SEPTEMBER 30, 1998
                                                                                (UNAUDITED)
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
SPECTRUM SELECT
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         463,575,000   218,285,000
Options on Financial Futures                                                2,032,000            --
Commodity Futures                                                          23,713,000    78,242,000
Options on Commodity Futures                                                   65,000            --
Foreign Futures                                                         1,213,201,000   464,465,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                            149,349,000   149,619,000

                                                                             DECEMBER 31, 1997
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         363,272,000   243,761,000
Options on Financial Futures                                                3,781,000            --
Commodity Futures                                                          95,455,000    76,233,000
Options on Commodity Futures                                                2,484,000     1,789,000
Foreign Futures                                                           360,391,000   382,135,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                             41,814,000    40,388,000

                                                                             DECEMBER 31, 1996
                                                                        ---------------------------
                                                                           ASSETS      LIABILITIES
                                                                        -------------  ------------
                                                                              $             $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                                         352,972,000   262,469,000
Commodity Futures                                                          90,720,000    60,672,000
Options on Commodity Futures                                                2,341,000       308,000
Foreign Futures                                                           458,659,000   117,896,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS                              9,226,000    20,258,000


5.  LEGAL MATTERS


On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors including JWH to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors including JWH on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including other Partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
  Demeter Management Corporation:



We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co.)(the "Company") as of November 30, 1997 and December 31, 1996. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of November 30, 1997 and December 31, 1996 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP


January 12, 1998
New York, New York

                         DEMETER MANAGEMENT CORPORATION
     (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO. ("MSDW"))
                       STATEMENTS OF FINANCIAL CONDITION


                                                                             AUGUST 31,
                                                                                1998         NOVEMBER 30,     DECEMBER 31,
                                                                             (UNAUDITED)         1997             1996
                                                                           ---------------  ---------------  ---------------

ASSETS                                                                            $                $
Investments in affiliated partnerships (Note 2)                                 25,218,889       22,016,069       18,955,507
Receivable from affiliated partnerships                                             27,705              968            1,049
Income taxes receivable                                                                 --          429,885               --
                                                                           ---------------  ---------------  ---------------
    Total Assets                                                                25,246,594       22,446,922       18,956,556
                                                                           ---------------  ---------------  ---------------
                                                                           ---------------  ---------------  ---------------

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
  Payable to MSDW (Note 3)                                                      17,831,371       17,995,100       15,762,235
  Income taxes payable                                                           1,290,426               --          114,218
  Accrued expenses                                                                  28,828           34,072           30,379
                                                                           ---------------  ---------------  ---------------
    Total Liabilities                                                           19,150,625       18,029,172       15,906,832
                                                                           ---------------  ---------------  ---------------

STOCKHOLDER'S EQUITY
  Common stock, no par value:
    Authorized 1,000 shares; Issued and outstanding 100 shares at stated
      value of $500 per share                                                       50,000           50,000           50,000
  Additional paid-in capital                                                   111,170,000      111,170,000      111,170,000
  Retained earnings                                                              5,945,969        4,267,750        2,899,724
                                                                           ---------------  ---------------  ---------------
                                                                               117,165,969      115,487,750      114,119,724
  Less: Notes receivable from MSDW (Note 4)                                   (111,070,000)    (111,070,000)    (111,070,000)
                                                                           ---------------  ---------------  ---------------
    Total Stockholder's Equity                                                   6,095,969        4,417,750        3,049,724
                                                                           ---------------  ---------------  ---------------
    Total Liabilities and Stockholder's Equity                                  25,246,594       22,446,922       18,956,556
                                                                           ---------------  ---------------  ---------------
                                                                           ---------------  ---------------  ---------------


  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (THE INFORMATION RELATING TO 1998 IS UNAUDITED)



1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES



Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW").



Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P. ("DWPPF"), Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly, Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P. ("DWIBP I"), Dean Witter Institutional Account II L.P. ("DWIA II"), DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P., ("Anchor"), Dean Witter Spectrum Global Balanced L.P. (formerly, Dean Witter Spectrum Balanced L.P.), Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., Dean Witter Spectrum Select L.P. (formerly, Dean Witter Select Futures Fund L.P. ("DWSFF"), DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P. ("DWIBP III"), DWR/JWH Futures Fund L.P. ("DWR/JWH") and Morgan Stanley Tangible Asset Fund L.P. ("MSTAF").



Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.



On July 31, 1996, with the Net Asset Value of DWPSF above $1,000 per unit, the letter of credit arrangement which assured investors who redeemed their units on July 31, 1996 a minimum Net Asset Value of $1,000 per unit expired. On August 1, 1996, that partnership was renamed Dean Witter Portfolio Strategy Fund L.P. and continues trading in a non-guaranteed format. As a result, both the reduction of interest income of 1.125% per annum for the letter of credit fee paid by Dean Witter Reynolds Inc. ("DWR") and the letter of credit fee of 1% of new appreciation have been eliminated.



Demeter reopened DWSFF for additional investment and on August 13, 1996 DWSFF registered with the SEC 60,000 Units which are being offered to investors for a limited time in a public offering.



On August 20, 1996, Demeter ceased trading activities in DWIBP I and distributed approximately 97% of DWIBP I's assets. At that time, there were open forward positions maturing through December 1996. DWIBP I liquidated and distributed its remaining assets in 1997.



Demeter reopened DWPSF for additional investment and on May 12, 1997 DWPSF registered with the SEC 50,000 units which were offered to investors for a limited time in a public offering.



On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in MSTAF. On November 4, 1997, MSTAF registered with the SEC 5,000,000 units to be offered to investors for a limited time in a public offering.



On September 18, 1997, Demeter ceased trading activities in Anchor and distributed approximately 87% of Anchor's assets. Demeter distributed the remainder of Anchor's assets in 1998.



On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P. and Dean Witter Select Futures Fund L.P. changed its name to Dean Witter Spectrum Select L.P.



On April 30, 1998, Demeter ceased trading activities in DWIA II and subsequently distributed DWIA II's Net Assets.

On May 11, 1998 Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. and 1,500,000 units of Dean Witter Spectrum Select L.P., both of which are being offered to investors in a continuing public offering with previously registered units of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P.



On September 30, 1998, Demeter ceased trading activities in DWIBP III. Demeter intends to distribute DWIBP III's assets in 1998.



INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of MSDW, computed on a separate company basis and due to MSDW.



BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.



CHANGE IN FISCAL YEAR--In 1997, Demeter changed its fiscal year-end from December 31 to November 30 to conform to the fiscal year of MSDW.



2.  INVESTMENTS IN AFFILIATED PARTNERSHIPS



The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.



The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 1998, November 30, 1997 and December 31, 1996 were as follows:



                                                  AUGUST 31,
                                                     1998       NOVEMBER 30,   DECEMBER 31,
                                                  (UNAUDITED)       1997           1996
                                                 -------------  -------------  -------------
                                                       $              $              $
Total assets...................................  1,344,787,930  1,195,307,516  1,084,660,072
Total liabilities..............................     28,833,380     19,346,113     27,893,698
Total partners' capital........................  1,315,954,550  1,175,961,403  1,056,766,374



Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.



3.  PAYABLE TO MSDW



The payable to MSDW is primarily for amounts due for the purchase of partnership investments.



4.  NET WORTH REQUIREMENT



At August 31, 1998 (unaudited), November 30, 1997 and December 31, 1996, Demeter held non-interest bearing notes from MSDW that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.



The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).



In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDW are included in net worth for purposes of this calculation.



5.  LEGAL MATTERS



On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR, an affiliate of Demeter. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

                                                                       EXHIBIT A

    TABLE OF CONTENTS TO FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR DEAN WITTER SPECTRUM STRATEGIC L.P., DEAN WITTER SPECTRUM TECHNICAL L.P., DEAN WITTER SPECTRUM BALANCED L.P. (FORMERLY DEAN WITTER SPECTRUM BALANCED L.P.) AND DEAN WITTER SPECTRUM SELECT L.P. (FORMERLY DEAN WITTER SELECT FUTURES FUND L.P.)

                                                                                                PAGE
                                                                                                ----
  1.  Formation; Name.........................................................................   A-1
  2.  Office..................................................................................   A-1
  3.  Business................................................................................   A-2
  4.  Term; Dissolution; Fiscal Year..........................................................   A-2
      (a)   Term..............................................................................   A-2
      (b)   Dissolution.......................................................................   A-3
      (c)   Fiscal Year.......................................................................   A-3
  5.  Net Worth of General Partner............................................................   A-3
  6.  Capital Contributions and Offering of Units of Limited Partnership Interest.............   A-3
  7.  Allocation of Profits and Losses; Accounting; Other Matters.............................   A-5
      (a)   Capital Accounts..................................................................   A-5
      (b)   Monthly Allocations...............................................................   A-5
      (c)   Allocation of Profit and Loss for Federal Income Tax Purposes.....................   A-5
      (d)   Definitions; Accounting...........................................................   A-6
      (e)   Expenses and Limitations Thereof..................................................   A-7
      (f)   Limited Liability of Limited Partners.............................................   A-8
      (g)   Return of Limited Partner's Capital Contribution..................................   A-8
      (h)   Distributions.....................................................................   A-8
      (i)   Interest on Assets................................................................   A-8
  8.  Management and Trading Policies.........................................................   A-8
      (a)   Management of the Partnership.....................................................   A-8
      (b)   The General Partner...............................................................   A-8
      (c)   General Trading Policies..........................................................   A-9
      (d)   Changes to Trading Policies.......................................................  A-10
      (e)   Miscellaneous.....................................................................  A-10
  9.  Audits; Reports to Limited Partners.....................................................  A-12
 10.  Transfer; Redemption of Units; Exchange Privilege.......................................  A-13
      (a)   Transfer..........................................................................  A-13
      (b)   Redemption........................................................................  A-13
      (c)   Exchange Privilege................................................................  A-15
 11.  Special Power of Attorney...............................................................  A-16
 12.  Withdrawal of Partners..................................................................  A-16
 13.  No Personal Liability for Return of Capital.............................................  A-16
 14.  Standard of Liability; Indemnification..................................................  A-16
      (a)   Standard of Liability.............................................................  A-16
      (b)   Indemnification by the Partnership................................................  A-16
      (c)   Affiliate.........................................................................  A-17
      (d)   Indemnification by Partners.......................................................  A-17
 15.  Amendments; Meetings....................................................................  A-17
      (a)   Amendments with Consent of the General Partner....................................  A-17
      (b)   Meetings..........................................................................  A-18
      (c)   Amendments and Actions without Consent of the General Partner.....................  A-18
      (d)   Action Without Meeting............................................................  A-18
      (e)   Amendments to Certificate of Limited Partnership..................................  A-19
 16.  Index of Defined Terms..................................................................  A-19
 17.  Governing Law...........................................................................  A-20
 18.  Miscellaneous...........................................................................  A-20
      (a)   Priority among Limited Partners...................................................  A-20
      (b)   Notices...........................................................................  A-20
      (c)   Binding Effect....................................................................  A-20
      (d)   Captions..........................................................................  A-20
            Annex A--Request for Redemption: Dean Witter Managed Futures Funds................  A-21

                                                                       EXHIBIT A

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
FOR DEAN WITTER SPECTRUM STRATEGIC L.P., DEAN WITTER SPECTRUM TECHNICAL L.P., DEAN WITTER SPECTRUM GLOBAL BALANCED L.P. (FORMERLY DEAN WITTER SPECTRUM BALANCED L.P.) AND DEAN WITTER SPECTRUM SELECT L.P. (FORMERLY DEAN WITTER SELECT FUTURES FUND L.P.)

    [Bracketed language] NOT included in Dean Witter Spectrum Global Balanced
    L.P.
    ITALICIZED LANGUAGE included ONLY in Dean Witter Spectrum Global Balanced
    L.P.
    Underscored language NOT included in Dean Witter Spectrum Select L.P. BOLDFACED LANGUAGE included ONLY in Dean Witter Spectrum Select L.P.

    This Agreement of Limited Partnership, made as of May 27, 1994, as amended and restated as of May 31, 1998, by and between Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in
Section 16.

    THIS AGREEMENT OF LIMITED PARTNERSHIP, MADE AS OF MARCH 21, 1991, AS AMENDED AND RESTATED AS OF AUGUST 31, 1993, AS FURTHER AMENDED AND RESTATED AS OF OCTOBER 17, 1996, AND AS FURTHER AMENDED AND RESTATED AS OF MAY 31, 1998, BY AND AMONG DEMETER MANAGEMENT CORPORATION, A DELAWARE CORPORATION (THE "GENERAL PARTNER"), AND THE OTHER PARTIES WHO SHALL EXECUTE THIS AGREEMENT, WHETHER IN COUNTERPART, BY SEPARATE INSTRUMENT, OR OTHERWISE, AS LIMITED PARTNERS (COLLECTIVELY "LIMITED PARTNERS"; THE GENERAL PARTNER AND LIMITED PARTNERS MAY BE COLLECTIVELY REFERRED TO HEREIN AS "PARTNERS"). THE DEFINITIONS OF CAPITALIZED TERMS USED IN THIS AGREEMENT AND NOT DEFINED WHERE USED MAY BE FOUND BY REFERENCE TO THE INDEX OF DEFINED TERMS IN SECTION 16.

                                  WITNESSETH:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of future interests.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Dean Witter Spectrum GLOBAL BALANCED[Strategic][Technical][SELECT] L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

    The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "Futures Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; PROVIDED that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

    (a)__TERM.__The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.
    (A) TERM. THE TERM OF THE PARTNERSHIP SHALL COMMENCE UPON THE FILING OF THE CERTIFICATE OF LIMITED PARTNERSHIP IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF DELAWARE AND SHALL END UPON THE FIRST TO OCCUR OF THE FOLLOWING:
(I) DECEMBER 31, 2025; (II) WITHDRAWAL, INSOLVENCY, BANKRUPTCY, DISSOLUTION, LIQUIDATION, OR TERMINATION OF THE GENERAL PARTNER, UNLESS THE BUSINESS OF THE PARTNERSHIP SHALL BE CONTINUED BY ANY REMAINING OR SUCCESSOR GENERAL PARTNER(S) IN ACCORDANCE WITH THE PROVISIONS HEREOF; (III) RECEIPT BY THE GENERAL PARTNER OF A NOTICE SETTING FORTH AN ELECTION TO TERMINATE AND DISSOLVE THE PARTNERSHIP AT A SPECIFIED TIME BY LIMITED PARTNERS OWNING MORE THAN 50% OF THE OUTSTANDING UNITS (AS DEFINED IN SECTION 6), WHICH NOTICE SHALL BE SENT BY REGISTERED MAIL TO THE GENERAL PARTNER NOT LESS THAN 90 DAYS PRIOR TO THE EFFECTIVE DATE OF SUCH TERMINATION AND DISSOLUTION; (IV) A DECLINE IN THE NET ASSET VALUE (AS DEFINED IN SECTION 7(D)(2)) OF A UNIT AS OF THE CLOSE OF BUSINESS (AS DETERMINED BY THE GENERAL PARTNER) ON ANY DAY TO LESS THAN $2.50; (V) A DECLINE IN THE PARTNERSHIP'S NET ASSETS (AS DEFINED IN SECTION 7(D)(1)) AS OF THE CLOSE OF BUSINESS (AS DETERMINED BY THE GENERAL PARTNER) ON ANY DAY TO OR LESS THAN $250,000; (VI) A DETERMINATION BY THE GENERAL PARTNER THAT THE PARTNERSHIP'S NET ASSETS IN RELATION TO THE OPERATING EXPENSES OF THE PARTNERSHIP MAKE IT UNREASONABLE OR IMPRUDENT TO CONTINUE THE BUSINESS OF THE

PARTNERSHIP; (VII) THE OCCURRENCE OF ANY EVENT WHICH SHALL MAKE IT UNLAWFUL FOR THE EXISTENCE OF THE PARTNERSHIP TO BE CONTINUED; OR (VIII) A DETERMINATION BY THE GENERAL PARTNER TO TERMINATE THE PARTNERSHIP FOLLOWING A SPECIAL REDEMPTION DATE AS DESCRIBED IN SECTION 9.

    (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all such partnership's partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, PROVIDED, FURTHER, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest ("Unit(s) of General Partnership Interest"). The General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

    The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR") or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

    In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the

Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR or any other firm as Selling Agent and entering into a selling agreement with DWR or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

    The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

        (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, shall be determined.

        (2) The accrued monthly management fees shall then be charged against Net Assets.

        (3) The accrued monthly incentive fees, if any, shall then be charged against Net Assets.

        (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

        (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

        (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

        (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

           (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

              (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph
          (c)(1) above and subparagraph (c)(2)(cc) below.

              (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

              (iii) When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

           (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

           (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

           (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

        (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

    (d)  DEFINITIONS; ACCOUNTING.

        (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

        (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

    Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

    The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as at the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

    (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

    (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

    (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the

Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

    The Partnership shall not enter into any agreement with the General Partner, DWR, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of such

Agreements and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker, the General Partner or any Affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

        1. The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner. [The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets.] In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

        2. [The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.]

        3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

        4. The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. THE PARTNERSHIP MAY, WITH THE GENERAL PARTNER'S PRIOR APPROVAL, PURCHASE "CASH" STOCKS AND BONDS, OR OPTIONS ON STOCK OR BOND INDICES, ON A TEMPORARY BASIS UNDER UNUSUAL CIRCUMSTANCES IN WHICH IT IS NOT PRACTICABLE OR ECONOMICALLY FEASIBLE TO ESTABLISH THE PARTNERSHIP'S STOCK INDEX OR BOND PORTFOLIOS IN THE FUTURES MARKETS, AND MAY ACQUIRE "CASH" INSTRUMENTS IN ITS SHORT-TERM INTEREST RATE FUTURES COMPONENT.

        5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

        6. THE PARTNERSHIP WILL NOT PURCHASE, SELL, OR TRADE SECURITIES (EXCEPT SECURITIES APPROVED BY THE CFTC FOR INVESTMENT OF CUSTOMER FUNDS). THE PARTNERSHIP MAY, HOWEVER, TRADE IN FUTURES CONTRACTS ON SECURITIES AND SECURITIES INDEXES, OPTIONS ON SUCH FUTURES CONTRACTS, AND OTHER COMMODITY OPTIONS.

        6. 7.The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

        7.8. The Partnership will not permit "churning" of the Partnership's assets.

    (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

    Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

    (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignment of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that
(i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.

    Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Spectrum Series Partnerships" or individually as a "Spectrum Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

    (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Spectrum Series Partnership (such a transfer between Spectrum Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.

    A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

    At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, PROVIDED, that the General Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

    Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

    The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

    Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

    (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

    (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction;
(vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

    (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and PROVIDED FURTHER, that Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (d)  ACTION WITHOUT MEETING.  Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

DEFINED TERM                                                                                                      SECTION
----------------------------------------------------------------------------------------------------------------  -----------
1940 Act........................................................................................................  15(a)
Act.............................................................................................................  1
Advisers Act....................................................................................................  15(a)
Affiliate.......................................................................................................  14(c)
Agreement.......................................................................................................  Preamble
CEAct...........................................................................................................  8(e)
Certificate of Limited Partnership..............................................................................  1
CFTC............................................................................................................  3
Code............................................................................................................  7(c)(4)
Commodity Broker................................................................................................  6
Customer Agreement..............................................................................................  8(b)
Determination Date..............................................................................................  7(b)
DWR.............................................................................................................  6
Exchange Agreement and Power of Attorney........................................................................  10(c)
Exchange Date...................................................................................................  10(c)
Futures Interests...............................................................................................  3
General Partner.................................................................................................  Preamble
Limited Partners................................................................................................  Preamble
Management Agreement............................................................................................  8(b)
MSDW............................................................................................................  6
NASAA Guidelines................................................................................................  5
Net Asset Value.................................................................................................  7(d)(2)
Net Assets......................................................................................................  7(d)(1)
NFA.............................................................................................................  6
Non-Series Exchange.............................................................................................  10(b)
Partners........................................................................................................  Preamble
Partnership.....................................................................................................  1
Prospectus......................................................................................................  6
Pyramiding......................................................................................................  8(c)(5)
Redemption......................................................................................................  10(b)
Redemption Date.................................................................................................  10(b)
Request for Redemption..........................................................................................  10(b)
SEC.............................................................................................................  5
Selling Agent...................................................................................................  6
Series Exchange.................................................................................................  10(c)
Special Redemption Date.........................................................................................  9
Spectrum Series Partnership(s)..................................................................................  10(b)
Trading Advisor.................................................................................................  6
Trading Profits.................................................................................................  7(e)
Transaction Fees and Costs......................................................................................  7(e)
Unit(s) of General Partnership Interest.........................................................................  6
Unit(s).........................................................................................................  6

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

    (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

    (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:                  General Partner:

By:  Demeter Management                       Demeter Management Corporation
     Corporation, General
     Partner, as Authorized
     Agent and Attorney-in-Fact

By: ----------------------------------------  By: ---------------------------------------------------
         Mark J. Hawley, President                           Mark J. Hawley, President

                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT
MFAD USE ONLY:_______________                       CLOSING DATE:_______________

           REQUEST FOR REDEMPTION: DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, N.Y., 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

________________________, 19____
        [DATE]                        [PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER]

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

               COMPLETE ONLY ONE SECTION -- A, B OR C -- PER FORM

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.

[DWSB] Spectrum Global
Balanced                             Entire Interest            Units
[DWSS] Spectrum Strategic            Entire Interest            Units
[DWST] Spectrum Technical            Entire Interest            Units
[DWSF] Spectrum Select               Entire Interest            Units

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II    Entire Interest    Units            $       ,000
[CFCFC] Cornerstone Fund III   Entire Interest    Units            $       ,000
[CFCFD] Cornerstone Fund IV    Entire Interest    Units            $       ,000

                                   SECTION C

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

[CFF] Columbia Futures Fund          [MSTAF] Morgan Stanley Tangible Asset Fund    Entire Interest
[DFF] Diversified Futures Fund       [PGF] Multi-Market Portfolio
[DFF2] Diversified Futures Fund II   [PPF] Principal Plus Fund                             Units
[DFF3] Diversified Futures Fund III  [PSF] Portfolio Strategy Fund
[GPP] Global Perspective Portfolio   [WCF] World Currency Fund                     $        ,000
[IAF] International Access Fund

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW

--------------------------------------------------------------------------------

1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .....................................      ....................................

      (Name of Limited Partner)                (Dean Witter Account Number)

Address: .......................................................................

                                    (Street)

 ...............................................................................

            City            State (Province)           (Zip Code or Postal Code)

--------------------------------------------------------------------------------

2.A. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X ....................................      ....................................

               (Signature)                                  (Date)

X ....................................      ....................................

               (Signature)                                  (Date)

--------------------------------------------------------------------------------

2.B. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ..................................     By: X ..................................

        (Name of Entity)               (Authorized officer, partner, trustee, or
                                                custodian. If a corporation,
                                                  include certified copy of
                                                   authorized resolution.)

--------------------------------------------------------------------------------

3. BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Account Executive and Branch Manager, represent that the above signature(s) is/are true and correct.

X ....................................     X ...................................

       (Account Executive MUST sign)            (Branch Manager MUST sign)

 ........................................

  (Branch Telephone Number)        Please enter a SELL order upon receipt of a

                                           completed Request for Redemption.

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                          DEAN WITTER SPECTRUM SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS


    If you wish to purchase Units of one or more of the Spectrum Series Partnerships, please follow the instructions below. Instructions relating to "Subscribers" apply to all Subscribers. Instructions relating to "Cash Subscribers" apply only to Subscribers purchasing Units for cash. Instructions relating to "Exchange Subscribers" apply only to Subscribers who are (i) redeeming units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator or (ii) redeeming Units in a Spectrum Series Partnership pursuant to a Series Exchange.


                           SUBSCRIPTION INSTRUCTIONS


    ALL SUBSCRIBERS SHOULD CAREFULLY READ AND REVIEW THE DEAN WITTER SPECTRUM
SERIES PROSPECTUS DATED   -  , 1999 (THE "PROSPECTUS") AND THIS SUBSCRIPTION AND
EXCHANGE AGREEMENT AND POWER OF ATTORNEY ("AGREEMENT"). BY SIGNING THE AGREEMENT, THE SUBSCRIBER WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT SET FORTH IN THE AGREEMENT ON PAGES B-2-B-4, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THE AGREEMENT.



    CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING BLACK INK, AS FOLLOWS:



Item 1 for Cash Subscribers (PAGES      --Enter your Dean Witter Reynolds Inc. ("DWR") Account Number.
      B-7--B-8) AND EXCHANGE
      SUBSCRIBERS (PAGES B-9-B-10)

                                        --Enter your Social Security Number or Taxpayer ID Number. If you are
                                            subscribing on behalf of an entity (such as a trust, partnership or corporation), check the appropriate box to indicate the type of entity. If the Units are to be owned by joint tenants, either person's Social Security Number may be used.

                                        --If the Subscriber is subject to taxation in the United States, review the representation relating to backup withholding tax, and enter the taxable year of Subscriber, if other than calendar year, under
                                            "United States Taxable Investors Only" on page B-7 (for Cash
                                            Subscribers) or page B-9 (for Exchange Subscribers). If Subscriber is a non-United States person, review the representation relating to
                                            Subscriber's classification as a non-resident alien for United
                                            States federal income tax purposes under "Non-United States
                                            Investors Only" on page B-7 (for Cash Subscribers) or page B-9 (for
                                            Exchange Subscribers). SUBSCRIBERS MUST SIGN BELOW THE APPLICABLE
                                            TAX REPRESENTATION IN ITEM 1 ON PAGE B-7 OR B-9.

                                        --Enter the exact name in which the Units are to be held based on ownership type, and enter residency and other information.

                                        --Check box if the subscriber is a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or business within the U.S.

                                        --If there is a co-subscriber, trustee or custodian, complete applicable information.

Item 1 FOR CASH SUBSCRIBERS (PAGE B-7)  --Enter the dollar amount of the subscription for each Partnership whose
                                            Units you wish to purchase.

Item 1 FOR EXCHANGE SUBSCRIBERS (PAGE   --Enter the symbol(s) of the limited partnership(s) from which units are
      B-9)                                  to be redeemed; specify the quantity to be redeemed (entire interest or number of whole units).

Item 2 FOR CASH SUBSCRIBERS (PAGE B-8)  --Each Subscriber must execute the Agreement Signature Page on page B-8
      AND EXCHANGE SUBSCRIBERS (PAGE        (for Cash Subscribers) or page B-10 (for Exchange Subscriber).
      B-10)

Item 3 FOR CASH SUBSCRIBERS (PAGE B-8)  --Account Executive and Branch Manager must complete the required
      AND EXCHANGE SUBSCRIBERS (PAGE        information.
      B-10)



    This Agreement must be mailed to Dean Witter Reynolds Inc. at Two World Trade Center, 62nd Floor, New York, New York 10048-0026.

                          DEAN WITTER SPECTRUM SERIES

                             ---------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY


    Any person subscribing for Units of Limited Partnership Interest ("Units") in the Dean Witter Spectrum Series, consisting of four commodity pool limited partnerships, Dean Witter Spectrum Select L.P., Dean Witter Spectrum Technical L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P. (each, a "Partnership," and collectively, the "Partnerships"),
should carefully read and review the Partnerships' Prospectus dated   -  , 1999
(the "Prospectus"). Capitalized terms used below and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus.



    FOR CASH SUBSCRIBERS: By executing the Cash Subscription Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably subscribes for Units in one or more of the Partnerships at the price per Unit described in the Prospectus.



    FOR EXCHANGE SUBSCRIBERS: By executing the Exchange Subscription Signature Page of this Agreement, the undersigned Subscriber ("Subscriber") irrevocably redeems the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, hereby irrevocably subscribes for Units in one or more of the Partnerships at the price per Unit described in the Prospectus.


    NOTWITHSTANDING THE FOREGOING, SUBSCRIBER MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT AND ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO SUBSCRIBER'S DWR ACCOUNT EXECUTIVE. If this Agreement is accepted, Subscriber agrees to contribute Subscriber's subscription to each Partnership designated herein and to be bound by the terms of each such Partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTION OF THE SIGNATURE PAGE ATTACHED HERETO, SUBSCRIBER SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY HEREIN AND THEREIN).
--------------------------------------------------------------------------------

PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------


    FOR CASH SUBSCRIBERS: Payment of this subscription must be made by charging the Subscriber's Customer Account with DWR (the "Customer Account"). In the event that Subscriber does not have a Customer Account or does not have sufficient funds in Subscriber's existing Customer Account, Subscriber should make appropriate arrangements with Subscriber's DWR account executive, if any, and if none, should contact Subscriber's local DWR branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to Subscriber for proper placement with the DWR branch office where Subscriber's Customer Account is maintained. The undersigned Subscriber hereby authorizes and directs the General Partner and DWR to transfer the appropriate amount from the Customer Account to the Escrow Account.



    FOR EXCHANGE SUBSCRIBERS: Payment of this subscription must be made by applying the proceeds from the redemption of limited partnership units in one of the Partnerships or another commodity pool for which the General Partner serves as the general partner and commodity pool operator. Subscriber may only redeem units at such times as are specified in the applicable limited partnership agreement for such other commodity pool, and under certain circumstances described in that agreement, Subscriber may be subject to a redemption charge.

--------------------------------------------------------------------------------

REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    Subscriber (for myself/ourselves, and, if Subscriber is an entity, on behalf of and with respect to such entity and its shareholders, partners, or beneficiaries) hereby represents and warrants to the General Partner and each Partnership in which Subscriber is purchasing Units, as follows:

        (1) Subscriber has received a copy of the Prospectus, including each Limited Partnership Agreement.

        (2) Subscriber is of legal age to execute this Agreement and is legally competent to do so.

        (3) Subscriber has either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, if Subscriber is a resident and/or subject to regulation by one of the states which imposes more restrictive suitability requirements than the foregoing, or requires a higher minimum investment, as set forth below under the caption "State Suitability Requirements" (or in the special Supplement to the Prospectus for residents of the State in which Subscriber resides), Subscriber's net worth and/or income and investment satisfies the requirements of such state. (If Units are being purchased by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements.) Subscriber agrees to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states to confirm that Subscriber meets the applicable minimum financial suitability standards to invest in the Partnerships.

        (4) The address set forth on the Signature Page is Subscriber's true and correct residence and Subscriber has no present intention of becoming a resident of any other state or country. All the information that is provided on the Signature Page regarding Subscriber is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to Subscriber's admission as a Limited Partner, Subscriber will immediately furnish such revised or corrected information to the General Partner.


        (5) If Subscriber is an employee benefit plan, to the best of Subscriber's knowledge, neither the General Partner, DWR, any Additional Seller, any Trading Advisor, nor any of their respective affiliates either:
    (a) has investment discretion with respect to the investment of Subscriber's plan assets; (b) has authority or responsibility to or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation as well as investment income earned thereon free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and individual retirement accounts ("IRAs").



        (6) Unless representation (7) or (8) below is applicable, Subscriber's subscription is made with Subscriber's funds for Subscriber's own account and not as trustee, custodian or nominee for another.



        (7) If Subscriber is subscribing as custodian for a minor, either (a) the subscription is a gift Subscriber has made to such minor and is not made with such minor's funds, in which case the representations as to net worth and annual income herein apply only to such custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income herein apply only to such minor.



        (8) If Subscriber is subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of such plan or IRA, the representations herein apply only to the beneficiary of such plan or IRA.


        (9) If Subscriber is subscribing in a representative capacity, Subscriber has full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which the Subscriber is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) Subscriber either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if so required, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Subscriber agrees to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."


        ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS:



        (11) Subscriber is the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fractions thereof) which are the subject to this redemption request are not subject to any pledge or are otherwise encumbered in any fashion.



    By making the representations and warranties set forth above, Subscribers should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a Partnership, the General Partner, DWR, any Additional Seller, any Trading Advisor, CFI, or others in any subsequent litigation or other proceeding.

--------------------------------------------------------------------------------

STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------


    Except as indicated below, investors in the Partnerships must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000, and must make a minimum aggregate investment of $5,000 or $2,000 in the case of IRAs or, in the case of a Non-Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA);
(ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than

Morgan Stanley Tangible Asset Fund L.P. ("MSTAF"); (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from MSTAF; or (iv) the proceeds from the redemption of such subscriber's entire interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for Subscribers residing therein. Please read the following list to make sure that Subscriber meets the minimum suitability and/or investment requirements for the state in which Subscriber resides. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)


ALABAMA:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARIZONA:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARKANSAS:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
CALIFORNIA:       $100,000 NW and $50,000 AI.
INDIANA:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
IOWA:             (1) The minimum initial investment for IRAs is $3,000; and (2) the Subscriber has at least (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
KANSAS:           (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
KENTUCKY:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MAINE:            (1) The minimum investment for all Subscribers at each Closing (including
                  Individual Retirement Accounts and Subscribers making additional investments at subsequent Closings) is $5,000; and (2) the Subscriber has at least (a) $200,000
                  NW, or (b) $50,000 NW and $50,000 AI.
MASSACHUSETTS:    (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
MICHIGAN:         (a) $225,000 NW and investment may not exceed 10% of NW, or (b) $60,000 NW and
                  $60,000 AI and investment may not exceed 10% of NW.
MISSISSIPPI:      (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MISSOURI:         (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
NEBRASKA:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW HAMPSHIRE:    (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW MEXICO:       (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NORTH CAROLINA:   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
OHIO:             (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OKLAHOMA:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OREGON:           (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
PENNSYLVANIA:     (1) (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI; and (2) if Subscriber has
                  less than $1,000,000 NW, the investment may not exceed 10% of NW.
SOUTH DAKOTA:     (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
TENNESSEE:        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
TEXAS:            (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
VERMONT:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON:       (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

--------------------------------------------------------------------------------

SIGNIFICANT DISCLOSURES
--------------------------------------------------------------------------------

    Subscriber should read the Prospectus in its entirety before completing this Agreement and subscribing for Units, and should carefully consider the information contained therein as well as the following information (which is set forth in detail in the Prospectus) concerning an investment in the Partnerships:

        (1) The General Partner and DWR, the Partnerships' non-clearing Commodity Broker, are each wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., and conflicts of interest therefore exist. The principal business address of the General Partner is Two World Trade Center, 62nd Floor, New York, New York 10048.

        (2) DWR will receive substantial commodity brokerage fees from the Partnerships and may also realize the benefits of excess interest earned on the Partnerships' funds and compensating balance benefits from deposits of the Partnerships' funds, subject to certain limitations as described in the Prospectus. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of each Partnership of a Customer Agreement with DWR, and to the payment to DWR of such brokerage fees and benefits.

        (3) The performance information in the Prospectus should be read only in conjunction with the textual description and notes thereto, and such data should not be interpreted to mean that the Partnerships will have similar results or will realize any profits whatsoever. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of each Partnership of the Management Agreements with the Trading Advisors (as described in the Prospectus), and with such other Trading Advisors as the General Partner may retain from time to time.

        (4) Units cannot be transferred or assigned except as set forth in the Limited Partnership Agreement. Persons who have been Limited Partners for more than six months may redeem all or part of their Units, regardless of when such Units were purchased, at any month-end. Persons who have been Limited Partners for less than six months may first redeem Units effective as of the last day of the sixth month following the closing at which they first became a Limited Partner. Units redeemed on or prior to the last day of the twenty-fourth month after which such Units were purchased may be subject to a redemption charge. For further details, see "Redemptions" in the Prospectus.


        (5) All subscriptions are subject to acceptance or rejection by the General Partner in whole or in part for any reason and are irrevocable by Subscribers, subject to the limited revocation right described on page 2 of this Agreement.

        (6) A Limited Partner may be able to invest in any member partnerships of the Dean Witter Spectrum Series formed subsequent to the date hereof by exchanging Units as provided in the Limited Partnership Agreements. Any such investment will be subject to a Limited Partner's prior receipt of, and will be subject to all of the terms and conditions described in, a prospectus or supplement to the Prospectus offering an investment in any such newly organized partnership.

        (7) During the Continuing Offering, Units are being offered for sale at "Monthly Closings" to be held as of the last day of each month. The Net Asset Value of a Unit may increase or decrease substantially between the date of this subscription and the date of the Monthly Closing at which this subscription is accepted by the General Partner; consequently, the undersigned Subscriber may receive more or fewer Units than would be received if the Monthly Closing were held on the date of this subscription.
--------------------------------------------------------------------------------

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    The Subscriber hereby agrees that as of the date that Subscriber's name is entered on the books of a Partnership, Subscriber shall become a Limited Partner of such Partnership. Subscriber hereby agrees to each and every term of the Limited Partnership Agreement of such Partnership as if Subscriber's signature were subscribed thereto. Subscriber further agrees that DWR may receipt on Subscriber's behalf for the Units purchased by Subscriber hereunder upon the issuance of such Units by the Partnership (although no certificate evidencing Unit(s) will be issued to Subscriber).
--------------------------------------------------------------------------------

POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------


    Subscriber hereby irrevocably constitutes and appoints Demeter Management Corporation, the General Partner of each Partnership, as Subscriber's true and lawful Attorney-in-Fact, with full power of substitution, in Subscriber's name, place, and stead: (1) to do all things necessary to admit Subscriber as a Limited Partner of each Partnership requested below, and such other Partnership(s) of the Dean Witter Spectrum Series as Subscriber may request from time to time; (2) to admit others as additional or substituted Limited Partners to such Partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each Partnership in connection with any claim, demand, or liability asserted or threatened by or against any Partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on Subscriber's behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of each Partnership to do business as a foreign limited partnership in other jurisdictions. Subscriber agrees to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.


    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, incapacity, dissolution, liquidation, or termination of Subscriber.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION SUBSCRIBER MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.
--------------------------------------------------------------------------------

RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------


    The regulations of the Commodity Futures Trading Commission require that the undersigned Subscriber be given a copy of the Prospectus (which includes the most current annual report for Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to the undersigned if the Prospectus is dated more than nine months prior to the date that the undersigned first receives the Prospectus, and (b) the most current monthly account statement (report) for the Partnerships. The undersigned hereby acknowledges receipt of the Prospectus and the additional documentation referred to above, if any.

                                       -
                                      ---

                          DEAN WITTER SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                        CASH SUBSCRIPTION SIGNATURE PAGE

A

                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.


    PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.



    The Subscriber named below, by execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in the Dean Witter Spectrum Series (the "Partnerships"), hereby subscribes for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing.



    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE
PROSPECTUS OF THE PARTNERSHIPS DATED    -   , 1999, INCLUDING THE LIMITED
PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.



------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
------------------------------------------------------------------------------------------------------------
                                                 SPECTRUM FUND SYMBOL                 AMOUNT OF SUBSCRIPTION
/ // // //-// // // // // // /             DEAN WITTER SPECTRUM SELECT L.P.
                                  D W S F                                             $
DWR ACCOUNT NO.
                                           DEAN WITTER SPECTRUM TECHNICAL L.P.
                                  D W S T                                             $
                                           DEAN WITTER SPECTRUM STRATEGIC L.P.
                                  D W S S                                             $
                                           DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.
                                  D W S B                                             $


TAXABLE INVESTORS                                                                   NON-TAXABLE INVESTORS

/ // // /-/ // /-/ // // // /    OR       / // /-/ // // // // // // /  OR          / // // // // // // // // // // /
SOCIAL SECURITY NUMBER OF: (CHECK ONE)    TAXPAYER ID NUMBER FOR: (CHECK ONE)       SOC. SEC. #/TAXPAYER ID # FOR: (CHECK
                                                                                    ONE)

/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the DWR Branch Manager must
/ /  Joint Tenants with Rights of               Revocable Trust                           sign below for IRA accounts)
        Survivorship                      / /  Estate                               / /  Employee Benefit Plan (Participant-
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                          Directed)
/ /  Community Property                   / /  Partnership                          / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable Trust     / /  Corporation                          / /  Other (specify) ------------------

      ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

UNITED STATES TAXABLE INVESTORS ONLY:                                                 NON-UNITED STATES INVESTORS ONLY:
----------------------------------------------------------------------------          ----------------------------------------
      Check box if Subscriber is subject to backup withholding under the              Under penalties of perjury, by signature
/ /   provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.         OR    below, the Subscriber certifies that
                                                                                      such Subscriber is NOT
If Subscriber's taxable year is other than the calendar year, indicate the            (a) a citizen or resident of the United
date on which Subscriber's taxable year ends: ..............................              States; or
Under penalties of perjury, by signing below, I certify that the Social               (b) a United States corporation,
Security Number (or Taxpayer ID Number) above to be the true, correct and             partnership, estate or trust.
complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

X _______________________________                     __________________________

(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in
the case of IRAs])                             Date

If Subscriber is an Entity:        Type or Print Name of Entity: ...............

                       Name: .............. . .............. Date: .............

                       Title: ..................................................

Full Name of Account  ..........................................................

                               (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)

Subscriber is a resident of  ....................  and a citizen of  ....................
                               (name of country)                       (name of county)

Street Address  ................................................................

                     (MUST be residence address--P.O. Box alone not acceptable)

City ......... State ......... Zip Code ......... Tel. No. ( ........ ) ........

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (Subscriber must complete Form W-8, which may be obtained from a DWR Account Executive.)

                                      ----

                                       -

                                       -
                                      ----

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .................. Telephone Number ( ................. ) .................

                The person or entity above is a/an: (check one)

  / / Co-Subscriber    / / Trustee or Custodian  / / Authorized Person, if an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable) .................................

City  ...................................................  State  .................... Zip Code  ...................

Co-Subscriber, Trustee or Custodian is a resident of  ...  and a citizen of  .......................................

Minor (if not a gift) is a resident of  .................  and a citizen of  .......................................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X _____________________________________   _____________   X _____________________________________   _____________
  (Signature of Subscriber)                 Date               (Signature of Co-Subscriber)              Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ......................................................  X  ...................................  ...........
(Type or Print Name of Entity)                             (Signature)                            Date

Print Name ............................................  Title .............................................

--------------------------------------------------------------------------------


ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETE IN FULL AND IN
INK)

--------------------------------------------------------------------------------

THE UNDERSIGNED ACCOUNT EXECUTIVE HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable Monthly Closing.

THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

                         Account Executive's Signature

 ...............................................................................

                  Type or Print Full Name of Account Executive

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable.

X _____________________________________________________________________________,

  Branch Manager's Signature

 ...............................................................................

Type or Print Full Name of Branch Manager

                                      ----

                                       -

                                       -
                                      ---

                          DEAN WITTER SPECTRUM SERIES
                      EXCHANGE SUBSCRIPTION SIGNATURE PAGE

B
                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.


    PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.

    The Subscriber named below, by execution and delivery of this Signature Page, hereby redeems the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in the Dean Witter Spectrum Series (the "Partnerships"), hereby subscribes for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing. Redemption of units of any partnership for an exchange must be in whole units, unless Subscriber is redeeming its entire interest in such partnership.

    BY SUCH EXECUTION AND PAYMENT, THE SUBSCRIBER ACKNOWLEDGES RECEIPT OF THE
PROSPECTUS OF THE PARTNERSHIPS DATED    -, 1999, INCLUDING THE LIMITED
PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR HEREBY, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.


------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (SUBSCRIBER MUST SIGN BELOW TAX REPRESENTATION)
------------------------------------------------------------------------------------------------------------

DWR ACCOUNT NO. / // // //-// // // // // // /
                                SPECIFY QUANTITY OF UNITS TO BE REDEEMED
SYMBOL(S) FOR FUND(S) FROM      (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE        SPECTRUM SERIES
WHICH UNITS TO BE REDEEMED      UNITS)                                                       FUND SYMBOL
/ // // // // /                 / /   Entire Interest    OR              Whole Units   TO    / // // // /
/ // // // // /                 / /   Entire Interest    OR              Whole Units   TO    / // // // /
/ // // // // /                 / /   Entire Interest    OR              Whole Units   TO    / // // // /
/ // // // // /                 / /   Entire Interest    OR              Whole Units   TO    / // // // /
The Subscriber hereby authorizes Demeter Management Corporation to redeem the above quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds thereof to purchase Units in the applicable
Spectrum Series Partnership as indicated. Redemptions for an exchange may only be made in whole units of limited partnership interest, with a minimum redemption of the lesser of (i) 5 units (2 units in the case of an IRA) from any partnership other than the Spectrum Series Partnerships and Morgan Stanley Tangible Asset
Fund L.P. ("MSTAF"); (ii) 50 Units from any Spectrum Series Partnership; (iii) 500 units (200 units in the case of an IRA) from MSTAF; or (iv) the Subscriber's entire interest in any partnership.

TAXABLE INVESTORS                                                                   NON-TAXABLE INVESTORS

/ // // /-/ // /-/ // // // /    OR       / // /-/ // // // // // // /   OR         / // // // // // // // // // // /
Social Security Number of: (check one)    Taxpayer ID Number for: (check one)       Soc. Sec. #/Taxpayer ID # for: (check
                                                                                    one)
/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the DWR Branch Manager must
/ /  Joint Tenants with Rights of                Revocable Trust                    sign
        Survivorship                      / /  Estate                                      below for IRA accounts)
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                    / /  Employee Benefit Plan (Participant-
/ /  Community Property                   / /  Partnership                                 Directed)
/ /  Grantor or other Revocable Trust     / /  Corporation                          / /  Defined Benefit Plan (Other)
                                                                                    / /  Other (specify)
                            ALL SUBSCRIBERS (OR BRANCH MANAGERS IN THE CASE OF AN IRA) MUST SIGN

UNITED STATES TAXABLE INVESTORS ONLY:                                                 NON-UNITED STATES INVESTORS ONLY:
----------------------------------------------------------------------------          ---------------------------------------------
      Check box if Subscriber is subject to backup withholding under the        OR    Under penalties of perjury, by signature
/ /   provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.               below, the Subscriber certifies that such
                                                                                      Subscriber is NOT
If Subscriber's taxable year is other than the calendar year, indicate the
date                                                                                  (a) a citizen or resident of the United
    on which Subscriber's taxable year ends: ...............................              States; or
Under penalties of perjury, by signing below, I certify that the Social               (b) a United States corporation, partnership,
Security Number (or Taxpayer ID Number) above to be the true, correct and                 estate or trust.
complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

X _______________________________                     __________________________
(Signature of Subscriber or Officer,                              Date
Partner or Trustee [or Branch Manager in the case of IRAs])

If Subscriber is an Entity:        Type or Print Name of Entity: ...............

                       Name: ...................... Date: ......................

                       Title: ..................................................

                                      ----

                                       -

                                       -
                                      ----

Full Name of Account  ..........................................................

               (Subscriber's Name or Name of Trust or Custodial Account--do not
                                            use initials)

Subscriber is a resident of ................. and a citizen of .................

                           (name of country)                    (name of county)

Street Address (P.O. Box alone not acceptable)  ................................

City ......... State ......... Zip Code ........ Tel. No. ( ........ )  ........

/ / Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (Subscriber must complete Form W-8, which may be obtained from a DWR Account Executive.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .... . ... . ... . ... . ... . ... Telephone Number ( ... ) ... . ... . ...

                The person or entity above is a/an: (check one)

  / / Co-Subscriber    / / Trustee or Custodian  / / Authorized Person, if an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable) .................................

City  ................................  State  .......... Zip Code  ..........

Co-Subscriber, Trustee or Custodian is  and a citizen of  ....................
a resident of  .......................

Minor (if not a gift) is a resident of  and a citizen of  ....................
 .....................................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- SUBSCRIBER(S) MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X _______________________________________    ______________    X _______________________________________    ______________
  (Signature of Subscriber)                          Date              (Signature of Co-Subscriber)                      Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf, and that investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 .............................................................  X  .......................................  ............
(Type or Print Name of Entity)                                  (Signature)                                     Date

Print Name  ..................................................  Title  .................................................

--------------------------------------------------------------------------------

ITEM 3 -- BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED ACCOUNT EXECUTIVE HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber has received the Prospectus at least five business days prior to the applicable Monthly Closing.

THE ACCOUNT EXECUTIVE MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

                         Account Executive's Signature

 ...............................................................................

                  Type or Print Full Name of Account Executive

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are the true and correct.

(2) the above client(s) is/are suitable.

X ______________________________________________________________________________

  Branch Manager's Signature

 ...............................................................................

Type or Print Full Name of Branch Manager


                                      B-9

                                      ----

                                       -

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.



UNTIL 40 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                                                                                                                  $
                                                                                                              ----------
SEC registration fee........................................................................................      32,693
NASD filing fee.............................................................................................      12,260
Printing and engraving......................................................................................     116,667*
Legal fees and expenses excluding Blue Sky legal fees.......................................................      66,667*
Accounting fees and expenses................................................................................      26,667*
Annual Escrow Agent fees....................................................................................       1,000*
Blue Sky fees and expenses including Blue Sky legal fees....................................................      13,333*
Miscellaneous...............................................................................................      64,046*
                                                                                                              ----------
    Total...................................................................................................     333,333
                                                                                                              ----------
                                                                                                              ----------


---------


* Represents an estimate of the Registrant's portion of the fees and expenses that are common to this Registration Statement, Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 for Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P. (Registration Statement No. 333-3222), and the Registration Statement on Form S-1 for Dean Witter Spectrum Technical L.P., which are being filed concurrently with this Registration Statement.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14 of the Amended and Restated Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 11 of the Amended and Restated Selling Agreement provides for indemnification of the General Partner and its affiliates and its successors and assigns by Dean Witter Reynolds Inc. ("DWR") for any loss, claim, damage, liability, cost and expense incurred for a breach by DWR of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding DWR in the Registration Statement or Prospectus. Such Section also provides for the indemnification by the Partnership of DWR, the General Partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a Partnership that is determined by DWR or the General Partner, as applicable, in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of the DWR Customer Agreement provides for indemnification of DWR and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which DWR has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence. Section 8 of each Management Agreement provides for indemnification of the General Partner and its affiliates by the Trading Advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the Trading Advisor involving the Partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

    (a) Exhibits


    EXHIBIT
    NUMBER                                               DESCRIPTION OF DOCUMENT
---------------  -------------------------------------------------------------------------------------------------------
   1.01*         Form of Amended and Restated Selling Agreement among the Registrant, Dean Witter Spectrum Strategic
                   L.P., Dean Witter Spectrum Global Balanced L.P., Dean Witter Spectrum Technical L.P., Demeter
                   Management Corporation, and Dean Witter Reynolds Inc.
   1.02*         Form of Additional Seller Agreement between Dean Witter Reynolds Inc. and additional selling agents.
   3.01          Form of Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).
   3.02*         Certificate of Limited Partnership of the Registrant.
   3.03*         Form of Certificate of Amendment of Certificate of Limited Partnership of the Registrant (changing its name to Dean Witter Spectrum Select L.P.).
   5.01*         Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
   5.02          Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
   8.01*         Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters
                   (including consent).
   8.02          Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters
                   (including consent).
  10.01*         Form of Amended and Restated Customer Agreement between the Registrant and Dean Witter Reynolds Inc.
  10.01(a)*      Form of Customer Agreement among the Registrant, Carr Futures, Inc. and Dean Witter Reynolds Inc.
  10.01(b)*      Form of International Foreign Exchange Master Agreement between the Registrant and Carr Futures, Inc.
  10.02*         Form of Amended and Restated Management Agreement among the General Partner, the Registrant, and each
                   Trading Advisor.
  10.03          Subscription and Exchange Agreement and Power of Attorney to be executed by each purchaser of Units
                   (included as Exhibit B to the Prospectus).
  10.04*         Escrow Agreement among Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Global Balanced L.P.,
                   Dean Witter Spectrum Technical L.P., the General Partner, Dean Witter Reynolds Inc., and Chemical
                   Bank, the escrow agent.
  10.04(a)*      Amendment to the Escrow Agreement among the Registrant, Dean Witter Reynolds Inc. and The Chase
                   Manhattan Bank (formerly Chemical Bank), the escrow agent.
  23.01          Consent of Independent Auditors for the General Partner and the Registrant.


---------


* Previously filed with Registration Statement 333-47829 and incorporated herein by reference.

    (b) Financial Statements.

       Included in the Prospectus:


           Dean Witter Spectrum Select L.P.


              Independent Auditors' Reports

              Statements of Financial Condition

              Statements of Operations

              Statements of Changes in Partners' Capital

              Statements of Cash Flows

              Notes to Financial Statements

           Demeter Management Corporation

              Independent Auditors' Report

              Statements of Financial Condition

              Notes to Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 11th day of December, 1998.


                                       DEAN WITTER SPECTRUM SELECT L.P.

                                               By:        DEMETER MANAGEMENT CORPORATION
                                                          General Partner

                                               By:                     /s/ MARK J. HAWLEY
                                                          --------------------------------------------
                                                                    Mark J. Hawley, PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                        SIGNATURE                                          TITLE                             DATE
----------------------------------------------------------  ------------------------------------  --------------------------

                                                            General Partner
DEMETER MANAGEMENT CORPORATION

By:                      /s/ MARK J. HAWLEY                                                           December 11, 1998
                -------------------------------------       President and Director of the
                           Mark J. Hawley                     General Partner

                      /s/ RICHARD M. DEMARTINI              Chairman of the Board and Director
                -------------------------------------         of the General
                        Richard M. DeMartini                  Partner
                                                                                                      December 11, 1998

                -------------------------------------       Director of the General Partner
                           Lawrence Volpe

                      /s/ JOSEPH G. SINISCALCHI
                -------------------------------------       Director of the General Partner
                        Joseph G. Siniscalchi
                                                                                                      December 11, 1998

                -------------------------------------       Director of the General Partner
                       Edward C. Oelsner, III

                        /s/ ROBERT E. MURRAY
                -------------------------------------       Director of the General Partner
                          Robert E. Murray
                                                                                                      December 11, 1998

                      /s/ LEWIS A. RAIBLEY, III             Vice President and Chief
                -------------------------------------         Financial and Principal
                        Lewis A. Raibley, III                 Accounting Officer of the
                                                              General Partner
                                                                                                      December 11, 1998